UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Shareholder:
We have enclosed with this letter the proxy statement for our 2020 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).
This year’s Annual Meeting will be held on Thursday, November 19, 2020, at 10:00 am Central Time. At this time, we plan to conduct the meeting in person at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087. However, in light of the continuing coronavirus (COVID-19) pandemic, we are mindful first and foremost of the health and safety of our shareholders and our employees, as well as the integrity and ongoing operation of our facilities. As a result, we will be conducting this year’s Annual Meeting quite differently from those in years past. In compliance with limitations on public gatherings mandated by state and local authorities and other preventive measures recommended by public health experts, we will take all appropriate measures to conduct the Annual Meeting as safely as possible. We recognize that certain shareholders have made it a tradition to attend our Annual Meeting, sometimes traveling great distances and incurring expense to do so. We want to ensure that such shareholders fully understand that because of the pandemic, the Annual Meeting this year will be very different from years past and urge them to fully consider this before attending in person.
Measures that we intend to follow at this year’s Annual Meeting are expected to include:
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conducting health screenings for persons seeking entry to the meeting;

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enforcing optimal social distancing guidelines for all attendees, which may include seating people in other rooms with video and audio streams;

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requiring all attendees to wear appropriate facial coverings while in our facilities;

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refraining from any facility tours;

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providing no food or beverage service;

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providing no shareholder gifts or materials other than ballots and rules of procedure; and

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streamlining the meeting itself to ensure that it is conducted as safely as possible.

As the pandemic and the public health response to it continue to evolve, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the Securities and Exchange Commission (the “SEC”), announcing any changes to the Annual Meeting, and we will also announce any changes at the website, www.CrackerBarrelShareholders.com. We encourage you to check this website prior to the Annual Meeting if you are considering attending. Most of all, we urge all of our shareholders to consider carefully the risks inherent in travel and in attending public gatherings such as the Annual Meeting in the midst of the pandemic before making any decision to attend in person, and we look forward to the opportunity to extend to each of you our customary hospitality in less troubled years to come.
At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) to elect ten directors; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; (3) to approve the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan; and (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2021 fiscal year.

Your vote will be especially important at the Annual Meeting. As you may be aware, certain entities affiliated with Sardar Biglari (collectively, “Biglari”) have again proposed an alternative director nominee for election at the Annual Meeting. After careful consideration, our Board of Directors does NOT endorse the election of Biglari’s nominee, as more fully outlined in the accompanying proxy statement.
We strongly urge you (1) to read the accompanying proxy statement carefully and vote FOR the nominees proposed by the Board of Directors and in accordance with the Board of Director’s recommendations on the other proposals by using the enclosed WHITE proxy card and (2) not to return any proxy card sent to you by Biglari. If you vote using a COLOR proxy card sent to you by Biglari, you can subsequently revoke it by following the instructions on the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
It is important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will read the enclosed Proxy Statement and we urge you to promptly vote by completing, signing and dating the WHITE proxy card and mailing it in the enclosed, postage pre-paid envelope. You may also vote by telephone or the Internet by following the instructions on the WHITE proxy card. Please note that if you hold your shares as a beneficial owner through a bank or broker and you do not indicate on your proxy card your preferences with respect to any given proposal, your bank or broker will not be permitted to vote on your behalf on such proposal.
Sincerely,
Sandra B. Cochran
President and Chief Executive Officer
October 1, 2020

305 Hartmann Drive
Lebanon, Tennessee 37087
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE OF MEETING:	November 19, 2020*
TIME OF MEETING:	10:00a.m. Central Time*
PLACE OF MEETING:	305 Hartmann Drive, Lebanon, Tennessee 37087*
ITEMS OF BUSINESS:	(1) to elect ten directors;
(2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3) to approve the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan;
(4) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2021 fiscal year; and
(5) to conduct other business properly brought before the meeting.
WHO MAY VOTE/ RECORD DATE:	You may vote if you were a shareholder at the close of business on September 18, 2020.
DATE OF MAILING	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about October 1, 2020.
*IMPORTANT NOTICE REGARDING COVID-19 AND PROCEDURES FOR THE ANNUAL MEETING:
At this time, the Company plans to conduct the meeting in person. However, in light of the continuing coronavirus (COVID-19) pandemic, the Annual Meeting will be conducted in strict compliance with limitations on public gatherings mandated by state and local authorities and other preventive measures recommended by public health experts. We recognize that certain shareholders have made it a tradition to attend our Annual Meeting, sometimes traveling great distances and incurring expense to do so. We want to ensure that such shareholders fully understand that because of the pandemic, the Annual Meeting this year will be very different from years past and urge them to fully consider this before attending in person.
Measures that we intend to follow at this year’s Annual Meeting are expected to include:
• conducting health screenings for persons seeking entry to the meeting;
• enforcing optimal social distancing guidelines for all attendees, which may include seating people in other rooms with video and audio streams;
• requiring all attendees to wear appropriate facial coverings while in our facilities;
• refraining from any facility tours; providing no food or beverage service;
• providing no shareholder gifts or materials other than ballots and rules of procedure; and
• streamlining the meeting itself to ensure that it is conducted as safely as possible.

As the pandemic continues to evolve, the Company may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). The Company will issue a press release and make a public filing with the SEC, announcing any changes to the Annual Meeting, and we will also announce any changes at the website, www.CrackerBarrelShareholders.com. Shareholders are encouraged to check this website prior to making any decision to attend the Annual Meeting.

   The Company urges all shareholders to consider carefully the risks inherent in travel and in attending public gatherings such as the Annual Meeting in the midst of the COVID-19 pandemic before making any decision to attend in person.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please take a few minutes now to vote by telephone or by Internet by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.
Please note that certain entities affiliated with Sardar Biglari (collectively, “Biglari”) have again nominated an alternative director candidate. Our Board of Directors DOES NOT endorse the election of Biglari’s nominee. You may receive proxy solicitation materials from Biglari, including its proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari may otherwise make.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY BIGLARI.
If you have previously signed a proxy card sent by Biglari, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by Biglari.
By Order of our Board of Directors,

Richard M. Wolfson
Secretary
Lebanon, Tennessee
October 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD ON NOVEMBER 19, 2020:
This Proxy Statement, the form of WHITE proxy card and the
Annual Report on Form 10-K for the year ended July 31, 2020 are available free of charge at: www.CrackerBarrelShareholders.com

CRACKER BARREL OLD COUNTRY STORE, INC.
305 Hartmann Drive
Lebanon, Tennessee 37087
Telephone: (615) 444-5533
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

i

GENERAL INFORMATION
What is this document?
This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of Shareholders to be held on Thursday, November 19, 2020 (the “Annual Meeting”). A form of WHITE proxy card also is being furnished with this document.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.” Unless clearly indicated otherwise, all references to a particular year or quarter in this proxy statement refer to our fiscal year or quarter.
Why am I receiving a proxy statement?
You are receiving this document because you were one of our shareholders at the close of business on September 18, 2020, the record date for our Annual Meeting. We are sending this proxy statement and the form of WHITE proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting. This is especially the case this year in light of the ongoing COVID-19 pandemic and its attendant restrictions on travel and public gatherings. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.
What does it mean if I receive more than one proxy statement or WHITE proxy card?
If you receive multiple proxy statements or WHITE proxy cards, this may mean that you have more than one account with brokers or our transfer agent. Please vote ALL of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”). You can contact AST by calling (800) 485-1883.
Since Biglari has again nominated an alternative director candidate and commenced a proxy contest, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS then you should only submit WHITE proxy cards.
What information is available on the Internet?
This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, www.sec.gov. Our proxy statement and annual report to shareholders are available at the website, www.CrackerBarrelShareholders.com.
Are you “householding” for shareholders sharing the same address?
Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual WHITE proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, AST, toll free at (800) 485-1883, or our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.
Is there any other information that I should be receiving?
Yes. Enclosed herewith is a copy of our 2020 annual report to shareholders (which includes our Annual Report on Form 10-K), which contains financial and other information about the Company and our most recently completed fiscal year, which ended July 31, 2020. References in this document to a year (e.g., “2020”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Friday closest to July 31 of that year.
Who pays for the Company’s solicitation of proxies?
We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies, but Okapi Partners LLC (“Okapi”), our proxy solicitor, will be paid a fee, estimated to be approximately $250,000, for rendering solicitation services.
Okapi expects that approximately 50 of its employees will assist in the solicitation. Okapi will solicit proxies by personal interview, mail, telephone, facsimile or email. Okapi will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock.
Our aggregate expenses, including those of Okapi, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the proxy contest initiated by Biglari, and excluding salaries and wages of our regular employees, are expected to be approximately $5.0 million, of which the Company estimates it has incurred approximately $850,000 to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.
An independent inspector of election will receive and tabulate the proxies and certify the results.
Who may attend the Annual Meeting?
The Annual Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in “street name” by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Cracker Barrel shares, it is possible that you will not be admitted to the meeting.
In light of the ongoing COVID-19 pandemic, the Annual Meeting will be conducted in strict compliance with limitations on public gatherings mandated by state and local authorities and other preventive measures recommended by public health experts. These measures are expected to include conducting health screenings for persons seeking entry to the meeting, enforcing optimal social distancing guidelines for all attendees including seating attendees in separate rooms with audio and video streams, requiring all attendees to wear appropriate facial coverings while in our facilities, refraining from any facility tours or food and beverage service, and streamlining the meeting itself to ensure that it is conducted as safely as possible. We must reserve the right to deny admission to the meeting for persons exhibiting symptoms or behavior that could place our shareholders, employees or facilities at risk. We strongly urge shareholders to submit a proxy to vote your shares in advance of the Annual Meeting by submitting a WHITE proxy card, or by voting over the telephone or on the Internet. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs, and protect the health and safety of our employees, advisors and other shareholders. Information on how to submit a proxy to vote your shares in advance of the Annual Meeting is discussed below.
May shareholders ask questions at the Annual Meeting?
Due to public health concerns related to the COVID-19 pandemic, we intend to streamline the meeting as much as possible and we do not anticipate that shareholders will be able to submit or present questions to our management at the Annual Meeting as in normal years. However, we always welcome shareholder feedback through other channels. To ask a question of the Company’s management team, shareholders are encouraged to contact our Manager of Investor Relations, Adam Hanan, by email at adam.hanan@crackerbarrel.com. For information on communicating directly with our Board of Directors (the “Board of Directors” or “Board”), see “Communications with the Board” on page 64 of this proxy statement.
What if I have a disability?
If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee, 37087, Attention: Corporate Secretary, at least two weeks before the meeting.
What is Cracker Barrel Old Country Store, Inc. and where is it located?
We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept throughout the United States. We also own and operate the Maple Street Biscuit Company restaurant concept in a number of locations in the southeastern United States. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.
Where is Cracker Barrel Old Country Store, Inc. common stock traded?
Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”
Who will count the votes cast at the Annual Meeting?
The Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Annual Meeting.
How can I find the voting results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results when the original Current Report on Form 8-K is filed.

VOTING MATTERS
What am I voting on?
You will be voting on the following matters:
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to elect ten directors;

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to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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to approve the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan; and

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to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2020 fiscal year.

Has the Company been notified that a shareholder intends to propose an alternative director nominee at the Annual Meeting?
Yes. Biglari has again notified the Company of its proposal of an alternative director nominee, Raymond Barbrick. Our Board of Directors unanimously recommends a vote FOR each of the Board’s nominees for director on the enclosed WHITE proxy card. The Biglari nominee, Mr. Barbrick, has NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari or its representatives may otherwise make.
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on September 18, 2020. As of September 18, 2020, there were 23,697,396 shares of our common stock outstanding.
How many votes must be present to hold the Annual Meeting?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding common shares as of September 18, 2020 must be present at the Annual Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the Annual Meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
May I vote my shares in person at the Annual Meeting?
Yes. You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the Annual Meeting in person, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by returning your WHITE proxy card or by using the telephone or Internet. It is possible the time, date, location or logistics of the meeting may be changed, including by holding a virtual meeting. In that case, we will issue a press release and make a public filing with the SEC, announcing any changes to the meeting, and we will also announce any changes at the website, www.CrackerBarrelShareholders.com. We encourage you to check this website prior to the meeting if you plan to attend.
In light of the ongoing COVID-19 pandemic, the Annual Meeting will be conducted in strict compliance with limitations on public gatherings mandated by state and local authorities and other preventive measures recommended by public health experts. These measures are expected to include conducting health screenings for persons seeking entry to the meeting, enforcing optimal social distancing guidelines for all attendees, including possibly seating attendees in separate rooms with video and audio streams, requiring all attendees to wear appropriate facial coverings while in our facilities, refraining from any facility tours or food and beverage service, and streamlining the meeting itself to ensure that it is conducted as safely as possible. We must reserve the right to deny admission to the meeting for persons exhibiting symptoms or behavior that could place our shareholders, employees or facilities at risk.
For these reasons, we strongly urge shareholders to submit a proxy to vote your shares in advance of the Annual Meeting by submitting a WHITE proxy card, or by voting over the telephone or on the Internet. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs, and protect the health and safety of our employees, advisors and other shareholders. Information on how to submit a proxy to vote your shares in advance of the Annual Meeting is discussed below.
How do I vote before the Annual Meeting?
Follow the instructions on your WHITE proxy card or contact our proxy solicitor, Okapi Partners, at (877) 629-6357.
How do I vote if my broker holds my shares in “street name”?
If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.
What is a “broker non-vote”?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least 10 days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below. Because Biglari has initiated a proxy contest, it is likely that there will be no routine matters at the Annual Meeting.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal, except in the limited circumstances outlined above.
Will my shares held in street name be voted if I do not provide my proxy?
On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. Because Biglari has initiated a proxy contest, it is likely that none of the proposals at the Annual Meeting is considered a routine matter, and, therefore, your shares will not be voted on any matter unless you instruct your brokerage firm to vote in a timely manner.
How will my proxy be voted?
The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on the WHITE proxy card.
What if I return my signed WHITE proxy card or complete Internet or telephone procedures but do not specify my vote?
If you sign and return your WHITE proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

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FOR the election of each of the ten director nominees named in this proxy statement;

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FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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FOR the approval of the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan; and

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FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2021 fiscal year.

Can I change my mind and revoke my proxy?
Yes. To revoke a proxy given pursuant to this solicitation, you must:
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sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

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provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

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re-vote by following the instructions on the enclosed WHITE proxy card;

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re-vote by using the Internet and visiting the following website: www.CrackerBarrelShareholders.com; or

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attend the Annual Meeting and vote in person — note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

If you have previously signed a COLOR proxy card sent to you by Biglari, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a Biglari proxy card will revoke votes you have previously made via the Company’s WHITE proxy card.
What vote is required to approve each proposal?
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Proposal 1: Election of ten directors.

As a result of Biglari’s intention to nominate Raymond Barbrick as an alternative director nominee, and assuming this nominee has not been withdrawn on or prior to the tenth day before we mail the Notice of Meeting in this proxy statement to our shareholders, there will be more than ten nominees. This means that the ten candidates receiving the highest number of “FOR” votes will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.
THE ONLY WAY TO SUPPORT ALL TEN OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A COLOR PROXY CARD FROM BIGLARI, EVEN IF YOU VOTE “AGAINST” OR WITHHOLD ON BIGLARI’S DIRECTOR NOMINEE. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.
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Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

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Proposal 3: Approval of the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan.

Under Tennessee law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Broker non-votes likewise will not be treated as cast. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.
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Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2021 fiscal year.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. Because Biglari has initiated a proxy contest, broker non-votes likewise will not be treated as cast on this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.
How do you recommend that I vote on these items?
The Board of Directors recommends that you vote:
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FOR the election of each of the ten director nominees named in this proxy statement;

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FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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FOR the approval of the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan; and

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FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2020 fiscal year.

What should I do if I receive a proxy card from Biglari?
Biglari has given notice of its intent to nominate an alternative director nominee, Raymond Barbrick, for election at the Annual Meeting. We expect that you will receive proxy solicitation materials from Biglari, including an opposition proxy statement and COLOR proxy card. Our Board of Directors unanimously recommends that you disregard any COLOR proxy card or other materials from Biglari. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari may otherwise make. If you have already voted using the COLOR proxy card, you have every right to change your vote by executing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against Biglari’s nominee using the COLOR proxy card, your vote will not be counted as a vote for all ten of the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the WHITE proxy card.

If you have any questions or need assistance voting, please contact, our proxy solicitor:
1212 Avenue of the Americas
New York, New York 10036
Banks and Brokers Call Collect: (212) 297-0720
All Others Call Toll Free: (877) 629-6357
Email: info@okapipartners.com
May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?
We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.
The Chairman has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in a safe, orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES
Directors
The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 54 of this proxy statement. All of the current members of our Board of Directors, other than Mr. Dobkin, are nominees for re-election to the Board. Mr. Dobkin intends to retire as a director effective prior to the Annual Meeting and will not stand for re-election.
Board Meetings
Our Board of Directors met 11 times during 2020. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2020 and all meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2020.
Board Committees
Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, Nominating and Corporate Governance and Public Responsibility committees are independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility committees, as well as our Corporate Governance Guidelines, are posted on our website: www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below:
Name of Committee and Members	Functions of the Committee	Number of Meetings in 2020
AUDIT: Carl T. Berquist, Chair* Richard J. Dobkin** Norman E. Johnson Andrea M. Weiss * Mr. Berquist was appointed the chair of this committee effective February 26, 2020 ** Mr. Dobkin is not standing for re-election.
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Acts as liaison between our Board of Directors and independent auditors

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Reviews and approves the appointment, performance, independence and compensation of independent auditors

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Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

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Is responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

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Reviews internal accounting controls and systems, including internal audit plan

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Reviews results of the internal audit plan, the annual audit and related financial reports

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Reviews quarterly earnings press releases and related financial reports

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Reviews our significant accounting policies and any changes to those policies

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Name of Committee and Members	Functions of the Committee	Number of Meetings in 2020

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Reviews policies and practices with respect to risk assessment and risk management, including assisting the Board of Directors in fulfilling its oversight responsibility in respect of the Company’s overall enterprise risk management program

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Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

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Reviews the appointment, performance and termination or replacement of the senior internal audit executive

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Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Coleman H. Peterson, Chair Thomas H. Barr Meg Crofton William W. McCarten
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Reviews management performance, particularly with respect to annual financial goals

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Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers, excluding the Chief Executive Officer for whom the committee makes a recommendation to the Board of Directors for its approval

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Monitors compliance of directors and officers with our stock ownership guidelines

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Evaluates the risk(s) associated with our compensation programs

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Selects and engages independent compensation consultants and other committee advisors

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Leads the Company’s succession planning efforts with respect to the Chief Executive Officer position and reports to our Board of Directors on that issue

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NOMINATING AND CORPORATE GOVERNANCE: Norman E. Johnson, Chair Richard J. Dobkin* William W. McCarten Coleman H. Peterson * Mr. Dobkin is not standing for re-election.
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Identifies and recruits qualified candidates to fill positions on our Board of Directors

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Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

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Reviews corporate governance policies and makes recommendations to our Board of Directors

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Reviews and recommends the composition of the committees of our Board of Directors

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Oversees annual performance review of our Board of Directors and the committees thereof

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Oversees, on behalf of our Board of Directors, director succession planning and reports to our Board of Directors on that issue

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Name of Committee and Members	Functions of the Committee	Number of Meetings in 2020
PUBLIC RESPONSIBILITY: Andrea M. Weiss, Chair Thomas H. Barr Carl T. Berquist* Meg Crofton* * Ms. Crofton and Mr. Berquist joined this Committee as of September 26, 2019 and November 21, 2019, respectively.
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Assists the Board of Directors in fulfilling its oversight responsibility for those portions of the Company’s overall enterprise risk management program relating to potential threats to the Company’s brand

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Analyzes public policy trends and makes recommendations to the Board of Directors regarding how the Company can anticipate and adjust to these trends

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Assist the Board in identifying, evaluating and monitoring social, political, legislative and environmental trends, issues and concerns

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Annually reviews the policies, procedures and expenditures for the Company’s political activities, including political contributions and direct and indirect lobbying

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Assist the Board in overseeing the Company’s environmental and other sustainability policies and programs and their impact on the Company’s business strategy

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Reviews the Company’s progress in its diversity and inclusion initiatives and compliance with the Company’s responsibilities as an equal opportunity employer

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Reviews the Company’s human and workplace rights policies

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Reviews and recommends procedures concerning the transmission of the Company’s positions on public policy and social issues via digital media outlets

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Reviews any shareholder proposals that deal with public policy issues and makes recommendations to the Board of Directors regarding the Company’s response to such proposals

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EXECUTIVE: William W. McCarten, Chair* Sandra B. Cochran Carl T. Berquist** Norman E. Johnson Coleman H. Peterson Andrea M. Weiss * Mr. McCarten was appointed the chair of this committee and the independent chair of the Company effective September 26, 2019. ** Mr. Berquist joined this Committee as of February 26, 2020.	• Meets at the call of the Chief Executive Officer or Chairman of the Board • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors, subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0

Board Leadership Structure
Effective September 26, 2019, the Board appointed William W. McCarten to serve as the Company’s independent Board Chairman. Our Board of Directors regularly considers the appropriate leadership structure for the Company, and believes that its current leadership structure, with an independent director (Mr. McCarten) serving as Chairman and Ms. Cochran serving as the Chief Executive Officer, best serves (i) the objectives of the Board of Directors’ oversight of management, (ii) the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the shareholders, and (iii) the Company’s overall corporate governance.
Notwithstanding our current leadership structure, our Board of Directors has concluded that it is important for the Board of Directors to retain flexibility in exercising its judgment to determine whether the same individual should serve as both Chief Executive Officer and Chairman at any given point in time, rather than adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairman, while maintaining the ability to combine or separate the Chairman and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairman roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what the Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time. By way of example, in the event of a departure of either our Chief Executive Officer or Chairman, the Board of Directors could reconsider the leadership structure and whether one individual was then suited to fulfill both roles, based on the individual’s experience and knowledge of our business and whether the directors considered it in the best interest of the Company to combine the positions.
Our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.
Board Oversight of Risk Management
It is the responsibility of our senior management to develop and implement our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (i) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairman, and (ii) further consideration and evaluation of discrete risks at the committee level.
Our Board of Directors is comprised predominantly of independent directors (nine of our ten directors), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility) during 2020 were independent under applicable Nasdaq Stock Market Rules and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.
Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review, led by the Audit Committee, of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.
In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Vice President of Internal Audit, General Counsel and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.
The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices, including reviewing and discussing the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Public Responsibility Committee oversees the risks associated with the Company’s response to public relations matters and public policy trends, including the Company’s environmental and social initiatives and sustainability monitoring. The Public Responsibility Committee oversaw the Company’s preparation of its 2019 Corporate Social Responsibility Report, discussed and conducted specific analyses of the management of public relations issues as well as the Company’s commitment to diversity and corporate responsibility through various channels, including social and digital media.
Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.
Compensation of Directors
Our Compensation Committee reviews the compensation we pay to our independent directors annually, in consultation with Frederic W. Cook & Co., the Compensation Committee’s outside compensation consultant (“FW Cook”), and recommends any changes in compensation to the entire Board for consideration and approval. The Compensation Committee’s recommendation to the Board takes into consideration the competitiveness of total compensation relative to our restaurant and retail industry peer companies (see page 22 of this proxy statement for a discussion of our peer group) and similarly sized general industry companies. To assess the competitiveness of our director compensation program, FW Cook annually conducts a market assessment at the request of the Compensation Committee. FW Cook’s assessment of outside director compensation at the outset of fiscal 2020 found that the total compensation provided to Cracker Barrel’s outside directors to be generally aligned with median total compensation of the peer group and the median of similarly sized general industry companies, except for the annual retainer payable to the Independent Board Chair, which was below median. Notwithstanding the foregoing, the Compensation Committee unanimously recommended to the Board, and the Board subsequently approved that the annual retainers payable to the chair and members of the Public Responsibility Committee be increased to the same levels as those of the Nominating and Governance Committee (i.e., Chair from $13,000 to $15,000 and members from $2,500 to $5,500), effective as of the date of the Company’s 2019 annual meeting, November 21, 2019. The Compensation Committee and the Board did so in recognition of the fact that (i) the Public Responsibility Committee’s workload has grown, and that although the Committee has only two regularly scheduled meetings per year, the Committee or its members are often convened or consulted in connection with crises or public relations matters and their workload is significant and (ii) the Company’s larger institutional shareholders have communicated to the Company that they value the Public Responsibility Committee’s role in overseeing ESG/CSR issues. Additionally, the Compensation Committee unanimously recommended to the Board, and the Board subsequently approved, an increase of $10,000 in the annual cash retainer payable to the Independent Board Chair.
Cash Compensation.   In fiscal 2020, upon the Compensation Committee’s recommendation, the Board approved the director cash compensation amounts set forth in the following table, which, other than the adjustments made in respect of the Public Responsibility Committee and Independent Board Chair, were unchanged from fiscal 2019 levels.
Independent Director Retainer	$75,000
Independent Board Chairman Retainer	$55,000
Audit Committee Retainers
Chair	$25,000
Member	$14,000
Compensation Committee Retainers
Chair	$20,000
Member	$12,500
Nominating and Governance Committee Retainers
Chair	$15,000
Member	$5,500
Public Responsibility Committee Retainers
Chair	$15,000
Member	$5,500
Executive Committee Retainers	None
The foregoing amounts are prorated for any outside director who joins the Board during the course of the fiscal year. In addition, we reimburse our outside directors for their reasonable and customary expenses incurred in travelling to and attending meetings. In support of the Company’s response to the COVID-19 pandemic, the Board approved a 50% reduction in the cash compensation payable to our independent directors in respect of our third and fourth quarters of fiscal 2020.
Equity Compensation.   Each non-employee director other than the independent Chair who is elected at an annual meeting also receives a grant of restricted stock units (“RSUs”) having a value equal to approximately $110,000, with the number of RSUs included in such grant determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and rounded down to the nearest whole share. Our independent Chair receives an additional grant of RSUs having a value equal to approximately $65,000, for a total award having an approximate value of $175,000. The foregoing awards are prorated for any outside director who joins the Board during the course of the fiscal year.
All of the RSUs awarded to our independent directors vest at the earlier of one year from the date of grant or at the next annual meeting of shareholders. The Company has no knowledge of any agreement or arrangement between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director.
Our non-employee directors are also offered the option to participate in a directors’ deferred compensation plan. This plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. The compensation of our directors during 2020 is detailed in the Director Compensation Table, which can be found on page 47 of this proxy statement.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This portion of the proxy statement, the Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of our executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and our efforts to drive shareholder value. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophies that are the foundation of the design of the pay packages of our executive officers, including, this year, compensation philosophies that guided our decisions regarding executive compensation impacted by the COVID-19 novel coronavirus pandemic (the “pandemic”).
Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A is focused on the compensation decisions relating to our executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers” or “NEOs”) during 2020. Our NEOs for 2020 were:
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Sandra B. Cochran, President and Chief Executive Officer;

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Jill M. Golder, Senior Vice President and Chief Financial Officer;

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Richard M. Wolfson, Senior Vice President, General Counsel and Corporate Secretary;

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P. Douglas Couvillion, Senior Vice President, Sourcing & Supply Chain; and

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Michael T. Hackney, Senior Vice President of Restaurant and Retail Operations.

Compensation Philosophy
Our central compensation objective is to drive long-term total return to our shareholders and build a better company by implementing compensation programs that reward both company-wide and individual performance, align our executives’ interests with those of our shareholders and allow us to attract and retain talented executives.
We have a strong “pay for performance” philosophy designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. In furtherance of our overall philosophy, we seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.
The Company’s compensation philosophy is to target total direct compensation paid to our executive officers at the median of our peer group and other market comparisons. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, judgment is applied to recognize individual performance, competitive pressures for management talent, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.
Covid-19 Pandemic — Impact on Business and Company Responses
Through the first two quarters of 2020, the Company outperformed the comparable quarters of 2019 and was on pace to achieve sales and operating income above our Board-approved 2020 plan for the year. Shortly after the beginning of the Company’s third quarter of 2020, however, the Company’s business was severely and dramatically impacted by the pandemic. The pandemic has had an especially negative impact on certain industries, including restaurants, and particularly restaurants such as ours which offer breakfast, serve a high number of travelers and derive a substantial amount of their revenues from full dine-in service.
The pandemic has represented an unprecedented challenge for the Company and many of our casual dining peers. Within a matter of two weeks in March 2020, the Company’s revenues plummeted by more than 80%, as the Company was forced to cease dine-in service and reduce its operations to delivery or carry-out only in each of our 663 Cracker Barrel stores throughout the United States. The Company had to suddenly and aggressively adjust its business model and manage its liquidity due to the drastic decrease in cash flows. We believe we were successful in these efforts, as shown by our financial performance for the remainder of 2020, which significantly exceeded initial marketplace and our own internal expectations at the pandemic’s outset and left the Company in a relatively strong financial condition at the end of 2020.
Below, we summarize the key actions that we undertook to protect our employees, our shareholders and our business in connection with the pandemic, all of which have contributed to our success in navigating the pandemic thus far. We then discuss how we handled pandemic-related compensation decisions.
What we did for our Employees:
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To help offset the severe reduction in hours available to our hourly workforce, at the outset of the pandemic we provided every hourly employee who had more than 90 days of tenure with two weeks of continuation pay equal to 50% of their expected wages, including tips. In the case of our approximately 25,000 “PAR-4” employees (who typically are our most senior and accomplished servers, cooks and dishwashers), we provided them with an additional two weeks of continuation pay equal to 60% of their expected wages, including tips.

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We waived the minimum hour requirements to allow our hourly employees to retain their benefits eligibility, and we allowed them significant extra time to pay their share of premiums.

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We distributed food that might have otherwise gone to waste to our employees and thereafter allowed our employees to purchase food and household goods at cost. This proved to be a very popular action to help our employees access essential goods which were in short supply in a cost-effective manner.

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We repurposed teams at our Home Office and set up hotlines and help desks to (i) allow our employees to report suspected cases of COVID-19 and direct them to available assistance and resources; and (ii) assist them in pursuing available unemployment and underemployment benefits in their respective states by helping them cut red tape and navigate applicable rules and regulations.

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We provided more than a million dollars of supplemental funding to our employee-care charity, Cracker Barrel Cares, so that employees could have access to additional financial assistance in cases of exceptional hardship. We had our General Managers personally contact employees in their respective stores who they thought might be at risk, to inquire about their personal situations and to make sure these employees knew that this assistance was available.

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We developed and rolled out a Company-wide “Keep in Touch” program to make sure that we have stayed in close, regular contact with our sidelined employees throughout the pandemic, including the following:

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We engaged in regular text and phone contact so that our employees felt connected;

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For the first several months of the pandemic, we provided daily free meals to our PAR-4 employees and increased our employee discount levels for all employees, whether they worked or not, to provide them with additional assistance and to foster connectivity with their respective stores; and

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We created and maintain a robust cadence of communications through various forums, including specialized videos involving our most senior executives, designed to communicate critical messages, spread hope and encourage our field-based employees.

In addition to aligning with our mission statement of “Pleasing People” and our People Promise (which embodies our employment philosophies), we believe that the foregoing actions were instrumental in allowing us to resume dine-in operations smoothly and retain and return to work tens of thousands of trained employees as operating restrictions gradually lifted around the country. We also believe these actions have engendered a strong sense of loyalty among many of our employees, which we believe is a competitive advantage for us.

What we did for our Shareholders:
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Communication. During the course of the pandemic, we issued several “off-cycle” public filings to inform our shareholders about key events, metrics and the steps we were taking to manage our business through the threat of the pandemic. We reached out to significant shareholders and engaged in direct conversations with a number of them regarding our responses to the pandemic.

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Governance. Our Board and all Committees were (and are) regularly informed about all major aspects of our business and are actively engaged with our business and with management throughout the pandemic. Throughout the pandemic, our Board has met frequently and regularly to understand the challenges we were facing and helped guide our responses thereto, including our decisions related to the CARES Act.

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Compensation. To help preserve liquidity and to show solidarity with other impacted employees our senior executives and our Board collectively and voluntarily agreed to take cuts in base pay for the remainder of the fiscal year. The specifics of these actions are described further below. In the case of Ms. Cochran, our Chief Executive Officer, she waived contractual rights that would have otherwise prohibited the Company from adjusting her pay.

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Business Management. We have undertaken numerous actions to ensure the ability of the Company to manage through and emerge successfully from the pandemic and withstand a prolonged economic downturn, while still making progress on key strategic initiatives. We detail a variety of these actions immediately below. While several of these initiatives resulted in one-time savings or enabled the Company to manage liquidity in the short-term, many others have resulted in longer-term systemic savings and benefits which the Company believes will be positive for shareholders for years to come.

What we did for our Business:
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Recognizing that having and maintaining sufficient liquidity was the key to withstanding and emerging from the pandemic, we have aggressively managed cash, including through the following actions:

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We promptly drew down the borrowing availability under the Company’s credit facility at the outset of the pandemic and thereafter negotiated its expansion by an additional $40 million, resulting in a sufficient ready cash balance to allow us to continue operations, even if we have negative cash flows from operations, for the foreseeable duration of the pandemic;

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To further preserve liquidity, we temporarily suspended share repurchases and dividend payments;

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We re-upped (with a new counterparty) and expanded an expiring twenty-year-old sale leaseback in respect of certain of our properties, resulting in better contractual terms and an additional $145 million of cash;

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We evaluated potential benefits under the CARES Act and determined to forego seeking Payroll Protection Program (PPP) loans in favor of tax-related savings that we calculated to be worth several million dollars more to the Company. This decision helped us avoid the negative public relations issues which embroiled several of our competitors in the restaurant industry who took (and then gave back) PPP funds; and

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During the pandemic to date, we have not closed a single store for pandemic-related underperformance. Instead, we modified our operating model so that each location has been able to operate profitably on a variable cost basis; i.e., where each store can generate profits by being open and contribute to our overall cash position.

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We have aggressively managed retail inventories and cancelled or reorganized tens of millions of dollars of open orders.

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We furloughed, and have since brought back, certain employees at our Home Office and restructured our organization at both the Home Office and in the field, resulting in an approximate anticipated permanent reduction of approximately 10% of our workforce.

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We have engaged in a comprehensive project to renegotiate contractual terms with landlords and vendors, resulting in material one-time and longer-term savings.

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We have either canceled or reorganized our media spend and altered our marketing strategies, including with respect to digital and billboard marketing, to emphasize our off-premises capabilities, resulting in increased sales in this growing area of our business.

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We have continued to fund and pursue longer-term strategic initiatives, such as the overhaul of our dinner menu, our continued growth of our off-premises business, our investment in new labor and food management systems, the launching of beer and wine throughout the country and our digital investments, to capture market share, improve our business model and better position ourselves for longer-term success.

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We simplified our menu and aggressively managed and reduced food waste to an even greater degree than we normally do.

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We made the difficult decision to terminate additional funding to Punch Bowl Social after determining that the financial and human capital that would be required to continue and reinvigorate that business following the pandemic would be better invested in our core Cracker Barrel and growing Maple Street Biscuit Company concepts.

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We have dramatically enhanced our already extensive health and sanitation protocols throughout our system to protect our employees and guests, respond to their heightened expectations in these areas and comply with inconsistent and changing regulatory requirements.

In May, the Company began transitioning back to dine-in and retail activity in many of the jurisdictions where they had been prohibited, albeit with significant capacity limitations and other restrictions. Even in these jurisdictions, however, management continues to redesign systems and procedures to track and accommodate a patchwork of constantly changing regulatory requirements at the state and local level and institute new sanitation procedures and protocols to satisfy changing consumer expectations. While the Company has performed below 2019 levels because of the pandemic, by the end of 2020 we had revived our business to higher levels of sales and profitability than the market had anticipated and, we believe, outperformed many of our casual dining competitors.
All of the foregoing actions and accomplishments were considered in connection with pandemic-related compensation decisions, discussed immediately below.
Covid-19 Pandemic — Compensation Decisions
As an unprecedented worldwide public health and business phenomenon, the pandemic and its ongoing effects have, not surprisingly, raised compensation issues unlike any in the Company’s history. This is particularly true with respect to incentive compensation awards that were issued prior to the emergence of the pandemic and that have been or may be severely impacted in ways that could not have been contemplated at the time such awards were granted. Throughout the pandemic the Compensation Committee and Board have regularly discussed how best to balance and fairly recognize management’s achievements to successfully navigate the pandemic thus far and into the future, while at the same time taking into account the adverse impact of the pandemic on our shareholders and employees.
General Philosophies
After multiple discussions and deliberations spanning over months among Committee members, and with input from other directors and its independent compensation adviser, FW Cook, the Compensation Committee (and the Board, in the case of Ms. Cochran) agreed on the following general philosophies in making decisions regarding pandemic-impacted executive compensation:
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Alignment with Long Term Shareholders.   The Company’s compensation decisions should remain in appropriate alignment with the interests of our shareholders, taking into account the decline in the Company’s share price from the perspective of both shareholders and management, with those impacts appropriately contextualized by the disproportionate impact of the pandemic on the restaurant industry.

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No Above Target Payouts, Repricing or Substitute Awards.   No previously-issued incentive compensation awards should be paid above target, no awards should be accelerated and no substitute or repriced awards should be issued.

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Recognize Employee Efforts and New Important Priorities.   The Company should reward management for successfully shepherding the company through the existential threat of the pandemic and acknowledge the extensive level of work required to do so. Additionally, the Company should recognize that the key performance metrics that were appropriate prior to the onset of the pandemic, such as operating income and return on invested capital (“ROIC”), are less appropriate and less indicative of success during the pandemic. Preserving liquidity, retaining and motivating employees, ensuring operational excellence and efficiency and successfully maintaining heightened health and safety standards are presently of greater importance to the long-term success of the Company.

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Recognize Pre-pandemic Performance and Incentivize the Future.   Given the magnitude and dramatic impact of the pandemic, the Company should make adjustments to outstanding incentive compensation awards to exclude the impact of the pandemic to the extent possible, recognizing that (i) the Company was on pace through the end of its second quarter of 2020 to achieve above-target results, and (ii) maintaining a rigid focus on fixed performance goals based on operating income and ROIC would prevent the Company from appropriately rewarding the adaptability, creative thinking and successful execution of new, exigent business priorities by our management team that was and will continue to be needed to respond to the unprecedented and unforeseeable business challenges brought by the pandemic.

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Retention is Crucial.   The retention and continued motivation of executives at and below the NEO level is of paramount importance, given the skills needed to meet the continuing challenges of the pandemic going forward, and given the uncertainties about how long the pandemic will materially and adversely impact the Company’s business and the casual dining industry.

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Maintain Internal Equity.   The Company should seek to achieve an equitable balance between the Company’s executive officers and the rest of the Company’s management-level employees, such that the executive officers are not disproportionately benefitted or harmed.

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Think Holistically.   The Company should evaluate executive incentive compensation holistically, taking into account amounts actually received by our executives after factoring in base-salary reductions, lost bonus opportunity and stock price declines.

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Understand the Landscape.   To the extent known amid rapidly changing market conditions, the Company should evaluate and discuss with FW Cook the approaches to similar issues being taken by other companies both within and outside of the Company’s peer group.

Base Salary Reductions
Prior to any decisions having been made regarding pandemic-impacted compensation, our Chief Executive Officer, Ms. Cochran, and the Company’s other executive officers unanimously volunteered to reduce their base salaries beginning in our third quarter and running through the end of the fiscal year. In the case of Ms. Cochran, her base salary was reduced by 50% for the balance of the fiscal year, and the base salaries of all other executive officers, including the other NEOs, were reduced by 25%. Ms. Cochran voluntarily waived contractual rights she has under her employment agreement that otherwise would have prohibited this reduction.
Summary of Pandemic-Related Incentive Compensation Decisions
Guided by the philosophies listed above and in consultation with FW Cook as to their understanding of how other companies, proxy advisory firms and institutional shareholders were considering these and similar issues, and listening to the shareholders with whom the Company spoke as part of its shareholder engagement activities, the Compensation Committee and the Board (in the case of Ms. Cochran) considered all of the outstanding (i.e., previously-granted) incentive compensation awards that are expected to be impacted by the pandemic, which include the 2020 Annual Bonus and all performance-based equity awards issued in prior fiscal years that were based on a performance period impacted or expected to be impacted by the pandemic. As discussed in greater detail below, after considering various alternatives and the pros and cons of each in reference to the philosophies outlined above, the Compensation Committee and Board determined that 2020 bonuses should be paid out at 50% of target, while performance-based equity awards should be paid out at target.
Among the various alternatives that the Compensation Committee (and the Board, in the case of Ms. Cochran) considered in determining how to handle previously issued pandemic-impacted equity-based compensation, were paying pandemic-impacted equity awards below or above target, issuing new performance-based awards to wholly or partially offset or replace forfeited or diminished awards, establishing specific methodologies to quantify the impact of the pandemic in any given year, and leaving the matter to be handled on an award by award basis through the exercise of discretion at the date of vesting. The Compensation Committee and the Board also considered the tax and accounting impacts of these alternatives and the fact that the pandemic is still ongoing and there remains significant uncertainty about when it will subside and about its longer-term impacts on the Company and restaurant industry. Given these considerations, they determined that establishing new performance-based awards or leaving decisions to the future would only add to the uncertainties the Company faces, without providing any clear benefit to the Company or confidence to the Compensation Committee or the Board that the information that would underly such decisions would be any more definitive or helpful.
With the foregoing as backdrop, we now discuss our compensation programs and 2020 executive compensation more comprehensively.
Advisory Vote on Executive Compensation
Last year, we held our annual advisory vote to approve Named Executive Officer compensation, commonly known as “Say on Pay.” Approximately 81% of the votes cast (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2019 Proxy Statement. The Company believes that Biglari cast approximately two million votes against our executive compensation as disclosed in our 2019 Proxy Statement. Excluding these votes cast by Biglari, a historically dissident shareholder which is engaging in its fifth proxy contest with the Company as detailed in this Proxy Statement under the heading entitled “Background of the Solicitation”, approximately 92% of the remaining votes cast were in favor of our executive compensation. The Compensation Committee considered these results, as well as other feedback the Company has received from shareholders as part of our shareholder outreach efforts and the Compensation Committee’s ongoing review of our executive compensation programs and determined not to make material changes to our executive compensation programs at the outset of 2020.
Shareholder Engagement and Social Responsibility
The Company engages with shareholders and solicits feedback on a regular basis with respect to a broad range of topics, including performance, strategy, corporate governance, sustainability, and executive compensation-related matters. We inform our Board about the feedback we receive.
In 2020, we once again extended invitations to approximately 25 of our largest shareholders representing approximately 45 percent of our outstanding common stock to meet with members of our senior management team. The resulting discussions focused primarily on the Company’s responses to the pandemic, performance, strategy, compensation philosophy, capital allocation approach, and sustainability efforts. We generally found that the shareholders with whom we had an opportunity to engage were supportive of management and of the Company’s approach and achievements in these areas and were appreciative of our outreach to them.
In addition, we published our first Corporate Social Responsibility report, covering a variety of ESG topics, at the end of November 2019. The report is available on our website at www.crackerbarrel.com.
Role of the Compensation Committee
The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation program. In fulfilling this responsibility, the Compensation Committee:

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Reviews and approves corporate performance goals for our executive officers;

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Sets cash- and equity-based compensation for our executive officers;

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Designs and administers our equity incentive arrangements;

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Reviews and approves executive benefits and perquisites;

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Assesses potential risks to the Company associated with our compensation programs and reviews;

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Approves employment and change in control agreements of our executive officers;

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Periodically conducts or authorizes studies of matters within its scope of responsibilities; and

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Periodically retains, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in connection with any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation status as shown on tally sheets reflecting current and historical compensation for each executive, and tenure with the Company.
Role of Independent Compensation Consultant
To assist the Compensation Committee with establishing executive compensation, the Compensation Committee retains FW Cook to provide competitive market data, assist in establishing a peer group of companies and provide guidance on compensation structure as well as levels of compensation for our senior executives and the Board. Additionally, this year the Compensation Committee also engaged FW Cook to assist it to assess pandemic-impacted compensation and advise on the approaches the Company and the Compensation Committee might take to address issues arising in connection therewith.
The Compensation Committee consulted with FW Cook in determining the compensation to be awarded to all of the Named Executive Officers, including Ms. Cochran, in 2020, both at the outset of 2020 and during the course of the pandemic. FW Cook reports directly to the Compensation Committee. As required under the Nasdaq Stock Market Rules, the Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules, including, but not limited to, those set forth in Rule 5605(d)(3)(D) of the Nasdaq Stock Market Rules, as applicable. The Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.
Role of Management
Management plays the following roles in the compensation process:
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Management recommends to our Board of Directors business performance targets and objectives for the annual plan and provides background information about the underlying strategic objectives;

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Management evaluates employee performance;

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Management recommends cash compensation levels and equity awards;

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Management works with the Compensation Committee Chairman to establish the agenda for Compensation Committee meetings;

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The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

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The Chief Executive Officer provides her perspective on recommendations provided by FW Cook regarding compensation program design issues;

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The Chief Executive Officer does not play a role in determining her own compensation; and

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Other members of management, at the request of the Compensation Committee, work with FW Cook to provide data about past practices, awards, costs and participation in various plans, and information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review FW Cook’s recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees as well as how they may affect us from an administrative, accounting, tax or similar perspective.
Analysis of Peer Group
The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of FW Cook, considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. Although we do not expressly “benchmark” our compensation relative to that provided by our peers, the Compensation Committee does use the peer group data as a component of its analysis to ensure relative consistency at the median level of our peers. The peer group is reviewed annually by the Compensation Committee, working with FW Cook, and is comprised of the following:
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Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries);

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Organizations against which we compete for executive talent;

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Organizations of comparable size to Cracker Barrel, as measured by primarily by sales but also by market capitalization, enterprise value, and other relevant factors; and

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Organizations with similar geographic dispersion and workforce demographics.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. The Company reviews its peer group on an annual basis and changes certain members of the peer group as the Company refines its comparison criteria and when the Company and members of the peer group change in ways that make comparisons less or more appropriate.
With assistance from FW Cook, the Compensation Committee conducted its annual review of the Company’s peer group in respect of 2020 compensation to confirm the alignment of the Company’s peer group with the Company as summarized above, and to remove any company within the peer group that had been acquired and was no longer publicly traded. After undertaking this review in respect of 2020, the Compensation Committee agreed with FW Cook’s recommendation that the same peer group from 2019 remained appropriately aligned and that no changes were warranted. As a result, the peer group referenced as part of our determining 2020 compensation was comprised of the following 15 publicly-traded companies:
• Big Lots, Inc.	• Darden Restaurants, Inc.	• Jack-in-the-Box, Inc.
• Bloomin’ Brands, Inc.	• Denny’s Corporation	• Red Robin Gourmet Burgers, Inc.
• Brinker International, Inc.	• Dine Brands Global, Inc.	• Tractor Supply, Inc.
• Cheesecake Factory, Inc.	• Domino’s Pizza, Inc.	• The Wendy’s Company
• Chipotle Mexican Grill, Inc.	• Dunkin’ Brands Group, Inc.	• Williams-Sonoma, Inc.
Management and the Compensation Committee, with FW Cook’s assistance, regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys to assess more generally the competitiveness and the reasonableness of our compensation programs. To the extent that the Compensation Committee “benchmarks” compensation, it relies only on comparisons to the enumerated peer group and survey data. The Compensation Committee, however, does not believe that compensation levels and design should be based exclusively on benchmarking and, therefore, considers various business factors and each executive’s individual circumstances and role within our organization.

Overview of Compensation Elements
We believe our compensation programs are generally consistent with best practices for sound corporate governance.
What We Do	What We Do Not Do
Maintain robust stock ownership and retention guidelines for executives and non-executive directors;	Execute employment agreements containing multi-year guaranties for salary increases, or automatic renewals (i.e., evergreen agreements) for those executive officers that have employment agreements — currently only our Chief Executive Officer;
Conduct annual risk assessments of our compensation programs;	Provide material perquisites for executives;
Deliver a majority of the target value of our long-term incentive program (as calculated at the time of grant) through performance-contingent awards;	Offer gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits;
Only accelerate equity upon change-in-control AND termination (“double trigger” vesting); and	Pay dividends on unvested LTI awards; or
Maintain anti-hedging, anti-pledging and recoupment (or “clawback”) policies.	Provide special executive retirement programs.
We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results, motivating long-term performance and strengthening alignment with shareholders. The Compensation Committee evaluates the overall total direct compensation package relative to market conditions but does not specifically target any percentile for each element of total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee reviews the compensation mix of each executive on a comprehensive basis to determine if we have provided the appropriate incentives to accomplish our compensation objectives.
In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on annual cash compensation for our executive officers. The Compensation Committee believes that the Company’s 2020 pay mix as approved at the outset of 2020 supported the Company’s strong pay for performance culture, as demonstrated by the fact that approximately 83% of our Chief Executive Officer’s target total direct compensation and approximately 63% of our other Named Executive Officers’ target total direct compensation in 2020 were variable or at risk, as represented by the following charts:

The following table summarizes the basic elements of our compensation programs and describes the behavior and/or qualities exhibited by our executive officers that each element is designed to encourage as well as the underlying purpose for that element of our compensation program:
Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	• Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	• Provide fixed compensation for daily responsibilities
Annual Bonus Plan	• Annual achievement of profitability (operating income) targets	• Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance
Long-Term Performance Incentives (LTPP and adjustment features of Relative TSR RSUs)	• Achieving multi-year performance goals and value creation
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Focus attention on meeting longer-term performance targets and our long-term success, create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention

Long-Term Retention Incentive (time-based RSUs and vesting period features of Relative TSR RSUs)	• Continued service to the Company and its shareholders	• Create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention
Health and welfare benefits	• Provide appropriate amount of safety and security for executives and their families (as applicable) in the form of medical coverage as well as death/disability benefits	• Allow executives to focus their efforts on running the business effectively
Base Salary
The Compensation Committee reviews our executive officers’ base salaries annually at the end of the year and establishes the base salaries for the upcoming year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions (i.e., a market competitive review) and the recommendation of the Chief Executive Officer (except in the case of her own compensation). Ms. Cochran’s salary is set in accordance with her employment agreement (discussed in greater detail below), subject to increases at the discretion of the Compensation Committee. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.
As discussed above, all of the NEOs (along with our other executive officers) volunteered to accept a reduction of their 2020 base salaries beginning in the third quarter of 2020 through the end of the fiscal year to help the Company manage liquidity and in recognition of the sacrifices being made by furloughed and hourly employees. The reduction was 50% in the case of Ms. Cochran, and 25% in the case of the other NEOs. The NEOs therefore did not receive the base salaries set forth above for 2020. The base salaries actually received by each NEO in 2020 are reflected in the Summary Compensation Table on page 39.

Base salaries for 2019 and 2020 for the Named Executive Officers, before and after the voluntary reduction and rounded to the nearest thousand dollars, were as follows:
NAMED EXECUTIVE OFFICER	2019 BASE SALARY	2020 TARGET BASE SALARY	PERCENT CHANGE	2020 ACTUAL BASE SALARY	ACTUAL PERCENT CHANGE
Sandra B. Cochran	$1,100,000	$1,150,000	4.5%	$983,000	-10.6%
Jill M. Golder	$530,000	$545,000	2.8%	505,000	-4.7%
Richard M. Wolfson(1)	$375,000	$450,000	20.0%	417,000	11.2%
Michael T. Hackney(2)	N/A	$375,000	N/A	348,000	N/A
P. Douglas Couvillion	$350,000	$370,000	5.7%	343,000	-2.0%

(1)
Mr. Wolfson’s salary was increased in order to move his salary and total direct compensation closer to market median.

(2)
Mr. Hackney became an executive officer at the end of 2019.

Annual Bonus Plan
The annual bonus plan is designed to provide our executive officers with the opportunity to receive additional cash compensation based on a targeted percentage of base salary, but only if the Company successfully meets established performance targets. For 2020, executive officers were eligible to receive a bonus, depending upon the Company’s operating income performance relative to a target set at the beginning of the year of $285.67 million.
As stated above, the Company finished its second quarter of 2020 at above-target levels of operating income and was projecting to finish the fiscal year similarly above target. This would have resulted in above-target levels of annual bonus to each of the NEOs. Because of the severe impact of the pandemic in the third and fourth quarters, however, the Company did not achieve anticipated annual operating income necessary to meet threshold levels of performance under the annual bonus plan, which would have resulted in zero payouts to our NEOs and hundreds of other employees in our Home Office and in the field whose annual bonuses are tied to operating income.
To recognize and reward their hard work, extensive time commitment and achievement throughout the first six months of the pandemic the Company committed to pay out special bonuses to all bonus-eligible employees other than the executive officers and NEOs at 50%-75% of target shortly before the end of 2020. The decision as to how to handle 2020 annual bonuses for executive officers and NEOs was determined by the Compensation Committee (and the Board, in the case of Ms. Cochran) approximately six weeks later.
In making its determination regarding bonuses to executive officers, the Compensation Committee (and Board, in the case of Ms. Cochran) assessed the Company’s above-target level of performance during the first half of the year and noted the extraordinary accomplishments of management in leading the Company through the first six months of the pandemic, including the fact that the Company was able to end 2020 with positive operating income, which exceeded management’s and the Board’s expectations at the outset of the pandemic. The Compensation Committee and the Board also believed that executive officers should be treated similarly to lower level employees under the philosophy of internal equity. Guided by this and the other philosophies outlined on pages 18 –  19 above, and in consultation with FW Cook, the Compensation Committee (and the Board, in the case of Ms. Cochran) unanimously agreed that it would be appropriate to pay executive officers, including the NEOs, an annual bonus payment equal to 50% of each officer’s target annual bonus for 2020, and that such a payout represented a fair and reasonable estimation of the impact of the pandemic and was appropriate balanced with the interests of shareholders.

The following table sets forth (i) target 2020 bonuses for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2020 annual bonus plan at 50% of target:
NAMED EXECUTIVE OFFICER	2020 BASE SALARY	2020 BONUS TARGET PERCENTAGE	2020 BONUS TARGET	ACTUAL PAYOUT PERCENTAGE	2020 ACTUAL BONUS
Sandra B. Cochran	$1,150,000	125%	$1,437,500	50%	$718,750
Jill M. Golder	$545,000	75%	$408,750	50%	$204,375
Richard M. Wolfson	$450,000	65%	$292,500	50%	$146,250
P. Douglas Couvillion	$370,000	65%	$240,500	50%	$120,250
Michael T. Hackney	$375,000	65%	$243,750	50%	$121,875
The above 2020 annual bonuses are reflected in the 2019 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39 of this proxy statement.
Long-Term Incentives
The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives and serve as a valuable talent retention tool. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards, which are granted under our 2010 Omnibus Stock and Incentive Plan (the “2010 Omnibus Plan”). Each year the Compensation Committee considers and discusses various alternatives as to the form and structure of equity-based awards in order to best achieve these goals of shareholder alignment and talent retention.
Long-Term Incentive Arrangements for 2020
Overview.   In 2020, the Company’s equity compensation to executive officers was governed by the 2020 Long-Term Incentive Program (“LTIP”). The 2020 LTIP, which was adopted at the start of 2020, is substantially identical to the LTIP used over the prior three years and consists of three components: (i) a Long-Term Performance Plan (LTPP) (the “2020 LTPP”), which represents 50% of the LTIP target value at the time of grant and provides for awards of performance shares tied to the Company’s successful achievement of a pre-determined return on invested capital (“ROIC”) goal over 2020 and 2021; (ii) an RSU Grant with relative TSR modifier (the “2020 Relative TSR Grant”), which represents 25% of the LTIP target value at the time of grant and provides for awards of time-based restricted stock units, with cliff vesting after three years from the date of grant, that may be increased or decreased by 25% of the target award amounts as a result of the Company’s TSR relative to the S&P MidCap 400 Index over 2020, 2021 and 2022; and (iii) a time-based RSU Grant (the “2020 Time-based RSU Grant”), which represents the remaining 25% of the LTIP target value at the time of grant and provides for awards of time-based restricted stock units that cliff-vest after three years from the date of grant, subject to an executive’s continued employment with the Company through the vesting date. The foregoing description is reflected in the following diagram:

Long-Term Incentive Program
50%
25%
25%
Long-Term Incentive Program
Long-Term Performance Plan (LTPP)
Time Based Restricted Stock Unit with Relative TSR Modifier
Time Based Restricted Stock Unit (RSU)
Award Type (made in full-value shares)
Performance Shares
Performance RSU
RSU
Performance Period
Two fiscal years
Three fiscal years
Three years
Applicable Company Performance Metric
Return on Invested Capital (ROIC)
Relative Total Shareholder Return (TSR)
N/A

When it approved this structure for use in 2020, the Compensation Committee believed that the foregoing balance of performance and time-based awards properly incentivized executive retention, was consistent with the practices of our closest competitors, and aligned our executives’ interests with those of our shareholders.
Each year the Compensation Committee approves equity grants to executive officers and determines the target percentage of an executive officer’s salary to be represented by each of the 2020 LTPP, the 2020 Relative TSR Grant, and the 2020 Time-based RSU Grant (such percentages are referred to as an “LTPP Percentage,” “Relative TSR Percentage” and “Time-based RSU Percentage,” respectively, and collectively as the executive officer’s “LTIP Percentage”). The Compensation Committee (and the Board, in the case of Ms. Cochran) established the 2020 LTIP Percentages for our executive officers and the relative amount of each component (i.e., each officer’s LTPP Percentage, Relative TSR Percentage and Time-based RSU Percentage) at the same time the Compensation Committee established the 2020 LTIP. Each officer’s LTPP Percentage, RSU Percentage and Time-based RSU Percentage were then used to derive a target award for the officer, expressed as a number of shares, determined by reference to the average closing price of the Company’s common stock during the last 30 calendar days of 2019 and the first 30 calendar days of 2020, which was $169.88.
All awards granted under the LTIP are credited with dividend equivalent rights for any cash dividends paid on the Company’s stock between the award date and the vesting date, based on the number of shares ultimately awarded, and the deferred amounts are settled in cash upon the vesting of the awards at the end of the performance period. No dividends are paid on unvested/unearned shares.
2020 LTPP.   For 2020, each executive officer was eligible to receive an 2020 LTPP award (a “2020 LTPP Award”) of up to 200% of a target number of shares, which target was calculated by dividing (i) the product of (x) the executive officer’s LTPP Percentage for the plan year multiplied by (y) his or her base salary at the time the target 2019 LTPP award was determined, by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of 2019 and the first 30 calendar days of 2020, which was $169.88. The actual shares that will be awarded will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to that time, a participant is terminated or voluntarily resigns other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period; or (ii) following a change in control of the Company.
The performance metric for LTPP is ROIC, measured over a two-year performance period. For the 2020 LTPP, the Compensation Committee set a target of cumulative ROIC over 2020 and 2021. Under normal circumstances, the Compensation Committee would determine final award amounts based on Company performance relative to these targets at the end of the performance period, i.e., after conclusion of 2021. In light of the severe impact of the pandemic in 2020 and its expected continued impact in 2021, the Compensation Committee recognized that it would be unlikely for the Company to achieve operating income to generate sufficient ROIC to meet applicable thresholds to pay out any 2020 LTPP Awards. Recognizing the loss of retentive value, the high quality performance throughout the first half of 2020 and into the third quarter, and lack of compensation for significant efforts during the pandemic (and otherwise) that would result if the 2020 LTPP Awards were to lapse unpaid as a result of the pandemic, the Compensation Committee (and the Board, in the case of the award to Ms. Cochran) determined to waive the performance requirements and pay out the 2020 LTPP Awards at target when they vest at the end of 2021. The 2020 LTPP Awards will not be accelerated, and grantees must remain employed by the Company through the time of vesting to receive them. In effect, these grants became time-vested awards subject to forfeiture, due upon completion of the two-year period.
In reaching this decision, the Compensation Committee and Board, in consultation with FW Cook, followed the philosophies enumerated on pages 18 –  19 of this proxy statement, particularly with respect to the philosophies around retention, balancing of interests and equitable treatment of our executives. They further noted that adherence to these same philosophies had caused the Company to pay out at target certain cash-denominated long-term incentive plans that impact approximately 75 members of management below the executive officer level (which awards are also based on the achievement of ROIC over the same two-year performance period and also would have been forfeited). The Compensation Committee and Board determined that it would be consistent and appropriate under the philosophy of internal equity to treat the 2020 LTPP Awards to executive officers in the same manner.
The following table summarizes the target 2020 LTPP Awards for each of our Named Executive Officers at the time of grant. As indicated above, the awards will pay out at target in September 2021:
NAMED EXECUTIVE OFFICER	LTPP PERCENTAGE	BASE SALARY	LTPP TARGET VALUE	LTPP TARGET AWARD (# Shares)
Sandra B. Cochran	190.0%	$1,150,000	$2,185,000	12,862
Jill M. Golder	75.0%	$545,000	$408,750	2,406
Richard M. Wolfson	60.0%	$450,000	$270,000	1,589
P. Douglas Couvillion	37.5%	$370,000	$138,750	816
Michael T. Hackney	37.5%	$375,000	$140,625	827
2020 Relative TSR Grant.   Under the 2020 Relative TSR Grant, each executive officer was eligible to receive a target RSU award, which target was calculated by dividing (i) the product of (x) the executive’s Relative TSR Percentage for 2020 multiplied by (y) his or her base salary at the time the target 2020 Relative TSR Grant was determined, by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of 2019 and the first 30 calendar days of 2020, which was $169.88. At the time the 2020 Relative TSR Grant was granted the possible number of shares that could ultimately be awarded upon vesting could range from 75% to 125% of the target 2020 RSU Grant, pursuant to a potential adjustment based on the Company’s TSR performance relative to the S&P MidCap 400 Index (the “Index”) over the three-year performance period.
The actual shares that will be awarded will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to the end of the three-year performance period, a participant is terminated or voluntarily resigns, other than (i) as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, in which case such awards will be prorated for time served during the performance period prior to retirement and based on actual performance determined at the end of the performance period, or (ii) in the event of a change in control of the Company.
Under our normal approach taken in past years, the Compensation Committee (and the Board, in the case of Ms. Cochran) would determine final award amounts based on Company performance relative to the Index at the end of the performance period, i.e., after the conclusion of 2022. In light of the severe and unforeseeable economic impact of the pandemic on the Company and the restaurant industry relative to the companies within the Index, however, the Compensation Committee (and the Board, in the case of the award to Ms. Cochran) determined at the end of 2020 that it would be better to forego any adjustment of the 2020 Relative TSR grants, either up or down, on the basis of the Company’s performance vs. the Index (which could result in the executive officers receiving less or more than target) and instead pay out the 2020 Relative TSR Grants at target when they vest at the end of 2022. The 2020 Relative TSR Grants will not be accelerated, and grantees must remain employed by the Company through the time of vesting to receive them. In effect, these grants became time-vested awards subject to forfeiture, due upon completion of the three-year period.
In reaching this decision, the Compensation Committee and Board followed the philosophies enumerated on pages 18 –  19 of this proxy statement, particularly with respect to the philosophies around retention, balancing of interests and equitable treatment of our executives. They noted that the 2020 Relative TSR Grants were primarily intended to retain executives while providing a modest amount of additional downside and upside if the Company performed exceptionally poorly or well against the Index and that this performance-based element had been essentially frustrated by the unforeseeable and extreme market-wide stock price effects of the pandemic. To preserve what the Compensation Committee judged to be the more important element of the retentive value of the awards, and to avoid either a detriment or a windfall to the executives, the Compensation Committee (and the Board, in the case of Ms. Cochran) therefore resolved to treat the 2020 Relative TSR Grants as time-based awards, cliff vesting at the end of 2022.
The following table summarizes the target 2020 Relative TSR Grants for each of our Named Executive Officers. As indicated above, these awards will pay out at target in September 2022:
NAMED EXECUTIVE OFFICER	RELATIVE TSR RSU PERCENTAGE	BASE SALARY	TARGET $ VALUE	TARGET NO. RSUS
Sandra B. Cochran	95.0%	$1,150,000	$1,092,500	6,431
Jill M. Golder	37.5%	$545,000	$204,375	1,203
Richard M. Wolfson	30.0%	$450,000	$135,000	794
P. Douglas Couvillion	18.75%	$370,000	$69,375	408
Michael T. Hackney	18.75%	$375,000	$70,313	413
2020 Time-based RSUs.   Each executive officer was eligible to receive a target 2020 Time-based RSU award, which target was calculated by dividing (i) the product of (x) the executive’s Time-based RSU Percentage for the plan year multiplied by (y) his or her base salary at the time the target 2020 Time-based RSU was determined by (ii) $169.88, which was the average closing price of the Company’s common stock during the last 30 calendar days of 2019 and the first 30 calendar days of 2020. Each executive officer’s 2020 Time-based RSU award will cliff-vest three years from the date of grant, so long as he or she is employed by the Company on the vesting date. The 2020 Time-based RSUs will be forfeited (with the exception of awards granted to Ms. Cochran) if, prior to the end of the three-year vesting period, a participant is terminated or voluntarily resigns other than (i) as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served; or (ii) in the event of a change of control of the Company. The 2020 Time-based RSUs are intended as a long-term retention incentive and, consequently, are not conditioned upon the Company’s achievement of any pre-established level of operating income or other performance goals. Because of this, no changes were made to these awards in respect of the pandemic.
The following table summarizes the 2020 Time-based RSUs for each of our Named Executive Officers:
NAMED EXECUTIVE OFFICER	TIME-BASED RSU PERCENTAGE	BASE SALARY	TARGET VALUE	NO. OF RSUS GRANTED
Sandra B. Cochran	95.0%	$1,150,000	$1,092,500	6,431
Jill M. Golder	37.5%	$545,000	$204,375	1,203
Richard M. Wolfson	30.0%	$450,000	$135,000	794
P. Douglas Couvillion	18.75%	$370,000	$69,375	408
Michael T. Hackney	18.75%	$375,000	$70,313	413

In addition to the above-described LTIP Awards granted in respect of 2020, our executive officers also have other performance-based equity awards that remain outstanding or received payments of performance-based equity awards that were granted in prior years and tied to a performance period which ended in 2020. These are described below.
Payment of 2019 LTPP Awards
On September 25, 2018, each of our NEOs other than Mr. Hackney received a grant of LTPP Awards (the “2019 LTPP Awards”) the payout of which was tied to the Company’s achievement of ROIC over 2019 and 2020. As a result of the unforeseeable and severe economic impact of the pandemic in 2020, however, the Compensation Committee recognized that the Company would not be able to achieve enough operating income to generate sufficient ROIC to pay out the 2019 LTPP Awards, and that these awards would expire worthless. As a result, the Compensation Committee (and the Board, in the case of the award to Ms. Cochran) decided to waive the performance requirements and pay out the 2019 LTPP Awards at target.
In reaching this decision, the Compensation Committee and Board followed the philosophies enumerated on pages 18 –  19 of this proxy statement, particularly with respect to the philosophies around recognition of pandemic-related efforts/performance, executive retention, balancing of interests and equitable treatment of our executives. They further noted that based on adherence to these same philosophies, the Company had committed to pay out at target certain cash-denominated long-term incentive plans that impact approximately 75 members of management below the executive officer level (which awards are also based on the achievement of ROIC over the same two-year performance period and also would have been forfeited), and determined that under the philosophy of internal equity it would be appropriate and consistent to treat the 2019 LTPP Awards to our executive officers similarly. Finally, they noted that each executive officer would receive less value than originally targeted by the Compensation Committee (and the Board, in the case of Ms. Cochran) when the 2019 LTPP Awards were granted due to the unforeseeable sudden decline in the Company’s stock price, which decline the Compensation Committee (and the Board, in the case of Ms. Cochran) attributed to the pandemic and not matters within management’s control. In the view of the Compensation Committee (and the Board, in the case of Ms. Cochran) this negative impact to award value sufficiently aligned the experience of our executive officers with that of our shareholders without being compounded by further reductions as a result of failure to meet performance conditions that were necessarily set without anticipation of a market-wide price dislocation such as that prompted by the pandemic.
Elimination of TSR Adjustment for 2019 Relative TSR Grants
As with the 2020 Relative TSR Grants discussed above, in light of the severe and unforeseeable economic impact of the pandemic on the Company and the restaurant industry relative to the companies within the TSR Index applicable to the Company’s Relative TSR awards, the Compensation Committee (and the Board, in the case of Ms. Cochran) determined at the end of 2020 that it would be better to forego any adjustment of the 2019 Relative TSR grants, either up or down, on the basis of the Company’s performance vs. the Index (which could result in the executive officers receiving less or more than target) and instead pay out the 2019 Relative TSR Grants at target when they vest at the end of 2021.
In reaching this decision, the Compensation Committee and Board followed the philosophies enumerated on pages 18 –  19 of this proxy statement, particularly with respect to the philosophies around retention, balancing of interests and equitable treatment of our executives. They noted that the 2019 Relative TSR Grants were primarily intended to retain executives while providing only a modest amount of additional downside and upside if the Company performed exceptionally poorly or well against the Index and that this performance-based element had been essentially frustrated by the unforeseeable and extreme market-wide stock price effects of the pandemic. To preserve what the Compensation Committee (and the Board, in the case of Ms. Cochran) judged to be the more important element of the retentive value of the awards, and to avoid an unfair detriment or windfall to the executives, the Compensation Committee (and the Board, in the case of Ms. Cochran) therefore resolved to treat the 2019 Relative TSR Grants as time-based awards, cliff vesting at the end of 2021. The 2019 Relative TSR Grants will not be accelerated, and grantees must be employed by the Company at the time of vesting to receive them.

Payment of 2018 Relative TSR Grants
All of our NEOs other than Mr. Hackney received awards of RSUs at the outset of 2018 (the “2018 Relative TSR Grants”). The 2018 Relative TSR Grants were an award of RSUs that were subject to adjustment based on the Company’s TSR performance over a three year period (2018, 2019and 2020) relative to the Index.
The Company’s TSR for the period, is calculated as follows:
(Change in price of our common stock during 3-year performance period + dividends paid during 3-year performance period)

Price of our common stock at the start of the performance period
The Company’s TSR performance for the three year period applicable to the 2018 Relative TSR Grants was 22.63%, which was in the 42nd percentile of the Index and thus led to a target payout of the 2018 Relative TSR Grants (i.e., 100%, with no adjustment up or down).
Realizable Pay Analysis
Despite the adjustments that the Compensation Committee (and the Board, in the case of Ms. Cochran) made to incentive compensation that was impacted by the pandemic, our executive officers’ realizable pay for 2020 remained below their respective target pay and reflected the general performance of the Company for the year. While many of the required compensation disclosures under SEC rules represent awards that may be earned, realizable pay considers pay that is actually earned. The following chart demonstrates how, over the three-year period of 2018, 2019 and 2020, when the Company’s Total Shareholder Return declined by 20%, Ms. Cochran’s realizable total direct compensation declined by 28% from her target total direct compensation for that same period, from $19,993,000 to $14,363,000:

In the chart above, Ms. Cochran’s “Target Pay” reflects the following:
•
Ms. Cochran’s aggregate base salary for 2018, 2019 and 2020, as approved by the Board at the outset of each such year

•
Ms. Cochran’s aggregate target bonus opportunity for performance under the Company’s Annual Bonus Plan in each of 2018, 2019 and 2020, as approved by the Board at the outset of each such year

•
The grant date fair value of the target levels of 2019 and 2020 LTPP Awards granted to Ms. Cochran at the outset of 2019 and 2020, based on the closing stock price on the respective grant dates of such awards

•
The grant date fair value of the 2018, 2019 and 2020 Relative TSR Awards and Time-Based Awards granted to Ms. Cochran at the outset of 2018, 2019 and 2020, based on the closing stock price on the respective grant dates of such awards

In contrast, Ms. Cochran’s “Realizable Pay” in the above chart reflects the following:
•
Ms. Cochran’s actual base salary for 2018, 2019 and 2020, which reflects the reduction in Ms. Cochran’s base salary during the third and fourth quarters of 2020

•
Ms. Cochran’s actual bonus paid in respect of performance in each of 2018, 2019 and 2020 under the Company’s Annual Bonus Plans for such years, including the payout of the 2020 Annual Bonus Plan at 50% of target

•
The fair value of the 2019 and 2020 LTPP Awards granted to Ms. Cochran, based on the closing stock price on the last day of 2020 of $110.47

•
The fair value of the 2018, 2019 and 2020 Relative TSR Awards and Time-Based Awards granted to Ms. Cochran, based on the closing stock price on the last day of 2020 of $110.47

Health and Welfare Benefits
We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees, and a supplemental group term life insurance program that covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2020.
Severance and Change in Control Provisions
None of our current Named Executive Officers has an employment agreement other than Ms. Cochran, which governs her arrangement relating to severance and/or a change in control of the Company (a “CIC Transaction”). All of our other Named Executive Officers, along with all of the Company’s other executive officers, have entered into (i) severance agreements (“Severance Agreements”) that govern the terms of their involuntary separation from the Company other than in connection with a CIC Transaction; and (ii) change in control agreements (“CIC Agreements”) that govern their employment by the Company and the terms of their involuntary separation from the Company following a CIC Transaction. These agreements, which are summarized as they apply to our Named Executive Officers below, were not amended in 2020.
The Severance Agreements are intended to attract and retain executive talent by providing executives with reasonable assurance that if their employment relationship with the Company is involuntarily terminated in certain circumstances other than for cause they will have sufficient resources to be able to transition to other professional opportunities. While the CIC Agreements are also intended as a recruitment and retention tool, they are additionally intended to ensure that the Company will have the continued dedication, focus and objectivity from key executives in the event of a proposed CIC Transaction, and thus maintain the alignment of our executives’ interests with those of our shareholders.
The Employment Agreement, Severance Agreement and CIC Agreements are described in greater detail below. Potential payments pursuant to these agreements to our Named Executive Officers under various termination scenarios are more fully described under “Executive Compensation — Compensation Tables and Information — Potential Payments Upon Termination or Change in Control” below, including the table on page 46 of this proxy statement.
Severance Benefits Specific to Ms. Cochran
The Company and Ms. Cochran are parties to an employment agreement (the “Employment Agreement”) entered into on July 27, 2018, which governs the severance benefits to be received by Ms. Cochran. Under the Employment Agreement, Ms. Cochran’s employment with the Company is “at will” and either party may terminate the agreement at any time, but Ms. Cochran will be entitled to certain severance benefits in the event that her employment with the Company is terminated under certain circumstances. If Ms. Cochran’s employment is terminated by the Company without cause (as defined in the agreement) or terminated by Ms. Cochran with good reason (as defined in the agreement) prior to July 27, 2023 and outside of a CIC Transaction, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, including, among other things, her base salary through the date of termination and reimbursement for any business expenses to the extent not previously paid (“accrued obligations”), (ii) two times the sum of (x) her then-current annual base salary and (y) then-current target bonus payable in installments ratably over 24 months following termination, (iii) a lump sum payment equal to her annual bonus for the fiscal year in which the termination occurs, prorated based on the number of days elapsed between the beginning of the fiscal year and the termination date, to the extent the applicable performance goal is subsequently achieved, and (iv) a lump sum amount equal to 24 times the monthly COBRA premium amount applicable as of the termination date. Additionally, the Employment Agreement provides for acceleration of vesting of long-term incentive awards held by Ms. Cochran at the time of termination without cause or with good reason within the first five years following the execution of the agreement (i.e., until July 27, 2023). Specifically, Ms. Cochran’s outstanding long-term incentive awards that vest with the passage of time (“time-based awards”) will accelerate and vest in full upon termination, and her long-term incentive awards that vest depending upon the Company’s performance (“performance-based awards”) will vest in full, but only when and to the extent the applicable performance goals are subsequently achieved.
If Ms. Cochran’s employment is terminated without cause or for good reason after July 27, 2023, then in lieu of the benefits summarized above she will be entitled to receive only (i) the accrued obligations and (ii) 1.50 times the sum of (x) current annual base salary and (y) target current year bonus payable in installments, with no payment of a prorated target bonus for the termination year, no vesting of unvested long-term incentive awards, and no payment for health and welfare benefits continuation.
The payment of the foregoing severance benefits, exclusive of the accrued obligations, is subject to execution by Ms. Cochran of a comprehensive release of claims against the Company. If Ms. Cochran’s employment is terminated by the Company for cause or if Ms. Cochran terminates her employment by voluntarily quitting without good reason, then she would be entitled to receive only the accrued obligations.
If Ms. Cochran retires after providing to the Company at least 12 months’ advance of her intent to retire, Ms. Cochran’s outstanding time-based awards will vest in full in accordance with the original vesting schedule set forth in the applicable award agreements and her performance-based awards will vest in full to the extent the applicable performance goals are subsequently achieved, all as if she had remained employed by the Company following her retirement throughout the applicable vesting periods. In other words, no award accelerates upon retirement and all performance-based awards remain subject to the Company’s achievement of all applicable performance criteria.
As indicated above, Ms. Cochran voluntarily waived her rights to claim good reason termination in connection with the reduction of her base salary during the third and fourth quarters of 2020.
Severance Agreement for all other Named Executive Officers
Each Named Executive Officer who is a party to the Severance Agreement will be entitled to receive severance benefits of 12-18 months’ base salary continuation and continuation of benefits under COBRA (with the executive responsible for paying the premiums), depending on his/her length of service, as a result of the termination of his/her employment by the Company other than for “cause” or by the executive for “good reason” (each as defined in the agreement).
To receive the foregoing benefits, the executive must execute a comprehensive release in favor of the Company, waiving any claims the executive may have against the Company. In addition to obligating the executive to maintain confidentiality of Company information and return all Company property, the Severance Agreement further obligates the executive (i) not to work as an employee or consultant for any “multi-unit restaurant business that offers full service family or casual dining” for a period of six months following the severance event or the remainder of the severance payment period, whichever is shorter; and (ii) not to solicit the employees or customers of the Company for a period of 12 months following the severance event or the remainder of the severance payment period, whichever is shorter.
The Severance Agreement has an initial term of three years and will automatically renew each year thereafter unless the Company provides the executive with 90 days’ written notice of its intention not to renew prior to the expiration of the then-current term.
Change in Control Benefits for Ms. Cochran
Ms. Cochran’s Employment Agreement contains certain benefits in the event that her employment with the Company is terminated in connection with a change in control. The Employment Agreement contains a “double trigger,” and in the event that a change in control of the Company (as defined in the agreement)

occurs during the term of the Employment Agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, (ii) a lump sum payment of three times the sum of (x) current annual base salary and (y) target current year bonus, (iii) a lump sum payment equal to her target bonus for the fiscal year in which the termination occurs, prorated based on the number of days elapsed between the beginning of the period and the termination date, (iv) acceleration and immediate vesting of all long-term incentive awards, with time-based awards vesting in full and performance-based awards vesting at target level, and (v) a lump sum amount equal to 24 times the monthly COBRA premium amount applicable as of the termination date.
The Employment Agreement does not entitle Ms. Cochran to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Code, as amended. Ms. Cochran will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of her employment. The agreement obligates Ms. Cochran not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of her employment.
CIC Agreements
The CIC Agreement becomes effective only in the event of a CIC Transaction, as defined in the agreement. Once it takes effect, the Company agrees to employ the executive, and the executive agrees to remain in the employ of the Company, from the date of a change in control to the earlier to occur of the second anniversary of such change in control or the executive’s normal retirement date. During this period of employment, the Company agrees to provide the executive with (i) base salary at least equal to the highest base salary which the executive was paid during the 24 calendar months immediately prior to the change in control, (ii) the right to participate, at the highest target percentage rate or target participation level at which he/she participated during the 12-month period prior to the change in control, in the Company’s bonus and equity incentive compensation plans; and (iii) the same employee benefits and perquisites which the executive received (or had the right to receive) during the 12 months immediately prior to the date of the change in control.
The CIC Agreement has an indefinite term but may be terminated by the Company upon not less than one year’s prior written notice to the executive if (i) the Company has not received any proposal or indication of interest from a party regarding, nor is the Company’s Board of Directors then considering, a potential change in control transaction; and (ii) the Company terminates the CIC Agreements for all similarly situated executives and not just the individual.
The CIC Agreement is “double trigger”, and no payments or equity awards are paid out immediately upon the change in control. The executive does not have any right to receive any gross-up payment in reimbursement of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If amounts payable under the CIC Agreement would be subject to such excise tax, then the executive will pay the tax or such amounts will be reduced to a level where the excise tax no longer applies, whichever is more beneficial to the executive.
In the event that employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each as defined in the agreement) at any point during the 24 months following a change in control, then, in addition to any accrued and unpaid salary, bonus, benefits and vacation time, the terminated executive is entitled to (i) a lump-sum cash payment equal to two times the sum of his/her annual salary and target annual bonus for the year in which termination occurs, (ii) his/her annual bonus for the year in which termination occurs, pro-rated to his/her actual period of service during that year; (iii) continued health and welfare benefits and perquisites for the two-year period following termination at no greater cost to the executive; and (iv) the payment of the cash-out of his/her equity awards, as described below.
Unless an individual equity award agreement provides the executive with immediate vesting of the award upon a change in control (in which case the terms of such award agreement will apply), under the CIC Agreement, all of the executive’s outstanding and unvested equity awards and accrued dividends at the time of the change in control occurs will be converted to cash at their target level of award, which, depending on the Company’s projected performance at the time of conversion, could be beneficial or detrimental to the executive. The converted cash will earn interest at the rate of 1.5% over the 10-year Treasury Bill rate in effect at the beginning of each month and will be paid to the executive upon the earliest to occur of (i) the second anniversary of the change in control; (ii) the date(s) on which the underlying awards would have otherwise vested or been paid; or (iii) the date of a qualifying termination of the executive’s employment under the CIC Agreement.
Perquisites/Retirement Benefits
We provide very limited perquisites and other benefits to our Named Executive Officers aside from participation in benefit plans that are broadly applicable to our full-time employees. Indeed, the only perquisite that we provided exclusively to our executive officers was a modest financial planning assistance benefit. Moreover, once the pandemic began, management voluntarily suspended this benefit and executive physicals (which was a benefit offered to all officers) in light of the financial pressures created by the pandemic.
All perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on pages 39 –  40 of this proxy statement under the “All Other Compensation” column and related footnote.
As far as other perquisites are concerned, we note that:
•
Named Executive Officers do not have use of a Company vehicle;

•
Named Executive Officers may not schedule the Company aircraft for personal travel;

•
We do not have a defined benefit pension plan or SERP; and

•
We do not provide a number of perquisites that are provided by other companies, such as club memberships or drivers.

Other Executive Compensation Policies and Guidelines
Stock Ownership Guidelines
We have stock ownership guidelines (the “Ownership Guidelines”) covering all executive officers, which are posted on our website at www.crackerbarrel.com. The Ownership Guidelines emanate from the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. The Ownership Guidelines are based on a multiple of base salary for executive officers and the total annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s guideline is three times base salary and any other executive officer’s guideline is two times base salary. No officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Our non-employee directors are subject to a guideline of six times the annual cash retainer paid to such non-employee director. Calculations to determine compliance with the Ownership Guidelines are made during the first quarter of each year, and are based upon (i) with respect to executive officers, each officer’s base salary applicable at the time of such calculation and (ii) the average closing price of the Company’s common stock, as reported by Nasdaq, for each trading day during the last 30 calendar days of the preceding year and the first 30 calendar days of the year in which the calculation is performed. For 2020, the Ownership Guidelines for our Named Executive Officers were as follows:
Executive Officer	Multiple of Base Salary
Sandra B. Cochran	5X
Jill M. Golder	3X
Richard M. Wolfson	2X
P. Douglas Couvillion	2X
Michael T. Hackney	2X

Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or RSUs granted until they achieve compliance with the applicable guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive officers and non-employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she will be prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.
Anti-Hedging and Anti-Pledging Policy
The Company’s anti-hedging and anti-pledging policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to engage in hedging transactions to mitigate the impact of changes in the value of the Company’s securities. Similarly, placing the Company’s securities in a margin account or pledging them as collateral may result in their being sold without the director’s or officer’s consent or at a time when the director or officer is in possession of material nonpublic information of the Company. When any of these types of transactions occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) compromised.
Under the Anti-Hedging and Anti-Pledging Policy, no director or officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a change in market value of the Company’s securities, as well as any transaction that places the Company’s securities in a margin account or pledges them as collateral for loans or other obligations.
Compensation Risk Analysis
The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices. The Compensation Committee reviewed and discussed: the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and FW Cook, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Recoupment Provisions
The Company may recover any incentive compensation awarded or paid pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
Impact of Tax and Accounting Treatments on Compensation
Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives varies. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.
Sections 280G and 4999
As described above, Ms. Cochran has an Employment Agreement and we provide our Named Executive Officers other than Ms. Cochran with Severance and CIC Agreements. Neither Ms. Cochran nor any of our other Named Executive Officers has a right under these agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Code.
Section 162(m)
The Compensation Committee has historically considered the impact of Section 162(m) of the Code in the design of its compensation strategies. Under Section 162(m) of the Code, compensation paid to executive officers in excess of $1.0 million in any year cannot be taken by us as a tax deduction unless the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m). The Compensation Committee and the Company designed our compensation structure in an attempt to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee and the Company also believe that they must (and do) reserve the right to award compensation which they each deem to be in the best interests of the Company and our shareholders, but which may not be fully tax deductible under Section 162(m). Moreover, this exception allowing the full deductibility of “qualified performance-based compensation” does not apply to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2020.
This report has been submitted by the members of the Compensation Committee:
Coleman H. Peterson, Chair
Thomas H. Barr
Meg Crofton
William W. McCarten

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the Named Executive Officers during 2018, 2019 and 2020.
Name and Principal Position	Year	Salary(1)	Restricted Stock/RSU Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)
Sandra B. Cochran, President and Chief Executive Officer	2020	$982,292	$4,265,425	$718,750	$249,974	$6,216,441
	2019	$1,100,000	$4,118,860	$1,359,996	$406,079	$6,984,935
	2018	$1,100,000	$3,924,884	$781,517	$428,201	$6,234,602
Jill M. Golder, Senior Vice President and Chief Financial Officer	2020	$505,260	$797,902	$204,375	$37,923	$1,545,461
	2019	$530,000	$731,022	$409,544	$60,106	$1,730,672
	2018	$510,000	$589,849	$220,555	$85,758	$1,406,162
Richard M. Wolfson, Senior Vice President, General Counsel and Secretary	2020	$417,188	$526,793	$146,250	$55,331	$1,145,561
	2019	$375,000	$1,170,693	$251,136	$88,245	$1,885,074
	2018	$350,000	$492,763	$129,738	$30,049	$1,002,550
P. Doug Couvillion, Senior Vice President, Sourcing & Supply Chain	2020	$343,021	$270,610	$120,250	$35,291	$769,172
	2019	$350,000	$241,314	$234,393	$44,995	$870,702
	2018	$330,000	$222,497	$91,743	$42,366	$686,606
Michael T. Hackney,(5) Senior Vice President, Restaurant and Retail Operations	2020	$347,656	$274,091	$121,875	$17,979	$761,601

(1)
Amounts in this column reflect the actual base salary earned by the NEO in 2020, 2019 and 2018, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. For 2020, the amounts reflect the voluntary reductions in base salary agreed to by each NEO during the third quarter of 2020.

(2)
The amounts disclosed in this column reflect the aggregate grant date fair value of awards for 2020, 2019 and 2018, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Specifically, the amounts provided for 2020 reflect the aggregate grant date fair value of the Named Executive Officer’s (i) time-based award under the 2020 Time-based RSU and (ii) performance-based awards under the 2020 LTPP and 2020 Relative TSR Grant.

For the performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of performance conditions at the maximum level for the performance-based awards, the aggregate grant date fair value of all the stock awards made to each Named Executive Officer in 2020 (including the time-based award) are as follows:
Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Sandra B. Cochran	2020	$6,625,414
Jill M. Golder	2020	$1,239,267
Richard M. Wolfson	2020	$818,266
P. Douglas Couvillion	2020	$420,342
Michael T. Hackney	2020	$425,782

For information regarding the compensation cost of the awards and the assumptions used to calculate the grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Reports on Form 10-K for 2020, 2019 and 2018.
(3)
Amounts in this column reflect the aggregate grant date fair value earned by the NEO in 2020, 2019 and 2018, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(4)
The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

(5)
Mr. Hackney became an executive officer of the Company on May 1, 2019.

All Other Compensation
	Year	Life Insurance	Long-term Disability(a)	Dividend Equivalents on Shares of Restricted Stock(b)	Company Match Under Non-Qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other(c)	Total
Sandra B. Cochran	2020	$19,560	$1,728	$196,331	$30,103	$2,252	$0	$249,974
Jill M. Golder	2020	$318	$1,552	$34,351	$1,703	$0	$0	$37,923
Richard M. Wolfson	2020	$270	$1,206	$44,780	$3,917	$2,891	$2,267	$55,331
P. Douglas Couvillion	2020	$210	$1,042	$11,728	$4,557	$2,176	$15,578	$35,291
Michael T. Hackney	2020	$225	$1,080	$10,260	$3,842	$2,572	$0	$17,979

(a)
We provide supplemental long-term disability insurance and life insurance to our executives and certain other employees. The amounts disclosed in this column represent the premiums paid by the Company on behalf of the NEO.

(b)
The amounts disclosed in this column represent 2020 cash dividend equivalents which were or will be paid to the NEO upon the vesting of (i) the 2019 and 2020 LTPP awards (at an assumed target level of performance), and (ii) the 2019 and 2020 Time-based RSU Grants, and (iii) any other time-based RSAs or RSUs granted to an NEO that vested in 2020 or were unvested at the end of 2020. These amounts will be settled in cash upon the vesting of the shares underlying such awards. This column does not include dividend equivalents on the 2018 or 2019 Relative TSR Grants because such amounts were included in the calculation of the grant date fair value of these awards.

(c)
The amount reflected in this column for Mr. Wolfson and Mr. Couvillion represents Company-paid expenses for professional financial planning services incurred prior to the suspension of this benefit.

Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2020.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sandra B. Cochran		$431,250	$1,437,500	$2,875,000
	09/25/19				5,144	12,862	25,724		$2,120,172
	09/25/19				4,823	6,431	8,038		$1,060,086
	09/25/19							6,431	$1,060,086
Jill M. Golder		$122,625	$408,750	$817,500
	09/25/19				962	2,406	4,812		$396,605
	09/25/19				902	1,203	1,503		$198,303
	09/25/19							1,203	$198,303
Richard M. Wolfson		$87,750	$292,500	$585,000
	09/25/19				635	1,589	3,178		$261,931
	09/25/19				595	794	992		$130,883
	09/25/19							794	$130,883
P. Doug Couvillion		$72,150	$240,500	$481,000
	09/25/19				326	816	1,632		$134,509
	09/25/19				306	408	510		$67,255
	09/25/19							408	$67,255
Michael T. Hackney		$73,125	$243,750	$487,500
	09/25/19				330	827	1,654		$136,323
	09/25/19				309	413	516		$68,079
	09/25/19							413	$68,079

(1)
The amounts shown reflect the possible aggregate payouts under the 2020 annual bonus plan at the “threshold,” “target” and “maximum” levels. Actual payouts for 2020 were 50% of target and are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2020 annual bonus plan and the 2020 payouts, see “Executive Compensation — Compensation Discussion and Analysis — Overview of Compensation Elements — Annual Bonus Plan.”

(2)
The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2020 LTPP and 2020 Relative TSR Grants. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. When granted, each Named Executive Officers was eligible to receive up to a maximum of 200% of his or her 2020 LTPP target and up to 125% of his or her 2020 Relative TSR Grant target, but as discussed under the CD&A section entitled “Executive Compensation — Compensation Discussion and Analysis — Overview of Compensation Elements — Long-Term Incentives,” due to the pandemic, the Compensation Committee determined that these awards will pay out at target.

(3)
The amounts disclosed in this column reflect the Time-based RSU Grant awarded to each executive in 2020.

(4)
The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718. For the performance-based awards (i.e., the 2020 LTPP and 2020 Relative TSR Grants), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2020.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreement with Named Executive Officers
We currently have one employment agreement with a Named Executive Officer as further described below.
Employment Agreement with Sandra B. Cochran
The Company and Ms. Cochran are parties to the Employment Agreement, entered into on July 27, 2018.
Under the Employment Agreement, Ms. Cochran serves as the Company’s President and Chief Executive Officer, reporting to the Board, and will be nominated annually by the Board to serve as a director throughout her employment. During the term of the agreement measured from the outset of 2020, she will receive an annual base salary of not less than $1,150,000 (her 2020 salary) and an annual bonus opportunity with a target of not less than 125% of annual base salary (her 2020 target bonus opportunity). Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Cochran’s target aggregate award value under such plans will be not less than 380% of her annual base salary (her 2020 target award value). Ms. Cochran will be eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company. Future adjustments to salary, annual bonus and long-term incentive awards to Ms. Cochran will be as recommended by the Compensation Committee and approved by the Board.
Under the Employment Agreement Ms. Cochran agrees to provide the Company with at least 12 months’ prior notice (or such shorter period as the Board may agree at its discretion) before exercising her right to retire. If she fails to provide such notice, any retirement will be treated as if she voluntarily quit the Company.
As described on page 46 of this proxy statement, the Employment Agreement contains certain benefits and imposes certain obligations if the Employment Agreement is terminated without “cause” or “good reason” (as defined in the Employment Agreement) and contains certain rights in the event of a change in control of the Company.
Severance Plan and Management Retention Agreements
As described on page 46 of this proxy statement, our executive officers, including all of our Named Executive Officers, are parties to a Severance Agreement and a CIC Agreement which provide them with certain benefits and impose on them certain obligations in the event their employment is terminated without “cause” or “good reason” (as defined in these agreements), either in the normal course or following a change in control of the company, respectively. For the reasons described previously, we believe that these agreements are important tools in recruiting and retaining key executives and that the CIC Agreement appropriately aligns the interests of our executives and our shareholders in connection with an actual or potential change of control transaction.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding equity awards held by the Named Executive Officers as of July 31, 2020.
	Option Awards					Stock Awards
Name(11)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sandra B. Cochran								12,862(1)	$1,420,865
								6,981(2)	$771,191
								6,431(3)	$710,433
						6,496(4)	$717,613
						13,962(5)	$1,542,382
						6,496(6)	$717,613
						6,981(7)	$771,191
						6,431(8)	$710,433
Jill M. Golder								2,406(1)	$265,791
								1,239(2)	$136,872
								1,203(3)	$132,895
						976(4)	$107,819
						2,478(5)	$273,745
						976(6)	$107,819
						1,239(7)	$136.872
						1,203(8)	$132,895
Richard M. Wolfson								1,589(1)	$175,537
								751(2)	$82,963
								794(3)	$87,713
						558(4)	$61,642
						1,503(5)	$166,036
						558(6)	$61,642
						751(7)	$82,963
						794(8)	$87,713
						5,000(9)	$552,350
P. Doug Couvillion								816(1)	$90,144
								409(2)	$45,182
								408(3)	$45,072
						368(4)	$40,653
						818(5)	$90,364
						368(6)	$40,653
						409(7)	$45,182
						408(8)	$45,072
Michael T. Hackney								827(1)	$91,359
								413(3)	$45,624
						413(8)	$45,624
						1,000(10)	$110,470

(1)
This award represents the 2020 LTPP Award. The 2020 LTPP Award has a two-year performance period, which ends on July 30, 2021. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(2)
This award represents the 2019 Relative TSR Grant. The 2019 Relative TSR Grant has a three-year performance period, which ends on July 30, 2021. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(3)
This award represents the 2020 Relative TSR Grant. The 2020 Relative TSR Grant has a three-year performance period, which ends on July 29, 2022. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(4)
This award reflects the 2018 Relative TSR Grant. The performance period for this award concluded on July 31 2020, and the award vested on September 17, 2020.

(5)
This award reflects the 2019 LTPP Award. The performance period for this award concluded on July 31, 2020, and the award vested on September 17, 2020.

(6)
This award represents the 2018 Time-based RSU Grant. This award will cliff-vest on September 27, 2020, so long as the NEO remains employed by the Company on such date.

(7)
This award represents the 2019 Time-based RSU Grant. This award will cliff-vest on September 25, 2021, so long as the NEO remains employed by the Company on such date.

(8)
This award represents the 2020 Time-based RSU Grant. This award will cliff-vest on September 25, 2022, so long as the NEO remains employed by the Company on such date.

(9)
This is an RSA granted to Mr. Wolfson in connection with his assumption of additional executive duties in fiscal 2018. The award will cliff-vest vest on September 25, 2021, so long as Mr. Wolfson remains employed by the Company on such date.

(10)
This is an RSA granted to Mr. Hackney in connection with his assumption of additional executive duties in fiscal 2019. The award will cliff-vest vest on January 14, 2022, so long as Mr. Hackney remains employed by the Company on such date.

(11)
The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $110.47, the closing price for our common stock as quoted on the Nasdaq Global Select Market on July 31, 2020.

Option Exercises and Stock Vested Table
The following table sets forth information, for the Named Executive Officers, regarding the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by Named Executive Officers in 2020.
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Sandra B. Cochran	22,858	$3,762,470
Jill M. Golder	3,051	$502,653
Richard M. Wolfson	817	$135,834
P. Douglas Couvillion	1,181	$194,530
Michael T. Hackney	522	$89,915

(1)
Value is based on the closing price of a share of the Company’s common stock as quoted by the Nasdaq Global Select Market on the vesting date.

Equity Compensation Plan Information
The following table sets forth information with respect to our equity plans as of July 31, 2020.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Options — 0
	Full Value — 108,026(1)	—	1,033,396
Equity compensation plans not approved by security holders	Options — 0	—	0
	Full Value — 0	—	—
Total	Options — 0	—	—
	Full Value — 108,026	—	1,033,396

(1)
Includes target awards under the 2019 and 2020 LTPP, and the 2018, 2019 and 2020 Relative TSR Grants, and representing a total of 67,281 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans. Also includes all unvested Time-based RSU Grants and RSA awards to Company executives and members of the Board of Directors, representing a total of 40,745 shares of common stock.

Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (or, a maximum of 1.5% of their compensation). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by the Company to the non-qualified deferred compensation plan during 2020 and the aggregate deferred compensation balance as of the end of our year ended July 31, 2020. All amounts have been rounded to the nearest dollar, and any failure to sum in the last column is due to rounding.
Name	Aggregate Balance at Beginning FYE ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Sandra B. Cochran	$1,994,432	$140,537	$30,103	$63,419	$0.00	$2,228,492
Jill M. Golder	$156,189	$16,691	$1,703	$17,970	$0.00	$192,552
Richard M. Wolfson	$59,314	$40,159	$3,919	$11,556	$0.00	$114,946
P. Doug Couvillion	$1,578,660	$90,849	$4,557	$182,345	$0.00	$1,856,411
Michael T. Hackney	$167,454	$49,550	$3,842	$17,689	$0.00	$238,535

(1)
Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2020 in the Summary Compensation Table.

(2)
Company contributions are included in the “All Other Compensation” column for 2020 in the Summary Compensation Table.

(3)
The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation table.

(4)
The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Cochran, $1,451,679; Ms. Golder, $134,589; Mr. Wolfson, $56,292; Mr. Couvillion, $1,009; and Mr. Hackney, $0. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.
In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against the Company in a form prescribed by the agreement itself. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we have the contractual right to cease making any future payments or providing any other benefits to the Named Executive Officer and will consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.
The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreement, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on July 31, 2020. The closing price for our common stock on July 31, 2020 was $110.47.
Name	Termination for Cause(1)	Death or Disability(1)(2)	Retirement(3)	Involuntary Termination (without cause or for good reason) before CIC(1)(2)	Involuntary Termination (without cause or for good reason) after CIC(1)(2)
Sandra B. Cochran	$0	$6,702,806	$9,413,590	$14,613,913	$17,201,413
Jill M. Golder	$0	$1,309,245	$0	$545,000	$3,753,695
Richard M. Wolfson	$0	$1,213,387	$0	$450,000	$3,301,303
P. Doug Couvillion	$0	$550,327	$0	$370,000	$2,015,875
Michael T. Hackney	$0	$371,848	$135,485	$375,000	$1,833,109

(1)
With respect to Ms. Cochran, the applicable amounts are determined based on her employment agreement with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on their respective Severance and CIC Agreements.

(2)
To the extent that the amounts reflected in this column include the value of any performance-based long term incentive awards that would receive accelerated or continued vesting at or following termination, such value has been calculated assuming a target level of achievement. To the extent that the amounts reflected in this column include the value of any health and welfare benefits or perquisites, (e.g., continued medical, dental, vision, life, or long-term disability insurance, financial planning, executive physicals, cell-phone reimbursement or subscription services) such value has been calculated (i) based on the amounts that were actually paid by, to or on behalf of the NEO for such benefits and perquisites in 2020 as reflected in the Summary Compensation Table; and (ii) are for the length of time that the Company is obliged to continue such benefits and perquisites pursuant to the terms of the underlying employment, severance and/or CIC Agreements as discussed in this proxy statement.
(3)
Of our NEOs, only Ms. Cochran and Mr. Hackney were retirement-eligible under Company policy as of at the end of 2020. The amount shown for Ms. Cochran assumes that her 2020 annual bonus was paid out at the target level of achievement and that all of her outstanding equity awards (and the associated dividend equivalent rights) were also achieved at target levels. Pursuant to the terms of her employment agreement, Ms. Cochran would only be entitled to receive such amount if she provided the Company with at least 12 months’ prior notice of her intention to retire.

Director Compensation Table
The table below sets forth the 2020 compensation of non-employee directors, which is described in greater detail beginning on page 13 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2020, no director received an option award.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Thomas H. Barr	$69,000	$109,854	$0	$1,751	$180,605
Carl T. Berquist	$70,875	$109,854	$677	$2,356	$183,762
James W. Bradford(4)	$45,791	$0	$0	$1,327	$47,118
Meg G. Crofton	$68,375	$109,854	$0	$1,751	$179,980
Gilbert R. Dávila(5)	$2,242	$39,894	$0	$0	$42,135
Richard J. Dobkin	$76,875	$109,854	$1,878	$1,751	$190,358
Norman E. Johnson	$78,000	$109,854	$0	$1,751	$189,605
William W. McCarten	$98,813	$174,894	$0	$2,295	$276,001
Coleman H. Peterson	$75,375	$109,854	$932	$1,751	$187,912
Andrea M. Weiss	$77,500	$109,854	$13,768	$1,751	$202,873

(1)
The amounts disclosed in this column reflect the aggregate grant date fair value of the RSUs granted on November 21, 2019, calculated in accordance with ASC Topic 718. On November 21, 2019, in accordance with our director compensation policy described under “Board of Directors and Committees — Compensation of Directors,” each non-employee director, other than our independent Chairman, William W. McCarten, received a grant of shares of RSUs having a value approximately equal to $110,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 21, 2019. Mr. McCarten received a grant of shares of RSUs having a value approximately equal to $175,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 21, 2019. All awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2020.

(2)
At year-end, the aggregate number of outstanding RSU awards held by each non-employee director was as follows: Mr. Barr, 706 RSUs; Mr. Berquist, 706 RSUs; Ms. Crofton, 706 RSUs; Mr. Dávila, 376 RSUs, Mr. Dobkin, 706 RSUs; Mr. Johnson, 706 RSUs; Mr. McCarten, 1,124 RSUs; Mr. Peterson, 706 RSUs; and Ms. Weiss, 706 RSUs.

(3)
Reflects (i) matching of charitable donations of up to $1,000 paid to a charitable organization of the director’s choice pursuant to our Board of Directors matching grant program, and (ii) dividend equivalents accrued in respect of unvested RSUs held by a director during 2020. A portion of these dividend equivalents were settled in cash upon the vesting of RSUs that were granted in 2019. The remaining portion corresponds to dividend equivalents which were accrued on RSUs granted in 2020 and which will be settled in cash upon the vesting of such RSUs in 2021.

(4)
Mr. Bradford retired from our Board effective as of November 21, 2019.

(5)
Mr. Dávila was appointed to our Board on July 10, 2020.

Ms. Cochran, our President and Chief Executive Officer, was compensated pursuant to her employment agreement and certain benefit plans described under “Executive Compensation” above. She did not receive additional benefits as a result of her service on our Board of Directors.
Compensation Committee Interlocks and Insider Participation
During some or all of 2020, Messrs. Peterson, Barr, and McCarten and Ms. Crofton served as members of our Compensation Committee. None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2020, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.

CEO Pay Ratio
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. Cochran, our President and Chief Executive Officer (“Pay Ratio Disclosure”).
In response to the pandemic, the Company furloughed employees and eliminated a significant number of positions at all levels such that as of July 31, 2020, we employed approximately 55,000 people (as compared to approximately 73,000 employees as of August 2, 2019. However, because the vast majority of our workforce, even following these actions, is comprised of hourly restaurant employees whose total compensation does not vary materially from year to year, there have been no changes to our employee compensation arrangements that we reasonably believe would significantly affect our Pay Ratio Disclosure from last year. We are thus using the same median employee as we did last year and the year before (i.e., 2019 and 2018) for purposes of our 2020 Pay Ratio Disclosure:
•
the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) represents a restaurant prep cook who worked approximately 20 hours per week over a 52 week fiscal year and was $14,232; and

•
the annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table,” was $6,216,441.

Based on this information, for 2020, our Chief Executive Officer’s annual total compensation was approximately 437 times that of the median of the annual total compensation of all other employees.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
1.
The bulk of our employee population is comprised of restaurant employees who are paid hourly. Our restaurant employment opportunities provide significant flexibility to our employees, many of whom seek accommodating work schedules, supplemental income or social connection, although such flexible and part-time employment has the effect of lowering the annual total compensation for our median employee. We identified the median employee by examining the tax and payroll records of our entire employee population, excluding our Chief Executive Officer, as of June 15, 2018. Based on seasonal traffic patterns in our restaurants, we believe that, under normal circumstances, June is the month that is most representative of hours worked for the full year, occurring at a time when the summer travel season tends to drive increased traffic in our stores but not at a time that typically sees extraordinarily high traffic that would distort the calculation, such as the Thanksgiving holidays. Other than Ms. Cochran, all employees of the Company and its subsidiaries were considered in our identification of the median employee.

2.
To identify the median employee from our employee population, we compared the amount of gross wages (including reported tips) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2. No cost of living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2018. We believe the use of gross wages for all employees is a consistently applied compensation measure.

3.
We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. Based on this methodology, our median employee was identified as a restaurant prep cook in one of our restaurants who in 2018 was paid on an hourly basis and worked approximately 1,100 hours (or 20 hours per week over a 53 week fiscal year).

4.
After we had identified our median employee, we combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402I(2)(x) of Regulation S-K, resulting in annual total compensation of $14,232.

5.
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for 2020 in the “Summary Compensation Table,” above.

We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, shareholders should use caution in attempting to use the pay ratio reported above as a basis for comparison with other companies, as they may have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios. For similar reasons, our executive compensation process has not included an examination of our pay ratio. We have provided this pay ratio information for compliance purposes, and neither the Compensation Committee nor Company management have used the pay ratio measure to influence compensation actions or decisions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.
During 2020, there were no transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed.
Code of Ethics
The Company’s Code of Business Conduct and Ethics may be viewed on our website at www.crackerbarrel.com. With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Audit Committee or the full Board of Directors, as appropriate, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.
The Company’s Financial Code of Ethics, which was formerly a separate policy, was consolidated into the Code of Business Conduct and Ethics and applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Any amendments to, or a waiver from, a provision of the financial code of ethics section of our Code of Business Conduct and Ethics will be posted on our website.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information for those who, as of September 18, 2020, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 23,697,395 shares of our common stock outstanding as of September 18, 2020.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,866,235(1)	12.1%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,538,186(2)	10.7%
Sardar Biglari 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	2,055,141(3)	8.7%

(1)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 2,823,826 shares and sole dispositive power with respect to 2,866,235 shares. Includes shares beneficially owned by Blackrock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited. Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G.

(2)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power with respect to 50,543 shares, shared voting power with respect to 2,837 shares, sole dispositive power with respect to 2,487,688 shares and shared dispositive power with respect to 50,498 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., reported beneficial ownership of 47,661 shares as a result of VFTC’s serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., reported beneficial ownership of 5,719 shares as a result of VIA’s serving as investment manager of Australian investment offerings.

(3)
Beneficial ownership information based solely on a Schedule 13D/A filed with the SEC on August 20, 2020 by Sardar Biglari, Biglari Capital Corp. and certain of its subsidiaries (“Biglari Capital”) and Biglari Holdings, Inc. and certain of its subsidiaries (“Biglari Holdings”). Mr. Biglari reported sole voting power and sole dispositive power with respect to 2,055,141 shares, Biglari Capital reported sole voting power and sole dispositive power with respect to 2,000,000 shares, and Biglari Holdings reported sole voting power and sole dispositive power with respect to 55,141 shares. By virtue of his relationships with Biglari Capital and Biglari Holdings, Mr. Biglari may be deemed to beneficially own the shares beneficially owned by these entities.

Security Ownership of Management
The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 18, 2020, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1) (2)	Percent of Class
Thomas H. Barr	6,574	*
Carl T. Berquist	3,553	*
Sandra B. Cochran	129,145	*
P. Douglas Couvillion	4,187	*
Meg G. Crofton	1,562	*
Gilbert R. Dávila	0	*
Richard J. Dobkin	19,477	*
Jill M. Golder	9,246	*
Michael T. Hackney	1,967	*
Norman E. Johnson	6,230	*
William W. McCarten	7,615	*
Coleman H. Peterson	7,667	*
Gisel Ruiz	0	*
Andrea M. Weiss	8,900	*
Richard M. Wolfson	2,792	*
All executive officers and directors as a group (19 persons)	218,868	*

*
Less than one percent.

(1)
The address for each listed director and officer is Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Dr., Lebanon, TN 37087

(2)
Includes the following number of shares of restricted stock or RSUs exercisable by the named holders within 60 days of September 18, 2020, including shares vesting on September 27, 2020. The gross amount of shares is listed. Some of these shares will be sold to satisfy tax withholding requirements:

Name of Beneficial Owner	Number of Shares
Thomas H. Barr	0
Carl T. Berquist	0
Sandra B. Cochran	6,496
P. Douglas Couvillion	368
Meg G. Crofton	0
Gilbert R. Dávila	0
Richard J. Dobkin	0
Jill M. Golder	976
Michael T. Hackney	0
Norman E. Johnson	0
William W. McCarten	0
Coleman H. Peterson	0
Gisel Ruiz	0
Andrea M. Weiss	0
Richard M. Wolfson	558
All executive officers and directors as a group (19 persons)	8,816
The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of common stock beneficially owned by each holder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of such shares does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Background to the Board’s Recommendation in Favor of the Company Nominees
Over the past decade, our Board of Directors has formulated and vigorously pursued an ongoing, multi-year succession planning process that has resulted in significant changes to our Board of Directors. Of the Board’s ten nominees, nine have joined the Board since the beginning of 2011, the year in which our present chief executive officer, Ms. Cochran, assumed her current role. Four of our nominees have joined the Board since the beginning of 2017 — two of them since July 2020 — and the Board believes this pattern of continual Board refreshment has resulted in an ideal mix of, on the one hand, experience with our industry in general and with the Company in particular, and, on the other hand, the valuable injection of new perspectives. In pursuing this succession strategy, the Board has been deliberate about maintaining high selectivity and seeking candidates who will bring to the Board new and valuable knowledge and skill sets (often coupled with significant public company experience), substantial executive leadership experience with national and international organizations of the highest caliber, and a rich and complementary mix of demographic, racial, ethnic, gender and experiential diversity, all of which the Board believes are essential to the optimal function of the best public company boards of directors. Based on our experience, we currently believe a Board size of ten directors is optimized for our Board and committee functions as they are presently conducted, and we believe the Board’s ten nominees offer an outstanding mix of the qualities best suited to lead the Company into the future.
To that end, our nominees’ backgrounds reflect, among other things, the following experiences and characteristics: five of our directors have served as chief executive officers/presidents of significant business operations for publicly traded companies, demonstrating significant leadership skills; three nominees have substantial financial background, having served as a chief financial officer or principal accounting officer of a large business organization; three nominees have executive-level experience directing complex marketing operations for large and well-known consumer-facing businesses; and a significant number of our nominees have meaningful industry expertise in retail, restaurant and/or food service operations, consulting, financial/industry analyst services, and human resources in complex business organizations. By way of further example, our nominees have spent significant portions of their careers in executive positions at organizations such as Wal-Mart, Starbucks, Coca-Cola, Marriott, Procter & Gamble, and The Walt Disney Company, among others. In addition, our nominees — including four women and three individuals who are racially or ethnically diverse — embody the diversity that we believe is critical to the effective functioning of any public company board today, particularly in a consumer-facing industry such as ours. We also believe that all ten of our nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; significant public company engagement; practical judgment and proven decision-making skills; the ability to devote significant time to serve on our Board of Directors and its committees and to work in a collaborative manner with other Board members; and an unwavering commitment to representing the long-term interests of all our shareholders.
Background of the Solicitation
On August 20, 2020, the Company received notice from The Lion Fund II, L.P., a fund managed and controlled by Biglari, of its intent to nominate Raymond Barbrick for election to the Company’s Board of Directors at the 2020 Annual Meeting. This marks the fourth time in the past ten years in which Biglari has initiated a proxy contest seeking one or more seats on the Board, and the fifth contested solicitation. The discussion below outlines the key events and significant contacts between the Company, on the one hand, and Biglari, on the other hand, during this time period.
On June 13, 2011, Biglari filed its initial Schedule 13D with the SEC reporting beneficial ownership by various Biglari affiliates of approximately 9.7% of the Company’s outstanding common stock. After rejecting the Company’s settlement offer to add two independent directors who would be proposed by Biglari, Biglari commenced its first proxy contest with the Company by nominating Sardar Biglari, chairman and chief executive officer of Biglari Holdings, Inc., for election to the Company’s Board of Directors at the 2011 Annual Meeting of the Company’s shareholders. The Board of Directors subsequently adopted a shareholder rights plan in September 2011 that prevented Biglari from acquiring more than 10% of the Company’s outstanding common stock. At the 2011 Annual Meeting, the Company’s shareholders voted in favor of the Board’s nominees and rejected the candidacy of Sardar Biglari, but the rights plan was not approved by a majority of the shareholders and, accordingly, expired by its terms.
Following the 2011 Annual Meeting and into 2012, Biglari acquired additional Company stock, up to a level of approximately 17% of the Company’s outstanding common stock by August 2012. In April 2012, the Board of Directors again implemented a shareholder rights plan on substantially similar terms to the one presented to Company shareholders for approval at the 2011 Annual Meeting, but with a 20% share ownership threshold for triggering the rights plan. In August 2012, Biglari nominated Sardar Biglari and Philip Cooley for election at the 2012 Annual Meeting. At the 2012 Annual Meeting, the Company’s shareholders again voted in favor of the Board’s nominees and rejected the Biglari nominees by wider margins than in 2011, and the Company’s shareholders also approved the April 2012 rights plan, thus extending its term through April 2015. Following the 2012 Annual Meeting, Biglari continued to acquire Company stock up to 19.9% of the outstanding shares, just below the triggering threshold put in place by the rights plan.
In February 2013, seeking to avoid the considerable costs and distractions of further contests, the Company offered to repurchase Biglari’s ownership stake at market price (the maximum price allowable under Tennessee law) in return for a three-year standstill arrangement. Biglari rejected this offer. Instead, Biglari demanded that the Company either (1) initiate a self-tender to buy back 20% of its outstanding shares, which, absent ratable participation in the self-tender by Biglari, would have circumvented the shareholder-approved rights plan and left Biglari with a voting interest greater than 20% of the Company’s outstanding stock or (2) pay a special dividend of $300 million, or approximately $13 per share. The Board of Directors rejected Biglari’s demand. In the early months of 2013, Biglari contacted representatives of the Company to demand a special dividend payable to all shareholders at the level of $15 per share. The Board of Directors declined to accept Biglari’s demand, but noted that a special dividend would be considered as part of the Company’s ongoing capital allocation strategy.
In August 2013, Biglari commenced its third proxy contest by again nominating Messrs. Biglari and Cooley for election at the 2013 Annual Meeting. Biglari also demanded that the Board declare a special dividend of $20 per share in exchange for Biglari withdrawing its director nominations and any actions to call a special meeting to seek a shareholder vote on a non-binding resolution in favor of such a special dividend. In response, the Company included the $20 special dividend proposal as a matter for shareholder approval at the 2013 Annual Meeting. At the 2013 Annual Meeting, both the Biglari nominees and the $20 special dividend proposal were rejected by the Company’s shareholders — in the case of the nominees, by a still larger margin than that received by the Company in the 2012 contest.
In December 2013, approximately one month following the 2013 Annual Meeting, Biglari made a public demand for the Company to (i) undertake a value maximization process by reviewing all potential extraordinary transactions, including the sale of the Company, and (ii) support Biglari’s efforts to amend applicable Tennessee law to allow Biglari, as an “interested shareholder” owning 10% or more of the Company’s stock, to seek to acquire the Company as part of the sale process proposed by Biglari. (Biglari’s demand did not, however, articulate an acquisition proposal.) Furthermore, Biglari stated that if the Company did not promptly commence a sale process, Biglari intended to call a special meeting of the Company’s shareholders to vote on a non-binding resolution recommending that the Board pursue an extraordinary transaction such as the sale of the Company.
After deliberation by the Board of Directors, the Company issued a press release stating the Board had considered and was rejecting Biglari’s recent demands that the Company commence a sale process and seek to amend Tennessee law to allow Biglari to participate in such a process. In the release, the Company articulated the Board’s continued belief that the execution of the Company’s existing business strategy remained the best means of creating the most value for all of the Company’s shareholders. Furthermore, the Company stated that the Board regularly evaluates all strategic alternatives to serve the best interests of the Company and its shareholders and would continue to do so.
In January 2014, Biglari filed with the SEC a preliminary consent solicitation statement declaring its intent to solicit requests from the Company’s other shareholders for the Board to call a special meeting of shareholders to consider non-binding proposals calling for the Board to (i) commence a sale process and (ii) “take any action necessary” to amend the Tennessee Business Corporation Act to eliminate the moratorium on extraordinary transactions with interested shareholders so that Biglari could participate in such a sale process. Recognizing that Biglari’s control of approximately 19.9% of the Company’s outstanding stock would likely allow Biglari to meet the 20% threshold required under the Company’s bylaws to call a special meeting, the Board determined to call the special meeting to avoid the added cost and distraction of Biglari’s solicitation of requests from the Company’s shareholders for the call of a meeting. In April 2014, the Company held a special meeting of shareholders to consider Biglari’s proposals, and a significant majority of the Company’s shareholders rejected both Biglari proposals.
In April 2015, the three-year term of the 2012 rights plan that had been previously approved by the Company’s shareholders expired, and the Board adopted a replacement plan on substantially the same terms, subject to approval of the Company’s shareholders at the 2015 Annual Meeting, to be held in November 2015. During the fall of 2015, Biglari campaigned publicly against the rights plan approval. However, the Company’s shareholders approved the 2015 rights plan at the 2015 Annual Meeting, allowing the 2015 rights plan to remain in force for its full three-year term, to expire in April 2018. Upon the expiration of the 2015 rights plan in April 2018, the Board again adopted a replacement three-year plan on substantially the same terms, subject to shareholder approval at the 2018 Annual Meeting. At the 2018 Annual Meeting in November of that year, the Company’s shareholders again ratified the 2018 rights plan, allowing it to remain in force for its full term expiring in April 2021. (The 2018 rights plan remains in effect today.)
Following the ratification of the 2018 rights plan at the 2018 Annual Meeting, Biglari filed with the SEC an amendment to its Schedule 13D disclosing its first sales of Company common stock since acquiring its ownership position in 2011, reducing its ownership position to 18.7% of the outstanding stock. From January through March 2019, Biglari disclosed additional sales that lowered its ownership stake to 14.7% of the outstanding stock. In March of 2019, Biglari publicly filed a letter to Ms. Cochran, the Company’s chief executive officer, proposing that the Company (i) either divest or eliminate its Holler & Dash restaurant concept, (ii) make additional financial disclosures regarding new restaurant locations and (iii) pay a special dividend of at least $3.75 per share. In April 2019, Biglari publicly filed a letter to the Company’s Board of Directors demanding (i) payment of a special dividend of at least $3.75 per share and (ii) engagement with advisors of Biglari to explore a buyout of Biglari’s ownership stake in a manner that was tax-advantageous to Biglari, by assigning certain of its store properties to Biglari. In response to Biglari’s request, representatives of the Company and Biglari subsequently conducted multiple meetings and, following deliberation on Biglari’s proposal, the Board determined that the proposal would not be advantageous to all shareholders and thus determined not to proceed with the proposal.
In June through November 2019, Biglari disclosed additional sales of the Company’s stock, gradually lowering its ownership interest to 8.3%. Shortly before the Company’s 2019 Annual Meeting in November, Biglari publicly filed a letter to the Company demanding under the Tennessee Business Corporations Act certain financial records, board minutes, internal communications and other information relating variously to (i) the Company’s investment in the Punch Bowl Social restaurant concept (“PBS”), announced in July 2019, and its acquisition of the Maple Street Biscuit Company restaurant concept, announced in October 2019, (ii) the Company’s development of new stores and (iii) the Company’s implementation of various strategic initiatives. In response, the Company sent a letter to Biglari noting its view that all material information concerning these matters was readily available to all shareholders through the Company’s filings with the SEC and other public statements, but nonetheless offered to produce certain of the requested information. Representatives of Biglari subsequently declined to review the proffered information.
In March 2020, Biglari again amended its Schedule 13D to disclose purchases on March 16, 2020 of 55,141 shares of Company common stock by two entities newly acquired by Biglari, taking its ownership level to 8.4% of the Company’s outstanding common stock.
In March 2020, the COVID-19 pandemic and associated public health response, which ultimately led to prohibitions in many parts of the United States on dine-in service at restaurants, began to have negative effects on the businesses of many restaurant companies throughout the country, including that of the Company. In late March, the Company disclosed to the public various operational updates and liquidity management measures that had been undertaken by the Company in response to the crisis. This announcement included an update on the Company’s investment in PBS, noting that PBS had suspended all operations and received notice of foreclosure from its senior secured lenders. The Company further disclosed that, in keeping with its strategy of concentrating the Company’s resources on our core business during the COVID-19 pandemic, and in light of the substantial uncertainties surrounding the PBS business coming out of the COVID-19 pandemic, the Board had determined not to invest further resources to prevent foreclosure or otherwise provide additional capital to PBS.
On April 15, 2020, Biglari publicly filed a letter to Ms. Cochran reiterating Biglari’s desire for information that had been sought in its November 2019 books and records request, as well as criticizing the Company’s decision not to further its investment in PBS. In its letter, Biglari threatened to pursue Board representation at the Company’s next Annual Meeting if its demands were not met. On April 20, 2020, Ms. Cochran sent a letter to Mr. Biglari noting the Company’s disagreement with Biglari’s criticisms of the Company’s investment in PBS and its public disclosures, reiterating the Company’s view that its public disclosures were transparent and comprehensive with respect to all material information concerning the Company’s acquisitions, new store development and financial performance generally, and noting that the Company expected to provide further updates on its response to the COVID-19 pandemic in its third quarter earnings release and conference call, scheduled for early June 2020.
On August 10, 2020, representatives of Biglari sent a letter to the Company requesting certain materials required to be submitted under the Company’s bylaws in connection with a shareholder nomination of board candidates for election at the Company’s Annual Meeting, and such materials were duly provided by the Company on August 13, 2020. On August 20, 2020, three days before the expiration of the applicable window under the Company’s bylaws for a shareholder to submit a nominee, representatives of Biglari provided notice under the Company’s bylaws nominating Mr. Barbrick for election to the Board at the 2020 Annual Meeting.
Over the course of the two months preceding the receipt of Biglari’s notice of its intent to nominate Mr. Barbrick, the Nominating and Corporate Governance Committee of the Board had previously considered and conducted extensive vetting of the appointment of Gisel Ruiz to the Board. In light of Biglari’s notice of nomination, the Board determined to postpone definitive action on Board appointments and nominations for election to the Board at the 2020 Annual Meeting until Mr. Barbrick’s candidacy could be fully evaluated.
In response to the nomination, the Nominating and Corporate Governance Committee retained Egon Zehnder International, a leading director and executive search and recruiting firm that had previously worked with the Company in evaluating senior executives, to assist with its evaluation of Mr. Barbrick’s candidacy. Representatives of Egon Zehnder conducted an extensive interview with Mr. Barbrick on September 3, 2020, conducted additional research into Mr. Barbrick’s professional background and references, and delivered a report to the Nominating and Corporate Governance Committee reviewing Egon Zehnder’s findings and assessment of Mr. Barbrick’s candidacy, consistent with the Nominating and Corporate Governance Committee’s standard vetting process. In addition, on September 11, 2020, three members of the Board also conducted an extensive videoconference interview with Mr. Barbrick. Both Egon Zehnder’s report and the views of the directors who interviewed Mr. Barbrick were shared with the full Board for consideration.
After consideration of Mr. Barbrick’s qualifications, his interview with the Board and the report by Egon Zehnder on their interview and background check, and in context of the Board’s previous consideration of Ms. Ruiz and the retirement of Mr. Dobkin, on September 11, 2020, the Board determined not to recommend Mr. Barbrick to the Company’s shareholders for election, to appoint Ms. Ruiz to the Board without further delay and to nominate her for election at the 2020 Annual Meeting.
On September 14, 2020, counsel to the Company conveyed to counsel to Biglari the Board’s determination regarding Mr. Barbrick’s candidacy. Counsel to the Company also informed counsel to Biglari that the Board was prepared to appoint another director (Ms. Ruiz, although not identified to Biglari’s counsel by name) that the Board believed would represent a significant addition to the Board and that, in an effort to avoid another proxy contest, the Company was prepared to enter into a confidentiality agreement and share the new director’s name and qualifications so that Biglari could evaluate her and consider whether to withdraw its nomination of Mr. Barbrick and join the Company in supporting the Board and its slate of nominees, including the new director. Biglari did not respond to the offer, and on the evening of September 14, the Company issued a press release announcing the appointment of Ms. Ruiz to the Board, the retirement of Mr. Dobkin effective as of the Annual Meeting, and the Board’s determination not to support the nomination of Mr. Barbrick.
On September 15, 2020, the Company filed with the SEC its preliminary proxy statement setting forth the Board’s slate of nominees, along with other proposals to be put before the Company’s shareholders at the Annual Meeting. That same day, Biglari filed with the SEC an amendment to its Schedule 13D including as an exhibit an open letter to the Company’s shareholders indicating Biglari’s intention to pursue a proxy contest.
On September 18, 2020, Biglari filed with the SEC its preliminary proxy statement setting forth its nomination of Mr. Barbrick, along with Biglari’s position on the other proposals to be put before the Company’s shareholders at the Annual Meeting.
On October 1, 2020, the Company filed with the SEC this definitive proxy statement with respect to the Annual Meeting and commenced mailing of the definitive proxy statement, proxy card, annual report and other materials to shareholders in preparation for the Annual Meeting.
Board Structure
Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of the Board of Directors. The Board of Directors currently has set the size of the Board of Directors at eleven, but has determined to reduce this number to ten effective as of the Annual Meeting in light of Mr. Dobkin not standing for re-election at the expiration of his current term. All of the remaining members of our Board of Directors are nominees for election to the Board.
Director Nominations and Qualifications
The Nominating and Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. In addition, the Nominating and Corporate Governance Committee desires to recommend candidates with the interpersonal skills and attributes that will foster a collaborative decision-making environment. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen the Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board of Directors must consist of independent directors (as defined by the Nasdaq Stock Market Rules and our Corporate Governance Guidelines).
The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the Board’s current needs in terms of director experience, skills and diversity. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that the Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major, or potentially major, customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are (in part) included in their individual biographies.
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Leadership Experience.   We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer and president positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

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Financial Experience.   We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

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Industry Experience.   As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience or who have brand-building expertise.

Diversity
In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender, race and ethnic background and professional experience. The Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board of Directors believes that diversity is important because varied points of view contribute to a more effective, engaged Board of Directors and better decision-making processes. For the Annual Meeting, the Board of Directors has nominated ten individuals who bring valuable diversity to the Board of Directors. Their collective experience covers a wide range of professional, geographic and industry backgrounds. These nominees range in age from 49 to 72. Six of these nominees are women or racially/ethnically diverse, and five of the eight members of our senior management (including both our Chief Executive Officer and Chief Financial Officer) are women.
Director Nominees
The nominees for our Board of Directors are: Thomas H. Barr, Carl T. Berquist, Sandra B. Cochran, Meg G. Crofton, Gilbert R. Dávila, Norman E. Johnson, William W. McCarten, Coleman H. Peterson, Gisel Ruiz and Andrea M. Weiss. Ms. Cochran, our President and Chief Executive Officer, is the only nominee who holds a management position with the Company. All other nominees have been determined to be independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. If elected, each nominee would hold office until the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.
Thomas H. Barr, age 52, first became one of our directors in May 2012. Since February 2016, Mr. Barr has served as President of Sono Bello, a leader in elective cosmetic surgery, with over 50 locations nationwide. From January 2013 to July 2015, Mr. Barr served as an executive of Hailo Network Ltd., a privately owned London-based company that developed mobile applications for acquiring taxicab services. Mr. Barr’s roles with Hailo Network included serving as CEO and Global President, Co-CEO and Global President, Global Chief Operating Officer, Chief Operating Officer of Hailo Network USA and board member of Hailo Network. From 2005 to 2013, Mr. Barr served as Vice President at Starbucks Corporation (Nasdaq: SBUX) (“Starbucks”) and was a member of the Starbucks marketing and products team since 2000 with responsibility for Starbucks’ U.S. retail coffee business. During his approximately 12-year career with Starbucks, Mr. Barr led North American Marketing, U.S. Product Management and U.S. Food categories in senior executive roles, most recently as Vice President, Global Coffee. Since May 2015, Mr. Barr has served as a board member of Sheetz, Inc., a privately owned company that operates over 500 convenience store locations throughout the mid-Atlantic region of the United States, and serves as an advisor on several early-stage start-up companies, including Bellwether Coffee and Mill Hill Capital.
Director Qualifications:
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Leadership Experience — currently President, Sono Bello LLC; former CEO and Global President, Hailo Network, and former President and Chief Operating Officer of Hailo Network USA; former Vice President, Global Coffee, at Starbucks; served in senior roles for Starbucks’ North American Marketing, U.S. Product Management, and U.S. Food categories.

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Industry Experience — significant knowledge in our industry as a former senior officer of Starbucks and current board member of Sheetz, Inc., particularly in the areas of product and menu management, pricing decision-making and innovation of a company that successfully combined both coffee and retail shops under the same roof; multi-unit management experience in his role as President of Sono-Bello LLC.

Carl T. Berquist, age 69, first became one of our directors in January 2019. From 2009 to 2015, Mr. Berquist served as the Executive Vice President and Chief Financial Officer of Marriott International, Inc. (“Marriott”) Prior to serving as Chief Financial Officer of Marriott, Mr. Berquist was Marriott’s Executive Vice President, Financial Information and Enterprise Risk Management from 2003 until 2009. Mr. Berquist joined Marriott after a 28 year career with Arthur Andersen & Co. (“Arthur Andersen”), for which he served in a variety of leadership roles, including the firm’s Global Real Estate and Hospitality Industry Head. Mr. Berquist’s last position at Arthur Andersen was managing partner of the mid-Atlantic region, which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist previously served for 10 years on the Board of Directors of Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz”) and presently serves on the board of directors of Beacon Roofing Supply, INC. (Nasdaq: BECN).
Director Qualifications:
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Leadership Experience — served as the Executive Vice President and Chief Financial Officer of Marriott; former Global Real Estate and Hospitality Industry Head of Arthur Andersen; former Managing Partner of the mid-Atlantic region for Arthur Andersen.

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Financial Experience — Former Executive Vice President and Chief Financial Officer of Marriott and Managing Partner of the mid-Atlantic region for Arthur Andersen; extensive experience in public accounting; chair of Audit Committee for Beacon Roofing Supply, Inc.; former member of Audit, Compensation and Finance Committees for Hertz.

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Industry Experience — significant knowledge of the hospitality industry as former Executive Vice President and Chief Financial Officer of Marriott, an iconic leader in the hospitality space. Deep knowledge regarding real estate and corporate transactions from his experience at Marriott and as the head of Arthur Andersen’s Global Real Estate and Hospitality Industry practice.

Sandra B. Cochran, age 62, has served as President and Chief Executive Officer of the Company since September 2011. From April 2009 until November 2010, Ms. Cochran served as Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company in November 2010. Ms. Cochran previously served from February 2004 until April 2009 as Chief Executive Officer of Books-A-Million, Inc. (Nasdaq: BAMM) (“Books-A-Million”), a leading book retailer in the southeastern United States. Ms. Cochran currently serves on the board of directors of Lowe’s Companies, Inc. (NYSE: LOW) and previously served on the board of directors of Dollar General Corporation (NYSE: DG) from 2012 until May 2020.

Director Qualifications:
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Leadership Experience — President and Chief Executive Officer of the Company; served as Chief Executive Officer of Books-A-Million; member of the board of directors of Lowe’s Companies, Inc. and former member of the board of directors of Dollar General Corporation.

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Financial Experience — served as Chief Financial Officer of the Company; served as Chief Financial Officer of Books-A-Million; former member of the Audit Committee of the board of directors of Dollar General Corporation.

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Industry Experience — various leadership positions at the Company since 2009.

Meg G. Crofton, age 66, first became one of our directors in July 2017. Ms. Crofton retired from The Walt Disney Company (NYSE: DIS) (“Disney”) in 2015, after a 35-year career with that company. From 2006 until 2013, she was President of Walt Disney World, the largest site in Disney’s Parks and Resorts division, and from 2011 until her retirement in 2015, she served as President of Disney’s Parks and Resorts Operations, U.S. and France. Since 2016, Ms. Crofton has served on the Board of Directors of Tupperware Brands Corporation (NYSE: TUP) (“Tupperware”) and currently serves as the chair of Tupperware’s nominating and corporate governance committee and on its compensation committee. Since March 2019, Ms. Crofton has served as a director of HCA Healthcare, Inc. (“HCA”) where she serves on HCA’s compensation committee as well as HCA’s patient safety and quality of care committee.
Director Qualifications:
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Leadership Experience — As President of Walt Disney Parks and Resorts Operations, U.S. and France, Ms. Crofton was responsible for the operations of Disney’s theme parks and resorts in Florida, California and Paris, and the division’s global functional lines of business reported to her — including food and beverage, merchandise, hotel and park operations, facilities/maintenance, safety and security. Throughout her Disney career, Ms. Crofton held a wide range of executive positions in both operating and functional areas, as well as key leadership roles in the openings of many domestic and international properties.

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Industry Experience — Ms. Crofton is a seasoned, well-respected executive who had direct responsibility for ensuring employee performance and satisfaction and the delight and well-being of tens of millions of guests of Disney parks and resorts in the United States and France, including in respect of foodservice and retail operations; she also serves as a director of Tupperware, an iconic consumer products company and HCA Healthcare, where patient and employee engagement are critical.

Gilbert R. Dávila, age 57, first became one of our directors in July 2020. Since 2010, Mr. Dávila has served as the President and Chief Executive Officer of DMI Consulting — a leading multicultural marketing, diversity & inclusion and strategy firm in the United States. Additionally, since 2012 he has served as a consultant partner for Hispania Direct, market services company. From 2003 until he founded DMI Consulting in 2010, Mr. Dávila served as the Vice President of Global Diversity and Multicultural Market Development at The Walt Disney Company. Prior to serving in his role at The Walt Disney Company, Mr. Dávila served as Vice President of Multicultural Management for Sears & Roebuck Company and Marketing Director Northeast Region for Coca-Cola USA. Mr. Dávila is also a member of the Association of National Advertisers (“ANA”), where he co-founded ANA’s Alliance for Inclusive and Multicultural Marketing (“AIMM”) and currently serves as a director.
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Leadership Experience — as the founder and CEO of DMI Consulting, Mr. Dávila has led a number of corporations in marketing and business development efforts to reach multicultural audiences. His guidance and leadership has assisted agencies and companies capitalize on business opportunities in multicultural marketplaces and develop strategic growth platforms focused on some of the fastest growing populations and segments in the United States. Mr. Dávila also co-founded and managed the ANA’s AIMM, a division of the ANA comprised of industry leaders and over 100 top companies focused on evolving and enhancing the effectiveness and impact of multicultural and inclusive marketing in order to maximize business growth.

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Industry Experience — Mr. Dávila is an expert in the fields of market segmentation, data management and digital marketing. He brings valuable consumer, marketing, brand management and diversity &

inclusion experience to our Board of Directors based on 25 years of service as a marketing executive and multicultural market expert with Fortune 500 and media/entertainment companies, including Procter & Gamble, Coca-Cola USA, Sears & Roebuck and Company, and The Walt Disney Company.
Norman E. Johnson, age 72, first became one of our directors in August 2012. From March 2000 to July 2010, Mr. Johnson served as President, Chairman and Chief Executive Officer of CLARCOR Inc. (“CLARCOR”), a NYSE-traded diverse filtration company which was acquired by Parker-Hannifin Corporation in 2017. From July 2010 to December 2011, Mr. Johnson was the Chairman and Chief Executive Officer of CLARCOR, and he later served as the Executive Chairman of CLARCOR from December 2011 until his retirement in November 2012. In addition, Mr. Johnson served from 2006 until April 2020, on the board of directors of Schneider National, Inc. (NYSE: SNDR) (“Schneider”) a provider of truckload, intermodal, and logistics solutions and operator of one of the largest trucking fleets in North America. Mr. Johnson also served, from 2012 until 2017, as a director of CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR”), a manufacturer of valves and other highly engineered products and sub-systems used in the energy, aerospace and industrial markets.
Director Qualifications:
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Leadership Experience — former President, Chairman and Chief Executive Officer of CLARCOR; former Chair of the Corporate Governance Committee and Compensation Committees of Schneider, and former director CIRCOR; intimate knowledge of integration and distribution networks as well as acquisition and growth strategies.

William W. McCarten, age 71, first became one of our directors in August 2011. Since 2004, Mr. McCarten has served as Chairman of the board of directors of DiamondRock Hospitality Company (NYSE: DRH) (“DiamondRock”), a lodging-focused Real Estate Investment Trust he founded in 2004 and that went public in 2005. DiamondRock owns several high-quality hotels throughout the United States and has assets of approximately $3 billion. Mr. McCarten served as Chief Executive Officer of DiamondRock from its inception until September 2008. Mr. McCarten serves as a member of the board of directors of Marriott Vacations Worldwide Corporation (NYSE: VAC), a leader in the timeshare industry with a global portfolio of resorts in popular destinations. From 2001 through 2003, Mr. McCarten was President of the Marriott Services Group of Marriott International, Inc. (NYSE: MAR). Prior to that position, Mr. McCarten served as President and Chief Executive Officer of HMSHost Corporation. Mr. McCarten served in a number of senior financial positions at Marriott International, Inc. from 1979 through 1992 and was an accountant with Arthur Andersen & Co. from 1970 to 1979.
Director Qualifications:
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Leadership Experience — Founder and Chairman of DiamondRock; member of the boards of directors of DiamondRock and Marriott Vacations Worldwide Corporation; former Chief Executive Officer of DiamondRock; former President of Marriott Services Group; former President and Chief Executive Officer of HMSHost Corporation.

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Financial Experience — served as accountant with Arthur Andersen & Co.; served as Vice President and Corporate Controller of Marriott International, Inc.

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Industry Experience — significant knowledge of our industry as Chief Executive Officer of a company that successfully combined both restaurants and retail shops under the same roof.

Coleman H. Peterson, age 72, first became one of our directors in June 2011. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises, LLC, the human resources consulting firm he founded in 2004 following his retirement from WalMart Inc. (NYSE: WMT), where he served as Chief People Officer from 1994 to 2004. Mr. Peterson served on the board of directors of J.B. Hunt Transport Services, Inc. (Nasdaq: JBHT) until April 2020. Mr. Peterson also served as a director of Build-A-Bear Workshop, Inc. (NYSE: BBW) until 2018.
Director Qualifications:
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Leadership Experience — Founder, President, and Chief Executive Officer of Hollis Enterprises, LLC; previously served as a member of the Nominating and Corporate Governance Committees of

the board of directors of J.B. Hunt Transport Services, Inc. and of Build-A-Bear Workshop, Inc.; extensive executive compensation and succession planning expertise as the former Chairman of the Executive Committee of J.B. Hunt Transport Services, Inc. and, previously, the Compensation Committee of Build-A-Bear Workshop, Inc.
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Industry Experience — developed significant retail industry experience and knowledge as Chief People Officer for Wal-Mart Stores, Inc., where he had the distinction of being the chief human resources officer of the world’s largest private workforce.

Gisel Ruiz, age 50, first became one of our directors in September 2020. Ms. Ruiz recently retired as Executive Vice President and Chief Operating Officer of Sam’s Club, a national chain of membership-only retail warehouse clubs, a role which she held from February 2017 to June 2019. Previously, Ms. Ruiz held a number of senior executive positions within the Walmart Inc. (NYSE: WMT) organization during a career with the company that spanned over 26 years. From 2015 to 2017, Ms. Ruiz was the Executive Vice President of International People for Walmart International. From 2012 until 2015, Ms. Ruiz served as the Executive Vice President and Chief Operating Officer of Walmart US. Ms. Ruiz served as Executive Vice President and Chief People Officer of Walmart US from 2010 until 2012. She also served for three years on the Board of Directors of Walmart de Mexico S.A. de C.V., and three years on the Board of Directors of Yihaodian, a Chinese business to consumer eCommerce website. Since May 2020, Ms. Ruiz has served as a director of Vital Farms, Inc. (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide.
Director Qualifications:
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Leadership Experience — Former Executive Vice President and Chief Operating Officer of Sam’s Club, Executive Vice President, International People of Walmart International and Executive Vice President and Chief Operating Officer of Walmart US; former member of the Board of Directors of Walmart de Mexico S.A. de C.V. and of the Board of Directors of Yihaodian; member of the Board of Directors of Vital Farms, Inc.

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Industry Experience — over 25 years of experience in the retail industry at Walmart Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Responsible for food operations as Executive Vice President and Chief Operating Officer of Sam’s Club.

Andrea M. Weiss, age 65, first became one of our directors in 2003. Ms. Weiss has been the President and Chief Executive Officer of Retail Consulting, Inc., a retail consulting firm, since October 2002. Prior to that, Ms. Weiss served as President of dELiA*s Corp., a former multichannel retailer to teenage girls and young women, from May 2001 to October 2002. From May 1998 until February 2001, Ms. Weiss served as the Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of L Brands, Inc. (formerly Limited Brands, Inc.) (NYSE: LB), a women’s retailer. Ms. Weiss’ prior retail experience also includes positions at The Walt Disney Company (NYSE: DIS), ANN INC., formerly AnnTaylor Stores Corporation (NYSE: ANN), and Guess?, Inc. (NYSE: GES). In January 2014, Ms. Weiss co-founded The O Alliance, LLC, a digital and retail consulting network. Ms. Weiss advises a number of digital, technology and startup fashion technology firms as part of The O Alliance, LLC.
Ms. Weiss serves on the boards of directors of O’Reilly Automotive, Inc. (Nasdaq: ORLY) and Bed Bath & Beyond Inc. (Nasdaq: BBBY) and as a trustee of RPT Realty (NYSE: RPT), a real estate investment trust since 2019. She also serves on the boards of several private ventures and charitable, educational or public service organizations. She previously served on a number of public company boards in the retail space, including Chicos FAS (NYSE: CHS); Nutrisystem, Inc. (Nasdaq: NTRI); The Pep Boys — Manny, Moe & Jack (formerly NYSE: PBY), Brookstone, Inc. (formerly Nasdaq: BKST), GSI Commerce Inc. (formerly Nasdaq: GSIC), Ediets.com, Inc. (formerly Nasdaq: DIET), as well as the boards of various private companies and organizations.
Director Qualifications:
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Leadership Experience — Founder of The O Alliance, LLC, President and Chief Executive Officer of Retail Consulting, Inc.; former President of dELiA*s Corp.; former Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of L Brands, Inc.; member of the boards of directors O’Reilly Automotive Inc., Bed Bath & Beyond Inc., and trustee of RPT Realty; former member of the boards of directors of various other public and private company boards of directors in the retail, e-commerce and consumer sector.
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Industry Experience — over 30 years of experience in the retail and consumer sector with major retail brands, such as The Walt Disney Company, AnnTaylor Stores Corporation and Guess?, Inc.; member of the boards of directors of O’Reilly Automotive Inc. and Bed Bath & Beyond Inc.; former member of the boards of directors of various other public and private company boards of directors in the retail, e-commerce and consumer space.

Director Independence
In accordance with the Nasdaq Stock Market Rules, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our current Board members, with the exception of Ms. Cochran, and all of our director nominees other than Ms. Cochran, are independent in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines, the latter of which are posted on our website at www.crackerbarrel.com.
Communications with the Board
Our Board of Directors provides a process for shareholders to send communications to the Board of Directors. All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee 37087, or via e-mail, to corporate.secretary@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication on the Investor Relations section of our website at www.crackerbarrel.com.
All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors as a whole or to any specific member or members of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chairman of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member or members of the Board of Directors.
Attendance of Directors at 2019 Annual Meeting of Shareholders
Our Board of Directors has adopted a policy that requires all directors to attend our annual shareholder meeting unless attendance is not feasible owing to unavoidable circumstances, which this year may include the pandemic. All of our current Board members attended our 2019 Annual Meeting, other than Mr. Dávila and Ms. Ruiz, who joined our Board in July and September 2020, respectively.
Director Nomination Process
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of the Company. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.
All director nominees are current directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of the Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.
Shareholder Director Nominees
The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING” on page 81 of this proxy statement. The Company’s bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. Such notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate for election to the Board of Directors. Shareholders of the Company who wish to recommend a nominee to the Board of Directors should read carefully the Company’s bylaws, which are available on the Investor Relations section of our website at www.crackerbarrel.com.
In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board of Directors, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING” on page 81 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S TEN NOMINEES FOR DIRECTOR ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In light of shareholder approval at the Company’s 2017 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.
We have described the compensation of the Named Executive Officers under the sections “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation Tables and Information” of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage executives to remain with the Company for long and productive careers.
The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2020 executive compensation decisions, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 15 of this proxy statement.
In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 3: APPROVAL OF THE CRACKER BARREL
OLD COUNTRY STORE, INC. 2020 OMNIBUS INCENTIVE PLAN
Introduction
We are asking our shareholders to approve the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), which was adopted by our Board of Directors on September 24, 2020, subject to shareholder approval (such shareholder approval date, the “Effective Date”). The 2020 Plan is designed to promote the success and enhance the value of Cracker Barrel by linking the individual interests of 2020 Plan participants to those of our shareholders by providing incentive for superior performance to generate positive returns to our shareholders.
Cracker Barrel currently maintains the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Stock and Incentive Plan (the “2010 Plan”). As of September 24, 2020, a total of 20,436 shares of our common stock (“Shares”) are subject to outstanding awards granted under the 2010 Plan, and an additional 1,033,441 Shares are available for new grants under the 2010 Plan. Because of this, Cracker Barrel is NOT seeking any additional shares under the 2020 Plan.
If our shareholders approve the 2020 Plan, no new awards will be granted under the 2010 Plan after the Annual Meeting. In that case, the sum of the following Shares will be reserved for issuance under the 2020 Plan (as described in greater detail in “How many shares of Cracker Barrel common stock will be available for awards under the 2020 Plan?”): (i) the number of Shares that remained available for award grants under the 2010 Plan as of September 24, 2020 (such date, the “Cutoff Date”), plus (ii) Shares that become available for issuance pursuant to the terms of the 2010 Plan following the Cutoff Date, minus (iii) the number of Shares that are subject to awards granted pursuant to the 2010 Plan after the Cutoff Date. Cracker Barrel is not seeking any additional Shares to be reserved for issuance under the 2020 Plan in excess of the Shares described in the preceding sentence (which are currently authorized and available under the 2010 Plan). In sum, if our shareholders approve the 2020 Plan, the 2020 Plan will be the successor to the 2010 Plan. If the 2020 Plan is approved by our stockholders, outstanding awards issued under the 2010 Plan will continue to be governed by the 2010 Plan. Following the Effective Date, no further grants will be made under the 2010 Plan and we will make all future equity awards out of the 2020 Plan.
A copy of the 2020 Plan is attached to this proxy statement as Appendix B and is incorporated herein by reference. A summary of the material terms of the 2020 Plan is set forth below. Such summary does not purport to be a complete description of the 2020 Plan and is qualified in its entirety by reference to the complete copy of the 2020 Plan in Appendix B.
Rationale
The purpose of the 2020 Plan is to promote the interests of Cracker Barrel, and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, Cracker Barrel and its subsidiaries and affiliates; (ii) provide incentives that align the interests of such persons with those of the shareholders of Cracker Barrel; and (iii) promote the success of Cracker Barrel’s business. The Board of Directors and management believe that being able to offer equity awards as one element of our total compensation to such eligible individuals serves as an effective incentive for aligning their interests more directly with the interests of our shareholders. Under the terms of the 2010 Plan, no awards may be granted after December 1, 2020, which is the tenth anniversary of the effective date of the 2010 Plan. Unless the 2020 Plan is approved, Cracker Barrel will not have an effective vehicle through which to offer competitive equity compensation awards. Equity incentive awards are a key component of our executive and non-executive employees’ compensation, and we believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified executives and other key employees necessary for our continued growth and success. For these reasons, we believe approval of the 2020 Plan is critical to our ongoing effort to attract and retain talent and drive increased stockholder value In addition, the Board of Directors and management believe that the 2010 Plan should be updated to align with current compensation and benefits best practices.
We believe that our compensation practices are competitive and consistent with market practices and that our historical share utilization has been responsible and mindful of shareholder interests. We grant a significant portion of the compensation paid to our Chief Executive Officer and to our other NEOs and executives in the form of equity. We believe that equity-based awards support our pay-for-performance philosophy by (i) linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in shareholder value, (ii) driving high performance by payment being earned only if performance goals are met, and (iii) motivating our executives to create long-term shareholder value.
Therefore, the Board believes that the 2020 Plan is in the best interests of our shareholders and Cracker Barrel and recommends that you vote to approve the 2020 Plan.
Share Usage, Dilution, Burn Rate and Overhang
Upon approval of the 2020 Plan, our share overhang and availability may be summarized as follows:
A	Total Shares Authorized under the 2010 Plan	1,500,000
B	Total Shares awarded from 2010 Plan through the Cutoff Date	984,884
C	Shares added back to share reserve from 2010 Plan through the Cutoff Date due to cancellations, forfeitures or settlement in cash of awards	518,325
D	Shares available to be granted under the 2010 Plan as of the Cutoff Date (A-B+C)(1)	1,033,441
E	Shares subject to outstanding awards under the 2010 Plan as of the Cutoff Date(2)	20,436
F	Share Reserve (as defined below) under the 2020 Plan (D+E)(3)	1,053,877
G	Total Shares outstanding as of July 31, 2020	23,865,367

(1)
This table does not include the awards granted after the Cutoff Date.

(2)
Such Shares will be available for issuance under the 2020 Plan only to the extent such Shares become available for issuance under the 2010 Plan following the Cutoff Date pursuant to the terms of the 2010 Plan.

(3)
The Share Reserve will be reduced by the amount of any awards granted under the 2010 Plan after the Cutoff Date.

There were 23,865,367 Shares outstanding as of July 31, 2020. Dilution is the total number of Shares subject to equity awards granted (less cancellations, forfeitures or awards that have been settled in cash) divided by the total Shares outstanding at the end of the year. The average annual dilution over the last three fiscal years was 0.13%. Several factors contribute to our low dilution rate. In particular, our high market capitalization relative to our number of employees participating in our equity award programs allows for competitive compensation to be delivered to employees at a relatively low cost to our shareholders.
Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations or forfeitures. The following table sets forth information regarding historical awards granted and earned for the 2018 through 2020 period, and the corresponding burn rate, which is defined as the number of Shares subject to equity-based awards granted in a year divided by the weighted average number of Shares outstanding for that year, for each of the last three fiscal years:
Share Element	2018	2019	2020
Stock Options Granted	0	0	0
Full-Value Awards Granted	62,000	66,978	59,534
Adjusted Full-Value Awards Granted(1)	186,000	200,934	178,602
Total Awards Granted(2)	186,000	200,934	178,602
Weighted average common Shares outstanding during the fiscal year	24,011,161	24,037,272	23,865,367
Annual Burn Rate	0.77%	0.84%	0.75%
Three-Year Average Burn Rate(3)	0.79%

(1)
In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the total Time-Based Full-Value Awards Granted, subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics we have utilized a full-value award multiplier of 3.0 for purposes of calculating the 2018-2020 three-year average burn rate. This does not include the value of full value awards subject to performance-based vesting.

(2)
Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.

(3)
As illustrated in the table above, our three-year average burn rate for the fiscal 2018-2020 period was 0.79%. Our method for calculating burn rate is generally aligned with ISS’s method and any differences for Cracker Barrel are negligible.

An additional metric that we use to measure the cumulative impact of the 2010 Plan is overhang (number of Shares subject to equity awards outstanding but not exercised, plus the number of Shares available to be granted, divided by total Shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 4.97%. Since the Share Reserve consists of Shares previously authorized for issuance under the 2010 Plan, we do not believe the 2020 Plan will impact our overhang.
Summary of Material Features of the 2020 Plan
Selected features of the 2020 Plan are:
•
The Share Reserve under the 2020 Plan is a maximum of 1,053,877, which consists entirely of Shares previously authorized for issuance under the 2010 Plan;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, cash-based awards, performance awards, dividend equivalent rights, other stock-based awards, and other awards is permitted;

•
Except in the case of certain corporate transactions set forth in the 2020 Plan, outstanding stock options and SARs will not be repriced, bought out for cash or replaced with any other award without shareholder approval;

•
The value of all awards awarded under the 2020 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000. The Board may make exceptions to this limit under extraordinary circumstances;

•
No award may provide for payment of dividend equivalent rights unless and until the underlying award becomes fully vested;

•
Awards are subject to Cracker Barrel’s recoupment, or “clawback,” policy as in effect from time to time and any recoupment required by applicable law or the terms of an individual award agreement. A description of the effects of our current recoupment policy is set forth under “Recoupment Provisions” on page 37 of this proxy statement;

•
The 2020 Plan does not contain an evergreen feature under which the Share Reserve can be automatically replenished;

•
The 2020 Plan generally subjects plan awards to a one-year minimum vesting period;

•
Stock options and SARs cannot be granted with an exercise price less than the fair market value on the grant date, except for certain substitute awards described in the 2020 Plan; and

•
No award may be granted or awarded after the ten-year anniversary of the date on which shareholders approve the 2020 Plan (which, if approved at the Annual Meeting, would be November 19, 2030).

Based solely on the closing price of our Shares as reported by Nasdaq on September 24, 2020 and the maximum number of Shares subject to the Share Reserve, the maximum aggregate market value of the Shares that could potentially be issued under the 2020 Plan is $120,826,998. Shares subject to awards under both the 2010 Plan and the 2020 Plan may be returned to the Share Reserve, as described in “How many shares of Cracker Barrel common stock will be available for awards under the 2020 Plan?” below.
Who is eligible to participate in the 2020 Plan?
Employees and consultants of Cracker Barrel or its subsidiaries and affiliates, and Cracker Barrel’s nonemployee directors, may be selected by the Administrator (as defined below) to receive awards under the 2020 Plan. However, only employees may receive ISOs (as defined below). The Administrator determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. We refer to eligible persons who have been approved to receive awards under the 2020 Plan as “participants”. As of the date of this Proxy Statement, approximately 71,669 of our employees, 11 non-employee directors and 0 consultants would be eligible to participate in the 2020 Plan if it were currently in place.
How will the 2020 Plan be administered?
The 2020 Plan generally will be administered by the Board or, in the Board’s discretion, the Compensation Committee or such other committee or subcommittee of Board members designed by the Board in accordance with the terms of the 2020 Plan (the “Administrator”). The Administrator will have the broad authority to administer, construe and interpret the 2020 Plan, to make rules, and changes in such rules, for carrying out the 2020 Plan, to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the 2020 Plan, and to establish the terms and conditions of any award consistent with the provisions of the 2020 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Unless otherwise expressly provided in the 2020 Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2020 Plan or any award is within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any participant and any holder or beneficiary of any award.
Except with respect to awards granted to our executive officers (within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934) and subject to the requirements of applicable law and the 2020 Plan, the Administrator may delegate the authority to grant and administer awards under the 2020 Plan to a committee of one or more members of the Board or one or more of our executive officers. The Administrator shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. Pursuant to the terms of the 2020 Plan, ministerial administration of the 2020 Plan and awards is delegated to Cracker Barrel.
How many shares of Cracker Barrel common stock will be available for awards under the 2020 Plan?
The aggregate number of Shares available for awards pursuant to the 2020 Plan (the “Share Reserve”) is equal to (i) the number of Shares available for award grants under the 2010 Plan as of the Cutoff Date, plus (ii) Shares that become available for issuance pursuant to the terms of the 2010 Plan following the Cutoff Date and prior to the Effective Date, minus (iii) the number of Shares that are subject to awards granted pursuant to the 2010 Plan after the Cutoff Date and prior to the Effective Date. If our shareholders approve the 2020 Plan, no further grants shall be made under the 2010 Plan. Any awards under the 2010 Plan shall continue to be subject to the terms and conditions of the 2010 Plan. 1,033,441 Shares may be issued as ISOs under the 2020 Plan.
The grant of any award (other than a cash-based award) will reduce the Share Reserve by one Share for each such Share subject to an award. Shares purchased at fair market value (including awards that a participant elects to receive in lieu of fully vested compensation that is otherwise due) under the 2020 Plan will not reduce the Share Reserve. If any award pursuant to the 2020 Plan is surrendered or forfeited, expires unexercised, or is settled in cash (in whole or in part), or after the Effective Date, any award under the 2010 Plan is surrendered, forfeited, expires unexercised, or is settled in cash (in whole or in part), the Shares subject to such award will be added to the Share Reserve. Additionally Shares tendered by the participant or withheld by Cracker Barrel in payment of the purchase price of an Option (or an option granted under the 2010 Plan), to satisfy any tax withholding obligation with respect to an Award (or an award granted under the 2010 Plan), and Shares subject to a SAR (or a similar right granted under the 2010 Plan) that are not issued in connection with its stock settlement on exercise will be added back to the Share Reserve.
To the extent permitted by applicable stock exchange rules, dividend equivalents paid or credited with respect to restricted stock units (whether issued subject to time-based or performance-based vesting) shall not be applied against the Share Reserve, whether or not such dividend equivalents are converted into restricted stock units. In addition, Cracker Barrel may substitute or assume outstanding awards granted by another company acquired by Cracker Barrel or with which Cracker Barrel combines, by either: (i) granting an award under the 2020 Plan in substitution of such other company’s award or (ii) assuming such award (subject to appropriate adjustments reflecting the transaction) as if it had been granted under the 2020 Plan if the terms of such assumed award could be applied to an award granted under the 2020 Plan. Such substitute or assumed awards will not reduce the Shares authorized for grant under the 2020 Plan. Additionally, in the event that Cracker Barrel or any of our subsidiaries acquires or combines with a company that has shares available under a pre-existing plan approved by the shareholders of such company (and not in contemplation of such acquisition or combination), the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2020 Plan to employees of such other company retained by Cracker Barrel in certain circumstances and will not reduce the Share Reserve.
What types of awards are available under the 2020 Plan?
Stock Options.   The 2020 Plan provides for the grant of incentive stock options, as defined under Section 422 of the Code (“ISOs”), and non-qualified stock options (each, an “option”). Except in the case of substitute awards, the option exercise price of all options granted pursuant to the 2020 Plan may not be less than 100% of the fair market value of our Shares on the date of grant. Options may become vested and exercisable as determined by the Administrator, but may not have a term beyond the tenth anniversary of the date of grant. To qualify as ISOs, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. Options that do not qualify as ISOs are treated as non-qualified stock options. Except in the case of certain corporate transactions set forth in the 2020 Plan, the 2020 Plan prohibits, without shareholder approval: (i) amending the terms of previously granted options to reduce the exercise price, (ii) canceling options in exchange for cash or a grant of either substitute options with a lower exercise price than the cancelled award, or any other award, and (iii) taking any other action with respect to options that would be treated as a repricing under the rules and regulations of the applicable stock exchange.
The Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of the exercise price of an option through any of the following methods: (i) cash or cash equivalents, (ii) Shares (under the terms set forth in the 2020 Plan), (iii) through the withholding of Shares (valued at their fair market value on the date of exercise) otherwise issuable upon the exercise of an option, (iv) through a broker assisted exercise arrangement, and (v) by any other method to the extent permitted by applicable laws. Except as otherwise provided in an award agreement or by the Administrator, the vested and exercisable portion of an option shall expire a participant’s termination of service.
Stock Appreciation Rights.   A SAR entitles its holder to receive, upon exercise, an amount payable in cash or Shares (or combination thereof) equal to the product of (i) the number of Shares subject to the SAR that is being exercised multiplied by (ii) the excess of (A) the fair market value of a Share on the date the award is exercised, over (B) the exercise price specified in the award agreement, subject to any limitations imposed by the Administrator. The exercise price specified in the award agreement may not be less than 100% of the fair market value of a Share on the date the SAR is granted. The Administrator will determine the vesting period of the SAR and SARs may not have a term beyond ten years from the date of grant. Except in the case of certain corporate transactions set forth in the 2020 Plan, the 2020 Plan prohibits, without shareholder approval: (i) amending the terms of previously granted SARs to reduce the exercise price, (ii) canceling SARs in exchange for cash or a grant of either substitute SARs with a lower exercise price than the cancelled award, or any other award, and (iii) taking any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the applicable stock exchange. Except as otherwise provided in an award agreement or by the Administrator, the vested and exercisable portion of a SAR shall expire upon a participant’s termination of service.

Restricted Stock.   A restricted stock award is the grant of Shares at a purchase price (if any) determined by the Administrator that may be subject to certain restrictions or other vesting requirements, including the participant’s continued service or the achievement of certain performance goals. Restricted stock is nontransferable and may not be sold or encumbered until all restrictions are terminated or expire. Except as may be provided otherwise in an award agreement, a participant holding Shares subject to a restricted stock award is entitled to (i) all voting rights with respect to such Shares, (ii) all dividends paid with respect to such Shares (subject to the 2020 Plan’s prohibition of the payment of dividends unless and until the underlying award vests), and (iii) all other rights as a holder of unrestricted Shares with respect to such Shares.
Restricted Stock Units.   A restricted stock unit is an unfunded, unsecured right that provides for the issuance of one Share (or the cash value thereof) at a future date upon the satisfaction of specific conditions. The Administrator will specify in an award agreement the dates or conditions under which the restricted stock units will become fully vested and nonforfeitable, and may specify other conditions to vesting. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Internal Revenue Code (the “Code”). Restricted stock units may be settled in cash, Shares or a combination thereof, as determined by the Administrator. Participants have no voting rights with respect to Shares underlying restricted stock units until such Shares are issued. The Administrator has discretion to provide participants holding an award of restricted stock units with dividend equivalents with respect to such award. Dividend equivalents, if any, are subject to the same terms and conditions (including vesting conditions) and shall be settled in the same manner and at the same time as the restricted stock units originally subject to the applicable award.
Performance Awards.   A performance award is an award denominated in Shares subject to one of more “performance objectives” (as defined in the 2020 Plan) approved by the Administrator for a performance period established by the Administrator while the outcome for that performance period is substantially uncertain and such other terms and conditions as the Administrator may deem appropriate for inclusion in an award agreement. A performance award may be in the form of restricted stock, restricted stock units or other share-based award. Each award agreement evidencing a performance award will contain provisions regarding the number of Shares that may be earned or issued thereunder, and the manner of determining the number Shares actually earned or to be issued thereunder based on the attainment of the pre-established performance objectives.
Payment or settlement of earned performance awards will be made as soon as practicable after the expiration of the applicable performance period. The Administrator, in its sole discretion, may pay earned performance awards in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned performance award at the close of the applicable performance period) or in a combination thereof. The Administrator may provide for the deferral of earned performance awards consistent with Section 409A of the Code. Participants have no voting rights with respect to Shares underlying performance awards until such Shares are issued. The Administrator has discretion to provide participants holding a performance award with dividend equivalents with respect to such award. Dividend equivalents, if any, are subject to the same terms and conditions (including vesting conditions) and shall be settled in the same manner and at the same time as the Shares originally subject to the performance award.
Cash Based Awards.   The Administrator may grant cash-based awards under the 2020 Plan to participants. Cash-based awards will be granted subject to the achievement of certain performance objectives or other vesting criteria. The Administrator will determine the maximum duration of the cash-based awards, the amount of cash to which the cash-based award pertains, the method for determining the amount of the cash that may become payable under the cash-based award, the conditions upon which the cash-based award will become vested or payable, and such other provisions as the Administrator determines. Each cash-based award will specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment with respect to a cash-based award will be made in accordance with the terms of the award and may be made in cash, or, at the Administrator’s discretion, Shares.
Other Stock-Based Awards.   The 2020 Plan also authorizes the grant of awards other than those enumerated in this summary that are denominated in, linked to or derived from Shares or value metrics related to our Shares. The Administrator may allow Directors to elect, or may require Directors, to receive an Other Stock-Based Award in lieu of other cash compensation (including all or a portion of the Directors’ retainers and meeting fees), to which the Directors may otherwise be entitled.
Are awards under the 2020 Plan transferable?
2020 Plan awards generally may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, with limited exceptions in the case of by will or the laws of descent and distribution and/or, in the case of non-qualified stock options or SARs only, as may be provided by the Administrator in its discretion or pursuant to a domestic relations order. Awards may not be transferred to a third party for consideration.
How are tax withholding and payment obligations handled under the 2020 Plan?
Under the terms of the 2020 Plan, prior to the delivery of any Shares or cash pursuant to an award (or exercise, vesting or settlement thereof, as applicable) at such times required by applicable law, Cracker Barrel (or, as applicable, a subsidiary or affiliate) will have the power and the right to deduct or withhold, or require a participant to remit to Cracker Barrel (or, as applicable, a subsidiary or affiliate), an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such award.
Subject to the specified conditions set forth in the 2020 Plan, the Administrator may, in its discretion, permit a participant to satisfy the tax obligations incident to an award by: (i) electing to have Cracker Barrel withhold Shares or other property otherwise deliverable to such participant pursuant to the award and/or (ii) tendering to Cracker Barrel Shares owned by such participant and purchased or held for any specified requisite period of time.
What happens in the event of corporate transactions affecting the Shares?
The Administrator has broad discretion to equitably adjust the provisions of the 2020 Plan and the terms and conditions of existing and future awards in the event of unusual or non-recurring transactions, including an extraordinary dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of Cracker Barrel, issuance of warrants or other rights to purchase Shares or other securities of Cracker Barrel, or other similar corporate transaction or event that affects the Shares. Such adjustments would not be made in connection with payment of our ordinary cash dividend program or with special cash dividends that the Board may declare from time to time and are not connected with any particular transaction or other corporate-level event.
In the event of a “change in control” (as defined in the 2020 Plan), (i) options and SARs will be cancelled and terminated without payment if the fair market value of a Share as of the date of the change in control is equal to or less than the exercise price applicable to such option or SAR, and (ii) any performance awards and cash-based awards will be considered earned and payable at “target” levels of achievement of the applicable performance objectives and such awards will revert to a solely time-based vesting award for the remainder of the performance period, except as otherwise determined by the Administrator.
Unless provided otherwise by the Administrator, in the event of a change in control in which the successor entity assumes an outstanding award, substitutes an equivalent award pursuant to which shares of such successor entity’s common stock may be issued under such outstanding award, or continues an outstanding award (collectively “Assumed”), the original terms of such award will continue in effect following the change in control; provided that if a participant’s service with the successor entity is terminated for any reason within 24 months following the change in control (or other period set forth in the applicable award agreement), options and SARs outstanding as of the date of such termination will immediately vest, become fully exercisable and may thereafter be exercised for 24 months, and the restrictions, limitations and other conditions applicable to restricted stock, restricted stock units and other stock-based awards (including performance awards and cash-based awards that have reverted to time-based awards) outstanding as of the date of termination will lapse at such time. Unless provided otherwise by the Administrator, in the event of a change in control, to the extent awards are not Assumed by the successor entity, then immediately prior to the change in control (i) options and SARs outstanding as of the date of the change in control that are not Assumed shall immediately vest and become fully exercisable for a period of time prior to, and ending on, the effective date of a change in control determined by the Administrator and communicated to the affected participants and (ii) restrictions, limitations and other conditions applicable to restricted stock, restricted stock units and other stock-based awards (including performance awards and cash-based awards that have reverted to time-based awards) shall lapse and such award shall become free of all restrictions, limitations and conditions and become fully vested.
What happens to awards under a 2020 Plan when a participant ceases providing services?
Unless an award agreement or other contractual agreement between a participant and Cracker Barrel provides otherwise, upon the termination of a participant’s service relationship with Cracker Barrel, and upon such other times specified in the award agreement, the unvested portion of an award is forfeited for no consideration. Additionally if a participant’s service relationship is terminated for cause, any outstanding awards held by such participant (whether vested or unvested) shall terminate immediately.
Are awards under the 2020 Plan subject to clawback or other forms of recoupment?
Each participant’s rights, payments, and benefits pursuant to any grant will be subject to mandatory repayment by the participant to Cracker Barrel (i) to the extent set forth in any award agreement, or (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by Cracker Barrel, including policies adopted to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Does the 2020 Plan contain limits on director compensation?
The 2020 Plan provides that the value of all awards awarded under the 2020 Plan and all other cash compensation paid by Cracker Barrel to any non-employee director in any calendar year shall not exceed $750,000. The Board may make exceptions to this limit but only under extraordinary circumstances.
Are awards under the 2020 Plan subject to a minimum vesting period?
The vesting period for awards granted under the 2020 Plan generally must be at least 12 months from the date of grant, subject to certain limited carve outs for substitute awards, Shares delivered in lieu of fully vested cash-based awards, certain awards to non-employee directors, or awards that equal less than 5% of the Share Reserve. The foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any award.
Can the 2020 Plan be amended or terminated?
The Board may at any time amend, alter, suspend or terminate the 2020 Plan; provided that all outstanding awards will remain subject to the terms of the 2020 Plan and the applicable award agreement as in effect immediately prior to such action unless determined otherwise by the Board. Cracker Barrel will obtain shareholder approval of any amendment to the 2020 Plan to the extent necessary and desirable to comply with applicable laws and regulations. No amendment, alteration, suspension or termination of the 2020 Plan or an award may materially and adversely impair the rights of any participant, unless mutually agreed in writing by the participant and Cracker Barrel.
New Plan Benefits
As of the date of this Proxy Statement, no awards have been made under the 2020 Plan that are contingent upon shareholder approval of this proposal. The 2020 Plan does not have set benefits or amounts, and no grants or awards have been made by the Board or the Administrator to date under the 2020 Plan subject to shareholder approval. Because awards under the 2020 Plan are discretionary, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2020 Plan are not presently determinable.
What are the general U.S. federal income tax consequences of the 2020 Plan?
The following is a general summary under current law of the principal U.S. federal income tax consequences related to certain awards under the 2020 Plan. This summary deals with general U.S. federal income tax principles that apply and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors. This summary assumes that all awards granted under the 2020 Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.
Non-Qualified Stock Options.   No income is generally recognized by the participant at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise, and Cracker Barrel is entitled to receive a tax deduction for U.S. federal income tax purposes in the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering Shares.
Incentive Stock Options.   No income is generally recognized by the participant upon the grant or exercise of an ISO (although the alternative minimum tax may apply to the exercise of an ISO). If Shares issued to an participant pursuant to the exercise of an ISO are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such Shares, any amount realized in excess of the exercise price (the amount paid for the Shares) will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) Cracker Barrel will not be entitled to any deduction for federal income tax purposes.
If Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the exercise price thereof, and (ii) Cracker Barrel will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering Shares.
If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above and in the Code, the option is treated as a non-qualified stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of a participant’s employment.
Stock Appreciation Rights.   The grant of a SAR with an exercise price equal to the fair market value of the Shares on the date of grant will not result in taxable income to the participant or Cracker Barrel. Upon exercise, the amount of cash or the fair market value of Shares received will be taxable to the participant as ordinary income, and Cracker Barrel will be allowed a corresponding deduction for U.S. federal income tax purposes. Gains or losses realized by the participant upon disposition of any such Shares will be treated as capital gains and losses, with the basis in such Shares equal to the fair market value of the Shares at the time of exercise.
Restricted Stock.   A participant who has been granted a restricted stock award generally will not recognize taxable income at the time of grant, and Cracker Barrel will not be entitled to a deduction for U.S. federal income tax purposes. Upon the vesting of Shares subject to an award of restricted stock, the holder generally will recognize ordinary income in an amount equal to the then fair market value of those Shares in excess of the amount paid, if any, for such Shares, and Cracker Barrel will be entitled to a corresponding deduction. Gains or losses recognized by the participant upon disposition of such Shares generally will be treated as capital gains and losses, with the basis in such Shares equal to the fair market value of the Shares at the time of vesting.

A participant may elect, pursuant to Section 83(b) of the Code, to have the income recognized and measured at the date of grant of a restricted stock award, and to have the applicable holding period commence as of that date. Participants should consult their own tax advisors regarding the consequences of making any election under Section 83(b) of the Code with respect to an award of restricted stock.
Restricted Stock Units.   A participant who has been granted an award of restricted stock units will not realize taxable income at the time of grant and Cracker Barrel will not be entitled to a U.S. federal income tax deduction at that time. A participant generally will recognize ordinary income in an amount equal to the cash or the then fair market value of the Shares received upon settlement of the restricted stock units when such cash or Shares are made available to, and are transferable by, the participant, and Cracker Barrel generally will be entitled to an income tax deduction at that time. Gains or losses recognized by the participant upon disposition of any Shares received upon settlement of an award of restricted stock units generally will be treated as capital gains and losses, with the basis in such Shares equal to the fair market value of the Shares at the time they were made available to the participant.
Performance Awards.   Payments made under performance awards are taxable as ordinary income at the time the performance objectives are attained (and any other requirements are met) and the Shares or other payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in Shares will recognize ordinary income equal to the fair market value of the Shares received as the performance goals are met and such Shares subsequently are made available to the participant, less any amount paid by the participant for the Shares. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Shares received by the participant in connection with a performance award. Such participant’s tax basis in the Shares generally is its fair market value at the time the Shares become vested and are made available to the participant.
Other Awards.   Cracker Barrel generally will be entitled to a deduction for U.S. federal income tax purposes in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such income at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Section 162(m) of the Code.   Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2020 Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Section 409A of the Code.   Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Participants Responsible for Tax Consequences of Awards.   Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on them as a result of, or in respect of any award, payment or benefit delivered in connection with the 2020 Plan (including any taxes and penalties under Section 409A of the Code), and Cracker Barrel shall not have any obligation to indemnify or otherwise hold any participant harmless from any of such taxes or penalties.
Parachute Payments.   The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to Cracker Barrel, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Not a Qualified Plan.   The 2020 Plan is not intended to be qualified under Section 401(a) of the Code.
Required Vote
Under Tennessee law and Cracker Barrel’s Amended and Restated Bylaws, the 2020 Plan will be adopted, so long as a quorum is present, if the number of votes cast in favor of adoption of the 2020 Plan exceeds the number of votes cast in opposition. Shares abstaining from the voting and Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast with respect to such matter. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CRACKER BARREL OLD COUNTRY STORE, INC. 2020 OMNIBUS INCENTIVE PLAN ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.
Due to the COVID-19 pandemic and public safety concerns, it is not currently expected that representatives from Deloitte & Touche LLP will be available at the Annual Meeting, nor will they be available to address any questions.
If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021 ON THE ENCLOSED WHITE PROXY CARD.
FEES PAID TO AUDITORS
The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2020 and 2019.
Service	Aggregate Fees Billed for FY 2019	Aggregate Fees Billed for FY 2020
Audit Fees(1)	$974,560	$1,065,120
Audit-Related Fees(2)	$256,349	$0
Tax Fees(3)	$0	$340,200
All Other Fees(4)	$2,695	$1,895
Total Fees	$1,233,604	$1,407,215

(1)
Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2020 and 2019; review of our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2020 and 2019; attestation report related to internal control over financial reporting for 2020 and 2019.

(2)
Represents aggregate fees for assisting with due diligence in connection with our investment in Punch Bowl Social in 2019.

(3)
Tax fees consist of professional services for tax compliance, tax advice and tax planning.

(4)
Represents aggregate expenses for licenses to access a financial accounting technical database.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 9 –  10 of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.
The Audit Committee is comprised of four directors, all of whom are independent as determined in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. The Board of Directors has determined that all four members of the Audit Committee satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.
In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:
•
The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

•
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•
The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the independent registered public accounting firm reports, the Company’s audited consolidated balance sheets as of July 31, 2020 and August 2, 2019 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2020, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•
The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chairman of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.
This report has been submitted by the members of the Audit Committee:
Carl T. Berquist, Chairman
Richard J. Dobkin
Norman E. Johnson
Andrea M. Weiss
This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
If you wish to submit a proposal to be included in our proxy statement for our 2021 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 3, 2021. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
In addition, the Company’s bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2021 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting (or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2021 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.
ANNUAL REPORT AND FINANCIAL INFORMATION
A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov, or via the website at www.CrackerBarrelShareholders.com.
OTHER BUSINESS
We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Appendix A
INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES
The following tables set forth the name and business address of our current directors and director nominees (the “Directors and Director Nominees”), and the name, present principal occupation and business address of our executive officers (the “Officers”) who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual Meeting.
Directors and Nominees
The principal occupations of our current Directors and Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1: ELECTION OF DIRECTORS” of this proxy statement. The names of our current Directors and Director Nominees are set forth below, and the business address for all of our current Directors and Director nominees is c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087:
Name
Thomas H. Barr
Carl T. Berquist
Sandra B. Cochran
Meg G. Crofton
Gilbert R. Dávila
Richard J. Dobkin(1)
Norman E. Johnson
William W. McCarten
Coleman H. Peterson
Gisel Ruiz
Andrea M. Weiss

(1)
Mr. Dobkin is not standing for re-election at the Annual Meeting.

Officers
The principal occupations of our Officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
Name	Principal Occupation
Laura A. Daily	Senior Vice President, Retail
Jill M. Golder	Senior Vice President and Chief Financial Officer
Kara S. Jacobs	Vice President, Corporate Controller & Principal Accounting Officer
Jennifer L. Tate	Senior Vice President and Chief Marking Officer
Richard M. Wolfson	Senior Vice President, General Counsel and Corporate Secretary
Jeffrey M. Wilson	Vice President Financial Planning & Analysis, CFO of Emerging Brands Group
P. Douglas Couvillion	Senior Vice President, Sourcing & Supply Chain
Michael T. Hackney	Senior Vice President, Restaurant & Retail Operations

Information Regarding Ownership of Company Securities by Participants
The number of shares of our common stock held by our current Directors and Director Nominees and Officers as of September 18, 2020 is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” section of this proxy statement.
Shares of our common stock owned of record by each of our current Directors and Director Nominees and Officers are beneficially owned by such person.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Shares of Common Stock Purchased or Sold (09/29/18-09/30/20)
Name	Date	Number of Shares	Transaction Description
Sandra B. Cochran	9/19/2019	(6,117)	Disposition — Restricted stock units vested into common stock
	9/19/2019	6,117	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(6,618)	Disposition — Common stock withheld to satisfy tax obligations
	9/19/2019	(9,508)	Disposition — Restricted stock units vested into common stock
	9/19/2019	9,508	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/20/2019	(9,007)	Disposition — Common stock sold for $165.95
	9/25/2019	6,431	Acquisition — Grant of restricted stock units
	9/26/2019	(20,000)	Disposition — Common stock sold for $164.04
	10/24/2019	(3,064)	Disposition — Common stock withheld to satisfy tax obligations
	9/17/2020	(6,496)	Disposition — Restricted stock units vested into common stock
	9/17/2020	6,496	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(13,962)	Disposition — Restricted stock units vested into common stock
	9/17/2020	13,962	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(8,665)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	19,448	Acquisition — Grant of restricted stock units
	9/27/2020	(2,752)	Disposition — Common stock withheld to satisfy tax obligations

Name	Date	Number of Shares	Transaction Description
Jill M. Golder	4/25/2019	731	Disposition — Common stock withheld to satisfy tax obligations
	9/19/2019	(1,429)	Disposition — Restricted stock units vested into common stock
		1,429	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(743)	Disposition — Restricted stock units vested into common stock
	9/19/2019	743	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(529)	Disposition — Common stock withheld to satisfy tax obligations
	9/25/2019	1,203	Acquisition — Grant of restricted stock units
	10/24/2019	(346)	Disposition — Common stock withheld to satisfy tax obligations
	9/17/2020	(976)	Disposition — Restricted stock units vested into common stock
	9/17/2020	976	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(2,478)	Disposition — Restricted stock units vested into common stock
	9/17/2020	2,478	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(1,464)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	3,638	Acquisition — Grant of restricted stock units
	9/27/2020	(414)	Disposition — Common stock withheld to satisfy tax obligations
Laura A. Daily	9/19/2019	(612)	Disposition — Restricted stock units vested into common stock
	9/19/2019	612	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(394)	Disposition — Restricted stock units vested into common stock
	9/19/2019	394	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(427)	Disposition — Common stock withheld to satisfy tax obligations
	9/25/2019	408	Acquisition — Grant of restricted stock units
	10/24/2019	(198)	Disposition — Common stock withheld to satisfy tax obligations
	9/17/2020	(418)	Disposition — Restricted stock units vested into common stock

Name	Date	Number of Shares	Transaction Description
	9/17/2020	418	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(901)	Disposition — Restricted stock units vested into common stock
	9/17/2020	901	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(560)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	1,646	Acquisition — Grant of restricted stock units
	9/27/2020	(178)	Disposition — Common stock withheld to satisfy tax obligations
Michael T. Hackney	2/28/2019	500	Acquisition — Grant of restricted stock award
	2/28/2019	1,000	Acquisition — Grant of restricted stock award
	8/02/2019	522	Acquisition — Common stock awarded upon achievement of performance requirements
	8/02/2019	(128)	Disposition — Common stock withheld to satisfy tax obligations
	9/25/2019	413	Acquisition — Grant of restricted stock units
	5/01/2020	(118)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	1,418	Acquisition — Grant of restricted stock units
Kara S.Jacobs	12/2/2019	1,000	Acquisition — Grant of restricted stock award
Jennifer L. Tate	8/31/2020	3,000	Acquisition — Grant of restricted stock award
	9/23/2020	1,780	Acquisition — Grant of restricted stock units
Richard M.Wolfson	9/19/2019	346	Disposition — Common stock withheld to satisfy tax obligations
	9/19/2019	(817)	Disposition — Restricted stock units vested into common stock
	9/19/2019	817	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/25/2019	794	Acquisition — Grant of restricted stock units
	7/29/2020	(424)	Disposition — Common stock withheld to satisfy tax obligations
	9/17/2020	(1,503)	Disposition — Restricted stock units vested into common stock
	9/17/2020	1,503	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(558)	Disposition — Restricted stock units vested into common stock
	9/17/2020	558	Acquisition — Common stock acquired upon the vesting of restricted stock units

Name	Date	Number of Shares	Transaction Description
	9/17/2020	(874)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	2,403	Acquisition — Grant of restricted stock units
	9/27/2020	(237)	Disposition — Common stock withheld to satisfy tax obligations
Jeffrey M. Wilson	9/25/2019	1,500	Acquisition — Grant of restricted stock units
P. Douglas Couvillion	9/19/2019	(294)	Disposition — Restricted stock units vested into common stock
	9/19/2019	294	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(539)	Disposition — Restricted stock units vested into common stock
	9/19/2019	539	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/19/2019	(204)	Disposition — Common stock withheld to satisfy tax obligations
	9/25/2019	408	Acquisition — Grant of restricted stock units
	10/24/2019	(85)	Disposition — Common stock withheld to satisfy tax obligations
	9/17/2020	(368)	Disposition — Restricted stock units vested into common stock
	9/17/2020	368	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(818)	Disposition — Restricted stock units vested into common stock
	9/17/2020	818	Acquisition — Common stock acquired upon the vesting of restricted stock units
	9/17/2020	(503)	Disposition — Common stock withheld to satisfy tax obligations
	9/23/2020	1,234	Acquisition — Grant of restricted stock units
	9/27/2020	(156)	Disposition — Common stock withheld to satisfy tax obligations
Thomas H. Barr	11/15/2018	641	Acquisition — Award of restricted stock units
	11/21/2019	706	Acquisition — Award of restricted stock units
Carl T. Berquist	1/14/2019	553	Acquisition — Grant of restricted stock units
	11/21/2019	706	Acquisition — Grant of restricted stock units
	3/30/2020	3,000	Acquisition — Common stock purchased for $74.34
Meg G. Crofton	11/15/2018	641	Acquisition — Grant of restricted stock units
	11/21/2019	706	Acquisition — Grant of restricted stock units

Name	Date	Number of Shares	Transaction Description
Gilbert R. Dávila	7/22/2020	376	Acquisition — Grant of restricted stock units
Richard J. Dobkin	11/15/2018	641	Acquisition — Grant of restricted stock units
	11/21/2019	706	Acquisition — Grant of restricted stock units
Norman E. Johnson	11/15/2018	641	Acquisition — Grant of restricted stock units
	11/21/2019	706	Acquisition — Grant of restricted stock units
William W. McCarten	11/15/2018	641	Acquisition — Grant of restricted stock units
	11/21/2019	1,124	Acquisition — Grant of restricted stock units
Coleman H. Peterson	11/15/2018	641	Acquisition — Grant of restricted stock units
	11/21/2019	706	Acquisition — Grant of restricted stock units
Gisel Ruiz	9/17/2020	163	Acquisition — Grant of restricted stock units
Andrea M. Weiss	11/15/2018	641	Acquisition — Grant of restricted stock units
	12/20/2018	(2,200)	Disposition — Gift to charitable organization
	11/21/2019	706	Acquisition — Grant of restricted stock units

Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or this proxy statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.
Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX B
CRACKER BARREL OLD COUNTRY STORE, INC.
2020 OMNIBUS INCENTIVE PLAN
Section 1.   Purpose.
This plan shall be known as the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) providing incentives that align the interests of such persons with those of the shareholders of the Company; and (iii) promoting the success of the Company’s business.
Section 2.   Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
2.1   “Administrator” has the meaning set forth in Section 3.2 of the Plan.
2.2   “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, except as otherwise specified by the Board.
2.3   “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.
2.4   “Award” means the grant of any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock-Based Award, Cash-Based Award or other award under the Plan.
2.5   “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.
2.6   “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
2.7   “Board” means the Board of Directors of the Company.
2.8   “Business Combination” means a reorganization, merger, consolidation, amalgamation, statutory share exchange, cash tender or exchange offer, or similar form of corporate transaction involving the Company or any of its Subsidiaries.
2.9   “Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
2.10   “Cause” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, matters which, in the judgment of the Committee, constitute any one or more of the following: (i) the Participant’s material personal dishonesty or willful misconduct in connection, in either case, with any material aspect of their duties to the Company; (ii) the Participant’s material breach of a fiduciary duty; (iii) the Participant’s conviction for, or pleading guilty or no contest to, any crime involving moral turpitude or any felony; or (iv) the Participant’s willful or intentional misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company.

2.11   “Change in Control” means, unless otherwise provided by the Administrator, in an applicable Award Agreement or otherwise, or by a written agreement or written policy in force between the Participant and the Company, the first of the following events to occur after the Effective Date:
(a)   During any twenty-four (24) month period, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the Directors of the Company, then still in office, who were either Directors on the Effective Date or whose election or nomination for election was previously so approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination), excluding any new Directors if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest as described in Rule 14a-12(c) of the Exchange Act with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, cease for any reason to constitute a majority of the Board (or the board of directors of a Successor) then in office;
(b)   Any Person or Group, other than a Permitted Holder, is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities.
(c)   The consummation of a Business Combination, unless immediately following such Business Combination, more than 50% of the total voting power of the Successor is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; or
(d)   The sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control (e.g. upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a Change in Control of the Company).
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.
2.12   “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.13   “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of directors as is designated by the Board to administer the Plan in accordance with Section 3 hereof. The Committee shall consist of at least one (1) Director (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose).

2.14   “Company Voting Securities” means the Company’s outstanding securities from time to time that are eligible to vote for the election of the Board.
2.15   “Consultant” means any natural person that provides bona fide services to the Company, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.
2.16   “Director” means a member of the Board.
2.17   “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Administrator.
2.18   “Dividend Equivalents” means a right granted to a Participant in under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
2.19   “Effective Date” has the meaning set forth in Section 15.1.
2.20   “Employee” means a current employee of the Company, a Subsidiary, or an Affiliate.
2.21   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22   “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise.
2.23   “Fair Market Value” means, with respect to Shares as of any date, (i) the closing sales price of the Shares on the Stock Exchange on which the Shares are listed, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Administrator determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Administrator in a manner that complies with Section 409A. The determination of Fair Market Value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.24   “Good Reason” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, (i) a material reduction in Participant’s title, authority, reporting status or responsibilities, which is not cured within ten (10) days after written notice thereof to the Company or its Affiliates (or their successor), (ii) any reduction in Participant’s annual base salary or bonus opportunity as in effect immediately prior to a Change in Control; or (iii) the relocation of the office at which Participant is to perform the majority of Participant’s duties following a Change in Control to a location more than fifty (50) miles from the office at which Participant worked immediately prior to the Change in Control.
2.25   “Group” means “group” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
2.26   “Incentive Stock Option” means an option to purchase Shares from the Company that is intended to meet the requirements of Section 422 of the Code.
2.27   “Non-Employee Director” means a Director who is not an Employee.
2.28   “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is not intended to be an Incentive Stock Option.
2.29   “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.30   “Other Stock-Based Award” means any Award granted under Section 9.
2.31   “Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.
2.32   “Performance Award” means any Award granted under Section 8.
2.33   “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Awards. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Administrator may in its discretion modify such Performance Objectives or the acceptable levels of achievement, in whole or in part, as the Administrator deems appropriate and equitable. A non-exhaustive list of the potential Performance Objectives that may be used for Awards under this Plan includes the following (which may be based by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies): revenue; net income (or loss) per share; pre-tax profits; net earnings (or loss); net income (or loss); operating income or loss (before or after taxes); cash flow; cash flow per share (before or after dividends); free cash flow; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); total shareholder return relative to assets; total shareholder return relative to peers; customer satisfaction; growth in number of locations, same store sales, customer traffic; employee satisfaction; employee turnover, employee diversity, specified objective social goals, gross margin; revenue growth; stock price; market share; sales; earnings (or loss) per share; return on equity; cost reductions; economic value added; product revenue growth; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; comparisons with various stock market indices; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; research and development achievements; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, brand positioning goals, business expansion goals and recruiting and maintaining personnel.
2.34   “Permitted Holder” means (i) the Company and its Subsidiaries, (ii) an employee benefit plan (or trust forming a part thereof) maintained by the Company or any of its Subsidiaries, and (iii) any underwriter temporarily holding securities pursuant to an offering of such securities.
2.35   “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
2.36   “Prior Plan” means the Company’s 2010 Omnibus Stock and Incentive Plan.
2.37   “Restricted Stock” means any Share issued subject to certain vesting conditions and other restrictions.

2.38   “Restricted Stock Unit” or “RSU” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.39   “Retirement” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the Company retirement plan or policy applicable to such Participant, or, if a Participant is not covered by any such plan or policy, the Participant’s voluntary termination of employment on or after such Participant’s 60th birthday.
2.40   “SEC” means the Securities and Exchange Commission or any successor thereto.
2.41   “Section 409A” means Section 409A of the Code and the regulations promulgated thereunder.
2.42   “Service Relationship” means any relationship as a full-time Employee, part-time Employee, Director or other key person (including a Consultant) of the Company, an Affiliate, or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time Employee to part-time Employee or to Director).
2.43   “Shares” means shares of the Company’s common stock, $0.01 par value per share.
2.44   “Stock Appreciation Right” or “SAR” means a right that entitles the holder to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the Exercise Price specified in the Award Agreement.
2.45   “Stock Exchange” means any stock exchange, national market system or other consolidated stock price reporting system on which prices for the Shares are quoted at any applicable time.
2.46   “Subsidiary” means any Person (other than the Company) of which a majority of the voting power of its equity securities or equity interests is owned directly or indirectly by the Company.
2.47   “Successor” means the Person resulting from a Business Combination, or if applicable, the ultimate parent business entity that directly or indirectly has beneficial ownership of all of the voting securities eligible to elect directors of such Person resulting from a Business Combination.
2.48   “Substitute Awards” means Awards granted pursuant to Section 12.3 solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
2.49   “Terminated” or “Termination” means that the Participant has for any reason ceased to maintain a continuous Service Relationship. A Participant will not be deemed to have ceased to maintain a Service Relationship while the Participant is on a bona fide leave of absence approved by the Company in writing. The Administrator will have sole discretion to determine whether a Participant has Terminated and the effective date on which the Participant ceased to provide services (the “Termination Date”).
Section 3.   Eligibility and Administration.
3.1   Eligibility.   The persons eligible to receive Awards are the Employees, Consultants and Directors as designated by the Administrator. Only Employees may be granted Incentive Stock Options.
3.2   Administration.   The Plan will be administered by (A) the Board or (B) in the Board’s sole discretion, a Committee, which Committee will be constituted to satisfy Applicable Laws (such administrator, the “Administrator”). The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Administrator may also from time to time authorize a subcommittee consisting of one or more members of the Board or executive officers of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 of the Exchange Act) or Directors, subject to such restrictions and limitations as the Administrator may specify and to the requirements of Applicable Law.
3.3   Authority of Administrator.   Subject to the terms of the Plan, Applicable Law, and, in the case of a Committee or other person delegated authority under the Plan, subject to the specific duties delegated by the Board, the Administrator shall have full power and authority in its discretion to administer, construe and interpret the Plan, to make rules, and changes in such rules, for carrying out the Plan, and to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).
3.4   Delegation.   The Administrator may delegate the administration of the Plan to one or more officers or employees of the Company, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (i) to grant Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 3.2), or (ii) to take any action inconsistent with the Plan or Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. The Board hereby delegates the authority for ministerial administration of the Plan and Awards made under the Plan to the Company.
3.5   No Liability.   The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants and their beneficiaries or successors. No member of the Board or any Committee, nor any employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Board and any Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.
Section 4.   Shares Available for Awards.
4.1   Shares Available.   Subject to Section 12.1 and the provisions of this Section 4, the number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be the sum of (i) 1,033,441, the number of Shares that were available for issuance as of September 24, 2020 (the “Cutoff Date”) pursuant to the Prior Plan, plus (ii) the number of Shares that become available for issuance pursuant to the terms of the Prior Plan following the Cutoff Date and prior to the Effective Date, minus (iii) the number of Shares that are subject to awards granted pursuant to the Prior Plan after the Cutoff Date and prior to the Effective Date. 1,033,441 Shares shall be available for grant as Incentive Stock Options. After the Effective Date, no further Shares will be made subject to awards under the Prior Plan.
4.2   Effect of Awards on Share Reserve.   The grant of any Award (other than a Cash-Based Award) shall reduce the Share Reserve by one Share for each such Share subject to the Award; provided, that any Award that an eligible individual purchases at Fair Market Value (including Awards that an eligible individual elects to receive in lieu of cash compensation that is, or otherwise will become, due), whether or not the Shares are delivered immediately or on a deferred basis, shall not reduce the Share Reserve.
4.3   Shares Returning to the Share Reserve.   If (i) any Award is surrendered or forfeited, any Award is settled for cash (in whole or in part), or any Award expires unexercised, or (ii) after the Effective Date, any award under the Prior Plan is surrendered or forfeited, expires unexercised, or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, surrender, expiration or cash settlement, be added to the Share Reserve. Notwithstanding anything to the contrary contained herein, the following Shares shall be added to the Share Reserve: (I) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option (or an option granted under the Prior Plan), or to satisfy any tax withholding obligation with respect to an Award (or an award granted under the Prior Plan), and (II) Shares subject to a stock appreciation right (or a similar right granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof.
4.4   Actions that Do Not Reduce the Share Reserve.   To the extent permitted by applicable Stock Exchange rules, Dividend Equivalents paid or credited with respect to any Award shall not be applied against the number of Shares available under the Share Reserve, whether or not such Dividend Equivalents are denominated or settled in Shares. In addition, Shares subject to Substitute Awards granted by the Company pursuant to Section 12.3 shall not reduce the number of Shares that may be issued under the Share Reserve, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
4.5   Sources of Shares Deliverable Under Awards.   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
4.6   Minimum Vesting Period.   Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested Cash-Based Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Administrator may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Share Reserve (as adjusted under Section 12.1); and, provided further, for the avoidance of doubt, that the foregoing provision does not restrict the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.
4.7   Non-Employee Director Limits.   Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards and cash fees paid by the Company to such Non-Employee Director, shall not exceed seven hundred fifty thousand dollars ($750,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5.   Stock Options and Stock Appreciation Rights.
5.1   Award of Options.   The Administrator may grant to an eligible individual an Award of an Option, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the number of Shares subject to the Option. Any Option not expressly identified as an Incentive Stock Option, or any such designated Option that fails to qualify as an Incentive Stock Option for any reason, shall be treated as a Nonqualified Stock Option. Incentive Stock Options shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. The aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000) (or such other limit provided by the Code).
5.2   Award of SARs.   The Administrator may grant to an eligible individual an Award of SARs, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Shares or a combination of cash and Shares.
5.3   Vesting Conditions.   The Administrator at the time of grant shall specify in the Award Agreement the date or dates on which the vesting requirements shall have been met and any other conditions that must be satisfied prior to an Option or SAR becoming vested and exercisable, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.
5.4   Exercise Price.   The Administrator shall establish the Exercise Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing and except as permitted or required by Section 12.1, the Administrator shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price thereof, (ii) cancel such Options or SARs in exchange for cash or a grant of either substitute Options or SARs with a lower Exercise Price than the cancelled Award, or any other Award, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Stock Exchange, in each case without the approval of the Company’s shareholders.
5.5   Term.   Each Option and SAR, and all rights and obligations related thereto, shall expire on the date and under the circumstances determined by the Administrator and specified in the Award Agreement, which date shall not exceed 10 years from the date such Award is granted.
5.6   Exercise.
(a)   Subject to Section 5.5, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement or thereafter. No Option or SAR shall be exercisable unless the Participant has (i) delivered an executed copy of the applicable Award Agreement to the Company or (ii) has otherwise agreed to be bound by the terms of the Award Agreement by such means as may be approved by the Administrator. Options and SARs may be exercised with respect to whole Shares only. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate Applicable Laws.
(b)   The Administrator may, in its sole discretion and to the extent permitted by Applicable Law, accept payment of all or a portion of the Exercise Price of an Option through any one or a combination of the following forms or methods: (i) in cash or cash equivalents, (ii) other Shares (A) having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price for the Shares being purchased and (B) having been held by the Participant for such period of time, if any, as may be required to avoid unfavorable tax or financial reporting treatment, (iii) through the withholding of Shares (valued at their Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with Applicable Laws, (iv) if there is a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Administrator and Applicable Laws, through delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased, and (v) by such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(c)   An Option or SAR shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of such Award by the person entitled to exercise such Award and, in the case of an Option, full payment of the Exercise Price for the Shares for the portion of the Option being exercised has been made. The Administrator may provide in any Award Agreement for the automatic exercise of an Option or SAR upon such terms and conditions as may be established by the Administrator. The transfer of the Shares to be purchased pursuant to the exercise of an Option to the Participant on the records of the Company or of the transfer agent will be contingent upon receipt by the Company from the Participant of the full Exercise Price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or Applicable Laws (including the satisfaction of withholding taxes). In the event a Participant chooses to pay the Exercise Price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of attested Shares.
(d)   Except as otherwise provided by the Administrator, in an applicable Award Agreement or otherwise, or in a written agreement or written policy in force between the Participant and the Company, the vested and exercisable portion of an Option or SAR shall expire upon the effective date of a Participant’s Termination.
Section 6.   Restricted Stock.
6.1   Award of Restricted Stock.   The Administrator may grant to an eligible individual an Award of Restricted Stock, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Award Agreement evidencing Restricted Stock shall set forth (i) the number of Shares subject to such Award or a formula for determining such, and (ii) the purchase price of the Shares (if any) which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance, and the means of payment for the Shares, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Administrator, which may include continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, (iv) restrictions on the transferability of the Restricted Stock, and (v) such further terms and conditions as may be determined from time to time by the Administrator, in each case not inconsistent with this Plan. .
6.2   Shareholder Rights.   Except as otherwise provided in an applicable Award Agreement, a Participant holding Shares of Restricted Stock will be entitled to (i) all voting rights with respect to such Shares, (ii) subject to Section 14.5, all dividends paid (whether in cash or additional Shares) with respect to such Shares, and (iii) all other rights of a holder of unrestricted Shares with respect to such Shares.
6.3   Restrictive Legend.   At the time the Administrator grants an Award of Restricted Stock, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan and the Award Agreement, and shall bear such a legend setting forth the restrictions imposed thereon as the Administrator, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Administrator may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Restricted Stock by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Stock in accordance with this Section 6.3 shall not affect the rights of Participants as owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
Section 7.   Restricted Stock Units.
7.1   Award of Restricted Stock Units.   The Administrator may grant to an eligible individual an Award of Restricted Stock Units, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Award Agreement evidencing Restricted Stock Units shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) such terms and conditions on the grant, issuance, settlement, vesting and/or forfeiture of the Restricted Stock Units as may be determined from time to time by the Administrator, which may include continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, (iii) restrictions on the transferability of the Restricted Stock Units or Shares issued thereunder, and (iv) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.
7.2   Settlement.   The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. The Administrator, in its sole discretion, may provide for the settlement of vested Restricted Stock Units in cash, Shares, or a combination of both.
7.3   Voting Rights, Dividend Equivalents and Distributions.
(a)   Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(b)   Unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time, a Participant receiving a Restricted Stock Unit Award shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents shall be paid by crediting the Participant, as of the date of payment of such cash dividends on Shares, with cash equal to the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant to which Dividend Equivalents apply; provided, that such cash Dividend Equivalents shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time as, and only to the extent of, the settlement of the Restricted Stock Units originally subject to the applicable Award.
(c)   An Award Agreement may provide for Dividend Equivalents to be credited and paid in additional Restricted Stock Units. The number of additional Restricted Stock Units to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant to which Dividend Equivalents apply, by (ii) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the applicable Award.
(d)   Settlement of Dividend Equivalents shall be made in cash, unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time. In the event of a dividend or distribution paid in Shares or other property, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be subject to the same vesting conditions as are applicable to the underlying Award.
Section 8.   Share-Based Performance Awards.
8.1   Award of Performance Awards.   The Administrator may grant to an eligible individual a Performance Award, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Performance Awards granted pursuant to this Section 8 will be denominated in Shares, and may be in the form of Restricted Stock, Restricted Stock Units or other Share-based Award. Each Award Agreement evidencing a Performance Award shall contain provisions regarding the number of Shares that may be earned or issued thereunder, and the manner of determining the number of Shares actually earned or to be issued thereunder based on the attainment of Performance Objectives approved by the Administrator for a performance period established by the Administrator while the outcome for that performance period is substantially uncertain.
8.2   Payment of Performance Awards.   After the applicable performance period has ended, the holder of the Performance Award will be entitled to receive the number of Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding Performance Objectives or other vesting provisions have been achieved. After the grant of a Performance Award, the Administrator may reduce or waive any Performance Objectives or other vesting provisions for such Performance Award. Payment or settlement of earned Performance Awards will be made as soon as practicable after the expiration of the applicable performance Period. The Administrator, in its sole discretion, may pay earned Performance Awards in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period) or in a combination thereof. The Administrator may provide for the deferral of earned Performance Awards consistent with Section 409A.
8.3   Voting Rights, Dividend Equivalents and Distributions.
(a)   Participants shall have no voting rights with respect to Shares represented by Performance Awards until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(b)   Unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time, a Participant receiving a Performance Award shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Shares having a record date prior to the date on which the Performance Award held by such Participant are settled or forfeited. Such Dividend Equivalents shall be paid by crediting the Participant, as of the date of payment of such cash dividends on Shares, with cash equal to the amount of cash dividends paid on such date with respect to the maximum number of Shares represented by the Performance Award previously granted to the Participant to which Dividend Equivalents apply; provided, that such cash Dividend Equivalents shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time, and only to the extent of, the settlement of the Shares originally subject to the applicable Award.
(c)   An Award Agreement may provide for Dividend Equivalents to be credited and paid in the right to receive additional Shares pursuant to the applicable Performance Award. The number of additional Shares to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Award previously credited to the Participant to which Dividend Equivalents apply, by (ii) the Fair Market Value per Share on such date. Such rights to additional Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time as, and only to the extent of, the settlement of the Shares originally subject to the applicable Award.

(d)   Settlement of Dividend Equivalents shall be made in cash, unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time. In the event of a dividend or distribution paid in Shares or other property, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
Section 9.   Other Stock-Based Awards.
The Administrator shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that (i) is not an Award described elsewhere in the Plan and (ii) is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including unrestricted Shares, as deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Administrator shall determine the terms and conditions of any such Other Stock-Based Award, including the vesting requirements applicable thereto. The Administrator may allow Directors to elect, or may require Directors, to receive an Other Stock-Based Award in lieu of other cash compensation (including all or a portion of the Directors’ retainers and meeting fees), to which the Directors may otherwise be entitled. The Administrator may provide that settlement of an Other-Stock Based Award will occur upon or as soon as reasonably practicable after the Award vests or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. The Administrator, in its sole discretion, may provide for the settlement of an Other-Stock Based Award in cash, Shares, or a combination of both. The term applicable to any Other Stock-Based Awards whose value is determined by reference to the appreciation of a Share above a certain price, as distinguished from the full value of the Share itself, shall not exceed ten (10) years.
Section 10.   Cash-Based Awards.
The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Participant to a payment in cash upon the attainment of specified Performance Objectives or other vesting criteria. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the method for determining the amount of the cash that may become payable under the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash. Notwithstanding the forgoing, the Administrator shall have discretion to settle Cash-Based Awards in Shares.
Section 11.   Conditions upon Issuance of Shares.
11.1   Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws.
11.2   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
11.3   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Section 12.   Adjustments, Change in Control and Other Transactions.
12.1   Adjustments.   In the event that a corporate transaction, including an extraordinary cash dividend or other distribution (excluding ordinary or otherwise recurring cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar transaction or event, affects the Shares, then the Administrator shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) either: (a) adjust any or all of (i) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (iii) the Exercise Price with respect to any Award under the Plan; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the holder of an outstanding Award.
12.2   Change in Control.
(a)   General.   In the event of a Change in Control, (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the Exercise Price applicable to such Option or Stock Appreciation Right, and (ii) except as otherwise provided by the Administrator in an Award Agreement or otherwise, any Performance Awards and Cash-Based Awards shall thereupon be considered to be earned and payable at “target” levels of achievement of the applicable Performance Objectives, and such Award shall revert to a solely time-based vesting Award for the remainder of the performance period subject to this Section 12.2.
(b)   Assumptions.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or by any other written agreement between the Participant and the Company, in the event of a Change in Control in which the Successor assumes an outstanding Award, substitutes an equivalent award pursuant to which shares of such Successor’s common stock may be issued under such outstanding Award, or continues an outstanding Award (any such effect, “Assumed”), the original terms of such Award shall continue in effect, as adjusted pursuant to Section 12.1(a) or (b), following the Change in Control; provided, that if the Participant’s employment with such Successor (or applicable affiliate thereof) Terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement or such other applicable written agreement, including prior thereto if applicable) and under the circumstances specified in any Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such Termination will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the Award Agreement), and (ii) the restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards (including Performance Awards and Cash-Based Awards that have reverted to time-based Awards pursuant to Section 12.2(a)) outstanding as of the date of such Termination shall lapse and the Shares subject to such Award or the Award shall become free of all restrictions, limitations and conditions and become fully vested and payable (subject to any applicable deferral elections).
(c)   Awards not Assumed.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or by any other written agreement between the Participant and the Company, in the event of a Change in Control, to the extent Awards are not Assumed by the Successor, then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not Assumed shall immediately vest and become fully exercisable for a period of time prior to, and ending on, the effective date of a Change in Control determined by the Administrator and communicated in writing or electronically to the affected Participants, (ii) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards (including

Performance Awards and Cash-Based Awards that have reverted to time-based Awards pursuant to Section 12.2(a)) shall lapse and such Award shall become free of all restrictions, limitations and conditions and become fully vested.
(d)   In taking any of the actions permitted under this Section 12.2, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
12.3   Substitute Awards.   The Company may substitute or assume outstanding awards granted by another company acquired by the Company or with which the Company combines, by either: (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Exercise Price and the number and nature of Shares issuable upon exercise or settlement of any such Option or Stock Appreciation Rights will be adjusted appropriately pursuant to Section 424(a) and/or Section 409A). In the event the Company elects to grant a new Option or Stock Appreciation Right in substitution rather than assuming an existing award, such new Option or Stock Appreciation Right may be granted with a similarly adjusted Exercise Price. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.
Section 13.   Amendment and Termination.
13.1   Amendment to the Plan.   The Board may at any time amend, alter, suspend or terminate the Plan; provided that all outstanding Awards shall remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such action unless determined otherwise by the Board. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
13.2   Rights of Participants.   No amendment, alteration, suspension or termination of the Plan or an Award may materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.
Section 14.   General Provisions.
14.1   Termination for Cause.   Unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between a Participant and the Company, if a Participant is Terminated for Cause, any outstanding Awards held by such Participant (whether vested or unvested) shall terminate immediately upon the Termination Date. For purposes hereof, the Administrator’s determination of the reason for Termination shall be conclusive and binding on the Participant and his or her representatives and legatees.
14.2   Forfeiture.   Unless an Award Agreement or other written agreement between a Participant and the Company provides otherwise, upon a Participant’s Termination, and upon such other times specified in the Award Agreement, the unvested portion of an Award shall be forfeited to the Company for no consideration.

14.3   Recoupment of Awards.   Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (A) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any Applicable Laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws, including the Sarbanes-Oxley Act of 2002. No recoupment of compensation described in this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with a Participant.
14.4   Limited Transferability of Awards.   No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or, in the case of Non-Qualified Stock Options or Stock Appreciation Rights only, as may be provided by the Administrator in its discretion at any time, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless (i) the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement and (ii) the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Administrator may deem necessary or appropriate to establish the validity of the transfer. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Administrator, an Option or Stock Appreciation Right may be transferred pursuant to a domestic relations order.
14.5   Dividends and Dividend Equivalents.   Except pursuant to Section 12.1, Dividends and Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights, but in the sole discretion of the Administrator and taking into account any provisions with respect thereto set forth elsewhere in the Plan, any other Award may provide the Participant with dividend rights or Dividend Equivalents, payable in cash, Shares, other securities or other property. All dividend rights or Dividend Equivalents which are not paid currently may, at the Administrator’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of Dividend Equivalents credited in connection with Restricted Stock Units or Performance Awards, be credited as additional Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. No Award under this Plan may provide for the payment of dividends or Dividend Equivalent Rights unless, and only to the extent that, the underlying Award becomes fully vested.
14.6   Compliance with Section 409A.   No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A unless the Administrator, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A, the Administrator may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A. In the event that it is reasonably determined by the Board or Administrator that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1∕2 month period” as defined therein.

14.7   No Rights to Awards.   No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
14.8   Share Certificates.   All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any applicable Stock Exchange rule, and any other Applicable Law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.9   Withholding.
(a)   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise, vesting or settlement thereof, as applicable), the Company (or, as applicable, a Subsidiary or Affiliate) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or, as applicable, a Subsidiary or Affiliate), an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise, vesting or settlement thereof, as applicable).
(b)   Without limiting the generality of the foregoing, the Administrator may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (ii) tendering to the Company Shares owned by such Participant and purchased or held for the requisite period of time, in each case (A) using such withholding rates and subject to such other conditions as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, and (B) based on the Fair Market Value of the Shares as determined by the Administrator. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.
14.10   No Obligation to Notify or Minimize Taxes; No Liability to Claims.   Except as required by Applicable Laws, the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any of such taxes or penalties. As a condition to accepting an Award under the Plan, each Participant agrees to not make any claim against the Company, or any of its officers, Employers, Directors, Subsidiaries, and Affiliates related to tax liabilities arising from such Award or other Company compensation.
14.11   Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Administrator or, except to the extent prohibited under Applicable Laws, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of

Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. The provisions of each Award Agreement (whether applicable to the same Award type or different Award types) need not be consistent with respect to each Participant.
14.12   No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
14.13   No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
14.14   No Rights as Shareholder.   Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.
14.15   Data Privacy.   As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
14.16   Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee giving effect to conflicts of laws principles.
14.17   Severability.   If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
14.18   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
14.19   Fractional Shares.   Unless otherwise determined by the Administrator, no fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
14.20   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.
14.21   Changes in Status & Leaves of Absence.   The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A.
14.22   No Effect on Retirement and Other Benefit Plans.   The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary or Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary or Affiliate’s employee benefit plans. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.
14.23   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time, and compliance with Applicable Law.
14.24   Electronic Communication.   The Administrator may, in its sole discretion, decide to deliver any documents related to Awards and all other documents that the Company is required to deliver to security holders by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). As a condition to participating in the Plan, Participants agree to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.25   Beneficiaries.   Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then, after a Participant’s death, any vested Award(s) shall be transferred or distributed to the Participant’s estate.
14.26   Addenda.   The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.
14.27   Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 15.   Term of the Plan.
15.1   Effective Date.   The Plan was adopted by the Board on September 24, 2020, and shall be effective on the date that it is approved by the Company’s shareholders (such approval date, the “Effective Date”).
15.2   Expiration Date.   Awards may not be granted under the Plan after the tenth (10th) anniversary of the Effective Date; provided, however that all outstanding Awards shall remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such expiration.

1212 Avenue of the Americas
New York, New York 10036
Banks and Brokers Call Collect: (212) 297-0720
All Others Call Toll Free: (877) 629-6357
Email: info@okapipartners.com

CRACKER BARREL OLD COUNTRY STORE, INC.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sandra B. Cochran, William W. McCarten, and Richard M. Wolfson, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the "Company") to be held at 305 Hartmann Drive, Lebanon, TN, 37087 on Thursday, November 19, 2020 at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The shares will be voted in accordance with your instructions.

THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR ALL BOARD OF DIRECTORS NOMINEES IN THE ELECTION OF DIRECTORS; TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT THAT ACCOMPANIES THIS NOTICE; TO APPROVE THE CRACKER BARREL OLD COUNTRY STORE, INC. 2020 OMNIBUS INCENTIVE PLAN; TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Changes/Comments: ____________________

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(If you noted any address Changes/Comments above, please mark the corresponding box on the reverse side.)

Please sign and date this Proxy.

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